PROSPECTUS SUPPLEMENT (To the Prospectus dated February 21, 2023)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-269889

CBRE Global Real Estate Income Fund

23,378,100 Common Shares

Issuable Upon the Exercise of
Subscription Rights to Acquire Common Shares

CBRE Global Real Estate Income Fund, a Delaware statutory trust (the “Trust,” “we,” “us” or “our”), is issuing transferable subscription rights (the “Rights”) to our common shareholders (the “Common Shareholders”) as of the close of business on March 9, 2023 (the “Record Date”) to purchase additional common shares, par value $0.001 per share (“Common Share(s)”), of the Trust.

The Trust is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Trust’s primary investment objective is high current income. The Trust’s secondary investment objective is capital appreciation. The Trust’s investment adviser is CBRE Investment Management Listed Real Assets LLC (the “Advisor”).

The Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “IGR.” Common Shareholders of record as of the close of business on the Record Date (“Record Date Shareholders”) will receive one transferable Right for each Common Share held. The Rights entitle the holders to purchase one new Common Share for every five Rights held (1 for 5) (the “Primary Subscription”). Record Date Shareholders who fully exercise their Rights will be entitled to over-subscribe for additional Common Shares covered by any unexercised Rights in the Primary Subscription (“Primary Over-Subscription Shares”) and any Secondary Over-Subscription Shares (as defined below and, together with the Primary Over-Subscription Shares, the “Over-Subscription Shares”), subject to certain limitations and subject to allotment. The Trust, subject to approval by the Board of Trustees of the Trust (the “Board”), may increase the number of Common Shares available for subscription by up to 25%, or up to an additional 5,844,525 Common Shares, for an aggregate total of 29,222,625 shares. See below under “Primary and Secondary Over-Subscription Privileges.” The Rights will be listed for trading on the NYSE under the symbol “IGR RT” during the course of the Rights offering.

The Rights may be exercised at any time after issuance and prior to expiration of the Rights (the “Subscription Period”), which will be 5:00 p.m., Eastern time, on April 6, 2023 (the “Expiration Date”), unless otherwise extended. The subscription price per Common Share (the “Subscription Price”) will be determined based upon a formula equal to 95% of the average of the last reported sales price of a Common Share on the NYSE on the Expiration Date, as such date may be extended from time to time, and each of the four (4) immediately preceding trading days (the “Formula Price”). Rights holders will not know the Subscription Price at the time of exercise and, if participating in the Rights offering, will be required initially to pay for both the Common Shares subscribed for pursuant to the Primary Subscription and, if eligible, any requested Over-Subscription Shares at the estimated Subscription Price of $6.38 per Common Share.

On February 21, 2023, the last reported net asset value per share of the Common Shares was $6.80 and the last reported sales price per share of Common Shares on the NYSE was $6.52. Shares of closed-end funds often trade at a discount to net asset value per share.

An investment in the Trust is not appropriate for all investors. We cannot assure you that the Trust’s investment objectives will be achieved. You should read this Prospectus Supplement and the accompanying Prospectus and Statement of Additional Information (“SAI”) before deciding whether to invest in the Common Shares and retain it for future reference. The Prospectus Supplement and the accompanying Prospectus and SAI contain important information about the Trust. Material that has been incorporated by reference, including the Trust’s audited annual financial statements, and other information about the Trust can be obtained from the Trust by calling toll-free 1-877-711-4272, writing to the Trust at 201 King of Prussia Road, Suite 600, Radnor, PA 19087, accessing the Trust’s website at https://www.cbreim.com/igr or from the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov). For additional information all holders of Rights should contact the Information Agent, Georgeson LLC, toll-free at 866-216-0462.

Investing in Common Shares through Rights involves certain risks that are described in the “Special Characteristics and Risks of the Rights Offering” section of this Prospectus Supplement.

COMMON SHAREHOLDERS WHO DO NOT FULLY EXERCISE THEIR RIGHTS MAY, AT THE COMPLETION OF THE OFFERING, OWN A SMALLER PROPORTIONAL INTEREST IN THE TRUST THAN IF THEY EXERCISED THEIR RIGHTS. AS A RESULT OF THE OFFERING, YOU MAY EXPERIENCE DILUTION OF THE AGGREGATE NET ASSET VALUE OF YOUR COMMON SHARES DEPENDING UPON WHETHER THE TRUST’S NET ASSET VALUE PER SHARE OF COMMON SHARES IS ABOVE OR BELOW THE SUBSCRIPTION PRICE ON THE EXPIRATION DATE. ALL COSTS OF THE OFFERING WILL BE BORNE BY THE TRUST, AND INDIRECTLY BY CURRENT SHAREHOLDERS WHETHER THEY EXERCISE THEIR RIGHTS OR NOT. RIGHTS EXERCISED BY A SHAREHOLDER ARE IRREVOCABLE.

ANY COMMON SHARES ISSUED AS A RESULT OF THE RIGHTS OFFERING WILL NOT BE RECORD DATE SHARES FOR ANY MONTHLY DISTRIBUTION TO BE PAID BY THE TRUST IN FEBRUARY OR MARCH 2023 AND WILL NOT BE ENTITLED TO RECEIVE SUCH DISTRIBUTION.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total(3)
Estimated Subscription Price of Common Shares to holders exercising Rights(1)	$6.38	$149,152,300
Underwriting discounts and commissions	$—	$—
Estimated proceeds, before expenses, to the Trust(2)	$6.38	$149,152,300

____________

(1)      The estimated Subscription Price to the public is based upon 95% of the average of the last reported sales price of the Trust’s Common Shares on the NYSE on February 21, 2023, and the four (4) immediately preceding trading days.

(2)      Before deduction of expenses related to the Rights offering, which are estimated approximately at $1,641,600. This estimate includes a fee to be paid to Chatsworth Securities LLC, the Rights offering advisor (the “Rights Offering Advisor”), equal to 0.75% of the gross proceeds of the offering. Any offering expenses are paid indirectly by shareholders. Such fees and expenses will immediately reduce the net asset value per share of each Common Share purchased by an investor in the Rights offering. The indirect expenses of the offering that shareholders will pay are estimated to be $1,641,600 in the aggregate and $0.01 per share. The amount of proceeds to the Trust net of any fees and expenses of the offering are estimated to be $147,510,700 in the aggregate and $6.31 per share. Shareholders will not directly bear any offering expenses.

(3)      Assumes all Rights are exercised at the estimated Subscription Price. All of the offered Rights may not be exercised.

The Common Shares are expected to be ready for delivery in book-entry form through the Depository Trust Company on or about April 14, 2023, unless the offering is extended.

The date of this Prospectus Supplement is February 27, 2023.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus and SAI. The Trust has not authorized anyone to provide you with different information. The Trust is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus and SAI is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus and SAI, respectively. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and SAI, as well as other documents incorporated by reference into the Prospectus and this Prospectus Supplement, contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Forward-looking statements are based upon certain assumptions. Projections, forecasts and estimates are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any such forward-looking statements will not materialize or will vary significantly from actual results. Actual results may vary from any forward-looking statements and the variations may be material.

Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC. Consequently, the inclusion of any forward-looking statements herein should not be regarded as a representation by the Trust or any of its affiliates or any other person or entity of the results that will actually be achieved by the Trust.

Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of the accompanying Prospectus and SAI, and “Special Characteristics and Risks of the Rights Offering” in this Prospectus Supplement. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus, or in the SAI, are made as of the date of this Prospectus Supplement or the accompanying Prospectus or SAI, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933.

Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Risks and Special Considerations” section of the accompanying Prospectus as well as in the “Special Characteristics and Risks of the Rights Offering” section of this Prospectus Supplement. We urge you to review carefully those sections for a more detailed discussion of the risks of an investment in the Common Shares.

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SUMMARY OF THE TERMS OF THE RIGHTS OFFERING

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Trust’s Common Shares. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and SAI, each dated February 21, 2023.

Terms of the Rights Offering

One transferable subscription Right will be issued for each Common Share, par value $0.001 per share, of the Trust held at the close of business on the Record Date. Rights are expected to trade on the NYSE under the symbol “IGR RT.” The Rights will allow Common Shareholders to subscribe for new shares of Common Shares of the Trust. Five Rights will be required to purchase one Common Share. Shares of the Trust, as a closed-end fund, can trade at a discount to net asset value. Upon exercise of the Rights, Common Shares of the Trust are expected to be issued at a price below net asset value per Common Share. 116,590,494 Common Shares of the Trust are outstanding as of February 21, 2023. If all Rights in the Primary Subscription are exercised, 23,378,100 Common Shares of the Trust will be issued. See below under “Description of the Rights Offering — Terms of the Rights Offering.”

Record Date Shareholders who fully exercise all Rights initially issued to them are entitled to buy those Common Shares that were not purchased by other Rights holders at the same Subscription Price, subject to the right of the Board to eliminate the over-subscription privilege. These are referred to as “Primary Over-Subscription Shares.” Further, if the number of Common Shares requested by Record Date Shareholders exceeds the amount of Common Shares available in the Primary Subscription, the Trust may, subject to the approval of the Board, determine to issue additional Common Shares in an amount of up to 25% of the number of Common Shares issued pursuant to the Primary Subscription. This amounts to up to an additional 5,844,525 Common Shares, for an aggregate total of 29,222,625 shares. These additional Common Shares are referred to as the “Secondary Over-Subscription Shares.” Should the Trust determine to issue any Secondary Over-Subscription Shares, such Secondary Over-Subscription Shares will be allocated only among Record Date Shareholders who submitted requests for Over-Subscription Shares on their Subscription Certificate. Over-Subscription Shares will be allocated pro rata among those fully exercising Record Date Shareholders who over-subscribe based on the number of Rights originally issued to them by the Trust.

The Trust declared a regular monthly distribution payable on February 28, 2023 and anticipates declaring a regular monthly distribution payable on March 31, 2023, with respective record dates of February 21, 2023 and March 20, 2023. Such distributions will not be payable with respect to Shares that are issued pursuant to the Rights offer as such issuance will occur after the distribution record dates.

The exercise of rights by a shareholder is irrevocable.

Purpose of the Rights Offering

The Board, based on the recommendations and presentations of the Advisor and others, has determined that it is in best interests of the Trust and its Common Shareholders to conduct the Rights offering, thereby increasing the assets of the Trust available for investment. In making this determination, the Board considered a number of factors, including potential benefits and costs. In particular, the Board considered the Advisor’s opinion that the Rights offering would better enable the Trust to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Trust’s primary investment objective to seek high current income with a secondary objective of capital appreciation.

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Use of Proceeds

The Trust estimates the net proceeds of the Rights offering to be approximately $147,510,700. This figure is based on the estimated Subscription Price per Common Share of $6.38 (95% of the average of the last reported sales price of the Trust’s Common Shares on the NYSE on February 21, 2023, and the four (4) immediately preceding trading days) and assumes all new Common Shares offered are sold and that the expenses related to the Rights offering estimated at approximately $1,641,600 are paid.

The Advisor anticipates that investment of the proceeds will be made in accordance with the Trust’s investment objectives and policies as appropriate investment opportunities are identified. In certain limited circumstances, the Trust may also opt to use the net proceeds from any sale to repay borrowings or notes, close-out reverse repurchase agreements or unwind derivatives transactions.

The Trust anticipates that the net proceeds will be invested shortly following completion of the offering and in any event expects the time period to be less than three months. To the extent a portion of the net proceeds from this Rights offering are used to repay borrowings or notes, close-out reverse repurchase agreements or unwind derivatives transactions, the Trust anticipates that such use of the proceeds will be effected as soon as practicable after completion of the offering. See “Use of Proceeds.”

Title	Subscription Rights to Acquire Common Shares
Subscription Price

The Subscription Price will be determined based upon the Formula Price, which is equal to 95% of the average of the last reported sales price per share of the Trust’s Common Shares on the NYSE on the Expiration Date and each of the four preceding trading days. See below under “Description of the Rights Offering — Terms of the Rights Offering.”

Subscription Period

The Rights may be exercised at any time during the Subscription Period, which ends at 5:00 p.m., Eastern time, on the Expiration Date of April 6, 2023, unless otherwise extended. See below under “Description of the Rights Offering — Terms of the Rights Offering” and “Description of the Rights Offering — Method of Exercise of Rights.” The Rights offering may be terminated or extended by the Trust at any time for any reason before the Expiration Date. If the Trust terminates the Rights offering, the Trust will issue a press release announcing such termination and will direct the Subscription Agent (defined below) to return, without interest, all subscription proceeds received to such shareholders who had elected to purchase Common Shares.

Offering Expenses	The expenses of the Rights offering are expected to be approximately $1,641,600 and will be borne by the Trust (and indirectly by Common Shareholders). See “Use of Proceeds.”
Methods for Exercising Rights

Rights may be exercised by completing and signing the Subscription Certificate that accompanies this Prospectus Supplement and mailing it in the envelope provided, or otherwise delivering the completed and signed Subscription Certificate to the Subscription Agent, together with payment in full for the Common Shares at the estimated Subscription Price, by the Expiration Date.

Rights may also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, to guarantee delivery of payment and of a properly completed and executed Subscription Certificate. A fee may be charged for this service by your broker, banker, or other nominee.

The deadline for exercising Rights is generally 5:00 p.m., Eastern time, but your broker, trustee, or other nominee may impose its own deadline, which may be earlier. For purposes of this Prospectus Supplement, a “Business Day” shall mean any day on which trading is conducted on the NYSE.

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Transferability and Sale of Rights

The Rights are transferable until the completion of the Subscription Period and will be admitted for trading on the NYSE under the symbol “IGR RT.” Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE is expected to begin two Business Days prior to the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date.

The value of the Rights, if any, will be reflected by their market price on the NYSE. Rights may be sold by individual holders through their broker or financial advisor or may be submitted to the Subscription Agent for sale. Any Rights submitted to the Subscription Agent for sale must be received by the Subscription Agent prior to 5:00 p.m., Eastern time, on or before March 30, 2023, five Business Days prior to the Expiration Date (or, if the Subscription Period is extended, prior to 5:00 p.m., Eastern time, on the fifth Business Day prior to the extended Expiration Date).

Rights that are sold by a Record Date Shareholder on the secondary market will not confer any right to acquire additional Common Shares in any over-subscription, and any Record Date Shareholders who sells any Rights will not be eligible to exercise any over-subscription privilege.

Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date Shareholders and thereafter will be conducted on a regular-way basis until and including the last NYSE trading day prior to the completion of the Subscription Period. The Common Shares are expected to begin trading ex-Rights one Business Day prior to the Record Date.

If the Subscription Agent receives Rights for sale in a timely manner, the Subscription Agent will use its best efforts to sell the Rights on the NYSE. The Subscription Agent will also attempt to sell any Rights attributable to shareholders of record whose addresses are outside the United States, or who have an APO or FPO address. See below under “Description of the Rights Offering — Foreign Restrictions.”

Any commissions will be paid by the selling Rights holders. Neither the Trust nor the Subscription Agent will be responsible if Rights cannot be sold and neither has guaranteed any minimum sales price for the Rights. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses (i.e., costs incidental to the sale of Rights).

Shareholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial advisor or the financial press.

Banks, broker-dealers and trust companies that hold Common Shares for the accounts of others are advised to notify those persons who purchase Rights in the secondary market that such persons will not be eligible to exercise any over-subscription privilege. See below under “Description of the Rights Offering — Terms of the Rights Offering” and “Description of the Rights Offering — Sales by Subscription Agent.”

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Primary and Secondary Over-Subscription Privilege

Holders of Common Shares as of the close of business on the Record Date who fully exercise all Rights initially issued to them are entitled to buy Primary Over-Subscription Shares. If enough Primary Over-Subscription Shares are available, all such requests will be honored in full. If the requests for Primary Over-Subscription Shares exceed the Primary Over-Subscription Shares available, the available Primary Over-Subscription Shares will be allocated pro rata among those fully exercising Record Date Shareholders who over-subscribe based on the number of Rights originally issued to them by the Trust. Common Shares acquired pursuant to the primary over-subscription privilege are subject to allotment. Rights acquired in the secondary market may not participate in the primary over-subscription privilege.

Further, if the number of Common Shares requested by Record Date Shareholders exceeds the amount of Common Shares available in the Primary Subscription, the Trust may, subject to the approval of the Board, elect to issue up to an additional 25% of the amount of Common Shares offered in the Primary Subscription through a secondary over-subscription. The Secondary Over-Subscription Shares will be allocated only among Record Date Shareholders who requested Over-Subscription Shares as part of the Primary Subscription. To the extent a sufficient amount of Common Shares are not available to fulfill all over-subscription requests, shares will be allocated pro rata among those Record Date Shareholders who over-subscribe based on the number of Rights originally issued to them by the Trust. Like Primary Over-Subscription Shares, Secondary Over-Subscription Shares are subject to allotment. Rights acquired in the secondary market may not participate in the secondary over-subscription privilege.

Notwithstanding the above, the Board has the right in its absolute discretion to eliminate over-subscription privilege if it considers it to be in the best interest of the Trust to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date. See below under “Description of the Rights Offering — Primary and Secondary Over-Subscription Privilege.”

Common Shareholders who choose not to exercise their full rights to purchase additional Common Shares will permit Common Shareholders who exercise the over-subscription privilege to purchase additional Common Shares at a discount to net asset value without furnishing additional rights or providing any compensation to the non-participating Common Shareholders for the dilution of their ownership percentage or voting rights.

Any Common Shares issued pursuant to the over-subscription privilege will be shares registered under the Prospectus.

Important Dates	Event	Date
	Record Date	March 9, 2023
	Subscription Period	March 9, 2023 through April 6, 2023†
	Final Date Rights Will Trade	April 5, 2023
	Expiration Date*	April 6, 2023†
	Payment for Guaranteed Delivery Due*	April 6, 2023†
	Issuance Date	April 14, 2023†
	Confirmation Sent to Exercising Rights Holders	April 18, 2023†

__________

*        A shareholder exercising Rights must deliver to the Subscription Agent by 5:00 p.m., Eastern time, on April 6, 2023 (unless the offering is extended) either (a) a Subscription Certificate and payment for Common Shares or (b) a notice of guaranteed delivery and payment for Common Shares.

†        Unless the offer is extended.

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Subscription Agent	Computershare Trust Company, N.A. and Computershare Inc. See below under “Description of the Rights Offering — Subscription Agent.”
Information Agent	Georgeson LLC. See below under “Description of the Rights Offering — Information Agent.”

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DESCRIPTION OF THE RIGHTS OFFERING

Terms of the Rights Offering

The Trust is issuing to Record Date Shareholders Rights to subscribe for additional Common Shares of the Trust. Each Record Date Shareholder is being issued one transferable Right for each Common Share owned at the close of business on the Record Date. The Rights entitle the holder to acquire, at the Subscription Price (determined based upon a formula equal to 95% of the average of the last reported sales price of the Trust’s Common Shares on the NYSE on the Expiration Date and each of the four preceding trading days), one new Common Share for every five Rights held. The estimated Subscription Price of $6.38 is based upon 95% of the average of the last reported sales price of the Trust’s Common Shares on the NYSE on February 21, 2023, and the four (4) immediately preceding trading days. Fractional shares will not be issued upon the exercise of the Rights. Accordingly, Common Shares may be purchased only pursuant to the exercise of Rights in integral multiples of five. The number of Rights to be issued to a Record Date Shareholder will be rounded up to the nearest number of Rights evenly divisible by five. In the case of Common Shares held of record by Cede & Co. (“Cede”), as nominee for the Depository Trust Company (“DTC”), or any other depository or nominee, the number of Rights issued to Cede or such other depository or nominee will be adjusted to permit rounding up (to the nearest number of Rights evenly divisible by five) of the Rights to be received by beneficial owners for whom it is the holder of record only if Cede or such other depository or nominee provides to the Trust written representation of the number of Rights required for such rounding. Rights may be exercised at any time during the Subscription Period (which commences on March 9, 2023, and ends at 5:00 p.m., Eastern time, on April 6, 2023, unless otherwise extended). Common Shares of the Trust, as a closed-end fund, can trade at a discount to net asset value. Upon exercise of the Rights, Common Shares are expected to be issued at a price below net asset value per share. Rights will expire on the Expiration Date and thereafter may not be exercised. The Trust declared a regular monthly distribution payable on February 28, 2023 and anticipates declaring a regular monthly distribution payable on March 31, 2023, with respective record dates of February 21, 2023 and March 20, 2023. Such distributions will not be payable with respect to Shares that are issued pursuant to the Rights offer as such issuance will occur after the distribution record dates.

Rights may be evidenced by Subscription Certificates or may be uncertificated and evidenced by other appropriate documentation (i.e., a rights card distributed to registered shareholders in lieu of a Subscription Certificate). The number of Rights issued to each holder will be stated on the Subscription Certificate delivered to the holder. The method by which Rights may be exercised and Common Shares paid for is set forth below in “Description of the Rights Offering — Method of Exercise of Rights” and “Description of the Rights Offering — Payment for Shares.” A holder of Rights will have no right to rescind a purchase after the Subscription Agent has received payment. See below under “Description of the Rights Offering — Payment for Shares” below. Common Shares issued pursuant to an exercise of Rights will be listed on the NYSE.

Holders of Rights who are Record Date Shareholders are entitled to over-subscribe for additional Common Shares at the same Subscription Price pursuant to the primary over-subscription privilege, subject to certain limitations, allotment and the right of the Board to eliminate the primary over-subscription privilege.

In addition, if the number of Common Shares requested by Record Date Shareholders exceeds the amount of Common Shares available in the Primary Subscription, the Trust may, subject to the approval of the Board, elect to issue additional Common Shares in an amount of up to 25% of the number of Common Shares issued as part of the Primary Subscription. Should the Trust determine to issue some or all of the Secondary Over-Subscription Shares, they will be allocated only among Record Date Shareholders who requested Over-Subscription Shares on their Subscription Certificate. Secondary Over-Subscription Shares will be allocated pro rata among those fully exercising Record Date Shareholders who over-subscribe based on the number of Rights originally issued to them by the Trust.

The entitlement to subscribe for any Over-Subscription Shares is available only to those Record Date Shareholders who fully exercise all Rights initially issued to them and only on the basis of their Record Date holdings. See below under “Description of the Rights Offering — Primary and Secondary Over-Subscription Privileges” below.

For purposes of determining the maximum number of Common Shares that may be acquired pursuant to the Rights offering, broker-dealers, trust companies, banks or others whose shares are held of record by Cede or by any other depository or nominee will be deemed to be the holders of the Rights that are held by Cede or such other depository or nominee on their behalf.

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The Rights are transferable until the completion of the Subscription Period and will be admitted for trading on the NYSE under the symbol “IGR RT.” Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels and also sold through the Subscription Agent. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE is expected to begin two Business Days prior to the Record Date and may be conducted until the close of trading on April 5, 2023, the last trading day prior to the Expiration Date. Trading of the Rights on the NYSE is expected to be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date Shareholders and thereafter is expected to be conducted on a regular way basis until and including the last NYSE trading day prior to the Expiration Date. The method by which Rights may be transferred is set forth below under “Description of the Rights Offering — Method of Transferring Rights.” The Common Shares are expected to begin trading ex-Rights one Business Day prior to the Record Date as determined and announced by the NYSE. The Rights offering may be terminated or extended by the Trust at any time for any reason before the Expiration Date. If the Trust terminates the Rights offering, the Trust will issue a press release announcing such termination and will direct the Subscription Agent to return, without interest, all subscription proceeds received to such shareholders who had elected to purchase Common Shares.

Nominees who hold the Trust’s Common Shares for the account of others, such as banks, broker-dealers, trustees or depositories for securities, should notify the respective beneficial owners of such Common Shares as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Subscription Certificate and submit it to the Subscription Agent with proper payment. In addition, beneficial owners of the Common Shares or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with such beneficial owner’s instructions.

Participants in the Trust’s Dividend Reinvestment Plan (the “Plan”) will be issued Rights in respect of the Common Shares held in their accounts in the Plan. Participants wishing to exercise these Rights must exercise the Rights in accordance with the procedures set forth in “Description of the Rights Offering — Method of Exercise of Rights” and “Description of the Rights Offering — Payment for Shares.”

Purpose of the Offer

The Board, based on the recommendations and presentations of the Advisor and others, has determined that it is in best interests of the Trust and its Common Shareholders to conduct the Rights offering, thereby increasing the assets of the Trust available for investment. In making this determination, the Board considered a number of factors, including potential benefits and costs. In particular, the Board considered the Advisor’s opinion that the Rights offering would better enable the Trust to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Trust’s primary investment objective to seek high current income with a secondary objective of capital appreciation.

In making its determination that the Rights offering would result in a net benefit to existing Common Shareholders of the Trust, the Board considered various factors throughout the course of a series of meetings, including at a meeting held on February 27, 2023. The factors considered by the Board included: (i) the size (including number of Rights needed to purchase one Common Share and size of the Rights offering in relation to the number of Common Shares outstanding), subscription price, pricing (including the pricing formula and reasons for selecting the formula) and structure of the Rights offering, including the possible negative effect of the Rights offering on the market price of Common Shares, (ii) the Rights offering, if it is well-subscribed, could increase the liquidity of the Common Shares on the NYSE, where the Trust’s Common Shares are traded and could increase the number of Common Shareholders over the long term, thus increasing the level of market interest and visibility of the Trust; (iii) the opportunity the Rights offering represents for current Common Shareholders to buy Common Shares at a discount to NAV or market price, or, in many cases, both; (iv) the Advisor’s opinion that raising additional capital would allow the Trust to better capitalize on attractive investment opportunities without having to sell existing positions and that the new investments should be able to help sustain the Trust’s current distribution rate over the longer term; (v) the size of the current discount to NAV and the potential impact of the Rights offering on the market price and discount to NAV; (vi) the total costs of the Rights offering to the Trust, including the extent of dilution for: (a) participating Common Shareholders, (b) non-participating Common Shareholders, and (c) holders of fractional Common Shares; (vii) whether a market will exist for the Rights; (viii) and the increase in Trust assets as a result of the Rights offering should lower the Trust’s expenses as a proportion of net assets because the Trust’s fixed costs would be spread over a larger asset base. There can be no assurance that by increasing the size of the Trust, the Trust’s expense ratio will

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be lowered beyond the amount and period of the Advisor’s contractual commitment. However, increasing the Trust’s assets results in a benefit to the Advisor because the management fee paid by the Trust to the Advisor increases as the Trust’s net assets increase.

The Rights offering seeks to provide an opportunity to existing Common Shareholders to purchase Common Shares at a discount to market price. The distribution to Common Shareholders of transferable Rights, which may themselves have intrinsic value, also will afford non-participating Record Date Shareholders, the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the Rights offering. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be.

Although the Trust has no present intention to do so, the Trust may, in the future and in its discretion, choose to make additional rights offerings from time to time for a number of Common Shares and on terms which may or may not be similar to the Rights offering. Any such future rights offering will be made in accordance with the 1940 Act, and will result in an immediate dilution of NAV for all Common Shareholders if the subscription price for such offering is less than the NAV.

Conditions of the Rights Offering

The Rights offering is being made in accordance with the 1940 Act without shareholder approval. The staff of the SEC has interpreted the 1940 Act as not requiring shareholder approval of a transferable rights offering to purchase common shares at a price below the then-current net asset value so long as certain conditions are met, including: (i) a good faith determination by a fund’s board of trustees that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

Important Dates to Remember

Please note that the dates in the table below may change if the Rights offering is extended.

Event	Date
Record Date	March 9, 2023
Subscription Period	March 9, 2023 through April 6, 2023†
Final Date Rights Will Trade	April 5, 2023
Expiration Date*	April 6, 2023†
Payment for Guaranteed Delivery Due*	April 6, 2023†
Issuance Date	April 14, 2023†
Confirmation Sent to Exercising Rights Holders	April 18, 2023†

____________

*        A shareholder exercising Rights must deliver to the Subscription Agent by 5:00 p.m., Eastern time, on April 6, 2023 (unless the offering is extended) either (a) a Subscription Certificate and payment for Common Shares or (b) a notice of guaranteed delivery and payment for Common Shares.

†        Unless the offer is extended.

Primary and Secondary Over-Subscription Privilege

Record Date Shareholders who fully exercise their Rights are entitled to subscribe for additional Common Shares at the same Subscription Price pursuant to the primary and secondary over-subscription privilege, subject to certain limitations and subject to allotment. The Board has the right in its absolute discretion to eliminate the over-subscription privilege if it considers it to be in the best interest of the Trust to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date. If the over-subscription privilege is exercised, it will operate as set forth below.

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Record Date Shareholders who fully exercise all Rights initially issued to them are entitled to buy those Common Shares, referred to as Primary Over-Subscription Shares, that were not purchased by other holders of Rights at the same Subscription Price. If enough Primary Over-Subscription Shares are available, all such requests will be honored in full. Common Shares acquired pursuant to the primary over-subscription privilege are subject to allotment.

If the number of Common Shares requested by Record Date Shareholders exceeds the amount of Common Shares available in the Primary Subscription, the Trust may, subject to the approval of the Board, elect to issue Secondary Over-Subscription Shares in an amount of up to 25% of the number of Common Shares issued pursuant to the Primary Subscription. Should the Trust determine to issue some or all of the Secondary Over-Subscription Shares, they will be allocated only among Record Date Shareholders who requested Over-Subscription Shares on their Subscription Certificate. Common Shares acquired pursuant to the secondary over-subscription privilege are subject to allotment.

Record Date Shareholders who are fully exercising their Rights during the Subscription Period should indicate on the Subscription Certificate that they submit with respect to the exercise of the Rights issued to them, how many Common Shares they are willing to acquire pursuant to any primary over-subscription privilege and secondary over-subscription privilege. Rights acquired in the secondary market may not participate in any primary over-subscription privilege or secondary over-subscription privilege.

To the extent sufficient Common Shares are not available to fulfill all over-subscription requests, the Over-Subscription Shares will be allocated pro rata among those Record Date Shareholders who over-subscribe based on the number of Rights issued to them by the Trust. The allocation process may involve a series of allocations in order to assure that the total number of Common Shares available for over-subscriptions is distributed on a pro rata basis.

The formula to be used in allocating the Over-Subscription Shares is as follows:

Shareholder’s Record Date Position	X	Over-Subscription Shares Remaining
Total Record Date Position of All Over-Subscribers

Banks, broker-dealers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised during the Subscription Period and the number of Common Shares subscribed for pursuant to the over-subscription privilege by such beneficial owner and that such beneficial owner’s subscription was exercised in full. Nominee holder over-subscription forms and beneficial owner certification forms will be distributed to banks, broker-dealers, trustees and other nominee holders of Rights with the Subscription Certificates. Nominees should also notify holders purchasing Rights in the secondary market that such Rights may not participate in the over-subscription privilege.

Common Shareholders who choose not to exercise their full rights to purchase additional Common Shares will permit Common Shareholders who exercise the over-subscription privilege to purchase additional Common Shares at a discount to net asset value without furnishing additional rights or providing any compensation to the non-participating Common Shareholders for the dilution of their ownership percentage or voting rights.

The Trust will not otherwise offer or sell any Common Shares that are not subscribed for pursuant to the Primary Subscription or over-subscription privileges pursuant to the Rights offering.

Sales by Subscription Agent

Holders of Rights who are unable or do not wish to exercise any or all of their Rights may instruct the Subscription Agent to sell any unexercised Rights. The Subscription Certificates representing the Rights to be sold by the Subscription Agent must be received prior to 5:00 p.m., Eastern time, on March 30, 2023, five Business Days prior to the Expiration Date (or, if the Subscription Period is extended, prior to 5:00 p.m., Eastern time, on the fifth Business Day prior to the extended Expiration Date). Upon the timely receipt of the appropriate instructions to sell Rights, the Subscription Agent will use its best efforts to complete the sale and will remit the proceeds of sale, net of any commissions, to the holders. The Subscription Agent will also attempt to sell any Rights attributable to shareholders of record whose addresses are outside the United States, or who have an APO or FPO address. The selling Rights holder will pay all brokerage commissions incurred by the Subscription Agent. These sales may

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be effected by the Subscription Agent. The Subscription Agent will automatically attempt to sell any unexercised Rights that remain unclaimed as a result of Subscription Certificates being returned by the postal authorities as undeliverable as of the fifth Business Day prior to the Expiration Date. There can be no assurance that the Subscription Agent will be able to complete the sale of any of these Rights and neither the Trust nor the Subscription Agent has guaranteed any minimum sales price for the Rights. All of these Rights will be sold at the market price, if any, through an exchange or market trading the Rights. If the Rights can be sold, sales of the Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses.

Sale of Rights

The Rights are transferable and will be listed for trading on the NYSE under the symbol “IGR RT.” Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE is expected to begin two Business Days prior to the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date.

The value of the Rights, if any, will be reflected by the market price. Rights may be sold by individual holders or may be submitted to the Subscription Agent for sale. Any Rights submitted to the Subscription Agent for sale must be received by the Subscription Agent prior to 5:00 p.m., Eastern time, on March 30, 2023, five Business Days prior to the Expiration Date (or, if the Subscription Period is extended, prior to 5:00 p.m., Eastern time, on the fifth Business Day prior to the extended Expiration Date).

Rights that are sold will not confer any right to acquire any Common Shares in any primary or secondary over-subscription privilege, if any, and any Record Date Shareholder who sells any Rights will not be eligible to participate in any primary or secondary over-subscription privilege.

Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date Shareholders and thereafter will be conducted on a regular-way basis until and including April 5, 2023 the last NYSE trading day prior to the Expiration Date. The Common Shares are expected to begin trading ex-Rights one Business Day prior to the Record Date.

Shareholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial advisor or the financial press.

Method of Transferring Rights

The Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register the portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing the transferred Rights). In this event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Rights holder or, if the Rights holder so instructs, to an additional transferee.

Holders wishing to transfer all or a portion of their Rights (but not fractional Rights) should promptly transfer such Rights to ensure that: (i) the transfer instructions will be received and processed by the Subscription Agent, (ii) a new Subscription Certificate will be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the holder with respect to retained Rights, if any, and (iii) the Rights evidenced by the new Subscription Certificates may be exercised or sold by the recipients thereof prior to the Expiration Date. Neither the Trust nor the Subscription Agent shall have any liability to a transferee or holder of Rights if Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.

Except for the fees charged by the Subscription Agent (which will be paid by the Trust as described below), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale, transfer or exercise of Rights will be for the account of the holder of the Rights, and none of these commissions, fees or expenses will be borne by the Trust or the Subscription Agent.

The Trust anticipates that the Rights will be eligible for transfer, and that the exercise of the Rights may be effected, through the facilities of DTC.

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Rights Offering Advisor

The Trust has employed the Rights Offering Advisor to advise on various aspects of the Rights offering, including, among other things, the terms and conditions, timing, marketing, and negotiating contracts with third parties. For its services, the Trust has agreed to pay the Rights Offering Advisor a fee equal to 0.75% of the gross proceeds of the Offering.

Subscription Agent

The Subscription Agent is Computershare Trust Company, N.A. and Computershare Inc. The Subscription Agent will receive from the Trust an amount estimated to be $60,000, comprised of the fee for its services and the reimbursement for certain expenses related to the Rights offering. The shareholders of the Trust will indirectly pay such amount.

Information Agent

The Information Agent is Georgeson LLC. Inquiries by all holders of Rights should be directed to: the Information Agent, Georgeson LLC, toll-free at 866-216-0462. Holders may also consult their banks, brokers or nominees.

Method of Exercise of Rights

Rights may be exercised by completing and signing the enclosed Subscription Certificate and mailing it in the envelope provided, or otherwise delivering the completed and signed Subscription Certificate to the Subscription Agent, together with payment for the Common Shares as described below under “Description of the Rights Offering — Payment for Shares.” Rights may also be exercised through the broker of a holder of Rights, who may charge the holder of Rights a servicing fee in connection with such exercise.

Completed Subscription Certificates and payment must be received by the Subscription Agent prior to 5:00 p.m., Eastern time, on the Expiration Date. Your broker, bank, trust company or other intermediary may impose a deadline for exercising Rights earlier than 5:00 p.m., Eastern time, on the Expiration Date. The Subscription Certificate and payment should be delivered to the Subscription Agent at the following address:

If By Mail:

Computershare

c/o Voluntary Corporate Actions

P.O. Box 43011

Providence, RI 02940-3011

If By Overnight Courier:

Computershare

c/o Voluntary Corporate Actions

150 Royall Street, Suite V

Canton, MA 02021

If By Notice of Guaranteed Delivery: canoticeofguarantee@computershare.com

Contact your broker-dealer, trust company, bank or other nominee to notify the Trust of your intent to exercise, sell or transfer the Rights.

Payment for Shares

Holders of Rights who acquire Common Shares in the Rights offering may choose between the following methods of payment:

(1)    A holder of Rights can send the Subscription Certificate, together with payment in the form of a check (which must include the name of the shareholder on the check) for the Common Shares subscribed for in the Rights offering and, if eligible, any additional Common Shares subscribed for pursuant to any over-subscription privilege, to the Subscription Agent based on the estimated Subscription Price.

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To be accepted, the payment, together with the executed Subscription Certificate, must be received by the Subscription Agent at one of the addresses noted above prior to 5:00 p.m., Eastern time, on the Expiration Date. The Subscription Agent will deposit all share purchase checks received by it prior to the final due date into a segregated account pending proration and distribution of Common Shares. The Subscription Agent will not accept cash as a means of payment for Common Shares.

(2)    Alternatively, a subscription will be accepted by the Subscription Agent if, prior to 5:00 p.m., Eastern time, on the Expiration Date, the Subscription Agent has received a written notice of guaranteed delivery by mail or email from a bank, trust company, or a NYSE member, guaranteeing delivery of a properly completed and executed Subscription Certificate. In order for the notice of guarantee to be valid, full payment for the Common Shares at the estimated Subscription Price must be received with the notice. The Subscription Agent will not honor a notice of guaranteed delivery unless a properly completed and executed Subscription Certificate is received by the Subscription Agent by the close of business on the second Business Day after the Expiration Date. The notice of guaranteed delivery must be either emailed to the Subscription Agent at canoticeofguarantee@computershare.com or delivered to the Subscription Agent at one of the addresses noted above.

A PAYMENT PURSUANT TO THIS METHOD MUST BE IN UNITED STATES DOLLARS BY CHECK (WHICH MUST INCLUDE THE NAME OF THE SHAREHOLDER ON THE CHECK) DRAWN ON A BANK LOCATED IN THE CONTINENTAL UNITED STATES, MUST BE PAYABLE TO CBRE GLOBAL REAL ESTATE INCOME FUND AND MUST ACCOMPANY AN EXECUTED SUBSCRIPTION CERTIFICATE TO BE ACCEPTED.

If a holder of Rights who acquires Common Shares pursuant to the Rights offering does not make payment of all amounts due, the Trust reserves the right to take any or all of the following actions: (i) find other purchasers for such subscribed-for and unpaid-for Common Shares; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Common Shares which could be acquired by such holder upon exercise of the Rights or any over-subscription privilege; (iii) sell all or a portion of the Common Shares purchased by the holder in the open market and apply the proceeds to the amounts owed; and (iv) exercise any and all other rights or remedies to which it may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed Common Shares and to enforce the relevant guarantee of payment.

As indicated in the Important Dates tables above, a confirmation will be sent by the Subscription Agent to each holder of Rights (or, if the Common Shares are held by Cede or any other depository or nominee, to Cede or such other depository or nominee). This confirmation will show (i) the number of Common Shares acquired pursuant to the Primary Subscription, (ii) the number of Over-Subscription Shares, if any, acquired pursuant to any over-subscription privilege, and (iii) the per share and total purchase price for the Common Shares. Issuance and delivery of the Common Shares purchased are subject to collection of checks. Any additional payment required from a Record Date Shareholder for the difference between the Estimated Subscription Price and the actual Subscription Price will be reflected in an invoice to such shareholder. Any excess payment to be refunded by the Trust to a Record Date Shareholder will be sent to such Record Date Shareholder as promptly as possible. Any excess payment to be refunded by the Trust to a holder of Rights, or to be paid to a holder of Rights as a result of sales of Rights on its behalf by the Subscription Agent, will be mailed by the Subscription Agent to the holder within ten Business Days after the Expiration Date.

A holder of Rights will have no right to rescind a purchase after the Subscription Agent has received payment either by means of a notice of guaranteed delivery or a check, which must include the name of the shareholder on the check.

Upon acceptance of a subscription, all funds received by the Subscription Agent shall be held by the Subscription Agent as agent for the Trust and deposited in one or more bank accounts. Such funds may be invested by the Subscription Agent in: bank accounts, short term certificates of deposit, bank repurchase agreements, and disbursement accounts with commercial banks meeting certain standards. The Subscription Agent may receive interest, dividends or other earnings in connection with such deposits or investments.

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Holders, such as broker-dealers, trustees or depositories for securities, who hold Common Shares for the account of others, should notify the respective beneficial owners of the Common Shares as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of the Rights should complete Subscription Certificates and submit them to the Subscription Agent with the proper payment. In addition, beneficial owners of Common Shares or Rights held through such a holder should contact the holder and request that the holder effect transactions in accordance with the beneficial owner’s instructions. Banks, broker-dealers, trustees and other nominee holders that hold Common Shares of the Trust for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights may not participate in any over-subscription privilege offered.

THE INSTRUCTIONS ACCOMPANYING THE SUBSCRIPTION CERTIFICATES SHOULD BE READ CAREFULLY AND FOLLOWED IN DETAIL. DO NOT SEND SUBSCRIPTION CERTIFICATES TO THE TRUST.

THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE ESTIMATED SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT THE CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF A CERTIFIED OR CASHIER’S CHECK, WHICH MUST INCLUDE THE NAME OF THE SHAREHOLDER ON THE CHECK.

All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Trust, whose determinations will be final and binding. The Trust in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Trust determines in its sole discretion. Neither the Trust nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

Foreign Restrictions

Subscription Certificates will only be mailed to Record Date Shareholders whose addresses are within the United States (other than an APO or FPO address). Because the Rights offering will not be registered in any jurisdiction other than the United States, shareholders of record in any jurisdiction outside of the United States should contact the Subscription Agent for assistance in facilitating the sale of the Rights issued to Record Date Shareholders outside the United States. The Subscription Agent will attempt to sell all of the Rights issued to shareholders of record outside of these jurisdictions and remit the net proceeds, if any, to such shareholders of record. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day the Rights are sold, less any applicable brokerage commissions, taxes and other expenses.

For beneficial owners of the Trust’s Common Shares who hold their Common Shares through a custodian bank, broker, dealer, or other nominee, it is the responsibility of the nominee holder to determine whether the beneficial owner is eligible to participate in the jurisdiction in which they reside, as the nominee holder will submit instructions on behalf of the beneficial owner through DTC.

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Employee Benefit Plan and IRA Considerations

Employee benefit plans that are subject to the fiduciary duty provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (including, without limitation, pension and profit-sharing plans), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”), may purchase a Right and Common Share(s).

ERISA, for example, imposes certain responsibilities on persons who are fiduciaries with respect to an ERISA-covered Plan, including, without limitation, the duties of prudence and diversification, as well as the need to avoid non-exempt prohibited transactions.

In considering an investment in a Right or Common Share(s) involving a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Law.

Section 406 of ERISA and Section 4975 of the Code prohibit certain Plans (including, for example, ERISA Plans) from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of such Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Accordingly, by acceptance of the Right or Common Share(s), each purchaser and subsequent transferee of the Right or Common Share(s) will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Right or Common Share(s) constitutes assets of any Plan or (ii) the purchase and holding of the Right or Common Share(s) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under Similar Law.

Because the Trust is registered as an investment company under the 1940 Act, the underlying assets of the Trust will not be considered to be “plan assets” of any Plan investing in the Trust for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Trust nor the Advisor will be a “fiduciary,” within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any Plan that becomes a shareholder, solely as a result of the Plan’s investment in the Trust.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is general in nature and may be affected by future regulations and rulings. Potential investors should consult their legal advisors regarding the consequences under ERISA, the Code or other applicable law of an investment by a Plan in the Trust.

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TABLE OF FEES AND EXPENSES

The following table and expense examples are intended to assist you in understanding the various costs and expenses directly or indirectly associated with investing in our Common Shares as a percentage of net assets attributable to Common Shares. Amounts are for the current fiscal year after giving effect to anticipated net proceeds of the Rights offering, assuming that we incur the estimated offering expenses. The table shows the Trust’s expenses as a percentage of the average net assets attributable to Common Shares, and not as a percentage of total assets or total investment exposure.

SHAREHOLDER TRANSACTION EXPENSES
Sales Load (percentage of offering price)	None
Dividend Reinvestment Plan Fees(1)	None

EXPENSES OF THE OFFER
Offering Expenses Borne by the Common Shareholders of the Trust(2)	0.17%
Percentage of Net Assets Attributable to Common Shares(3)
ANNUAL EXPENSES
Management Fees(4)	1.21%
Other Expenses(5)	0.20%
Total Annual Expenses Excluding Interest Expense	1.41%
Interest Payment on Borrowed Funds(6)	2.27%
Total Annual Expenses Including Interest Expense	3.68%

____________

(1)      Common Shareholders will pay brokerage charges if they direct Computershare Trust Company N.A., the plan agent, to sell Common Shares held in a dividend reinvestment account. See “Dividend Reinvestment Plan” in the Prospectus. There are no fees charged to shareholders for participating in the Trust’s dividend reinvestment plan. However, shareholders participating in the plan that elect to sell their shares obtained pursuant to the plan through the plan agent are subject to a $2.50 sales fee and a $0.15 per share sold brokerage commission.

(2)      Total offering expenses are estimated to be $1,641,600, which assumes that the Rights offering is fully subscribed and includes the fee payable to the Rights Offering Advisor for its advisory services equal to 0.75% of the gross proceeds of the offering. The offering expenses will be borne by the Trust and indirectly by all of the Trust’s Common Shareholders, including those who do not exercise their Rights, and will result in a reduction of the NAV of the Common Shares.

(3)      The table below estimates what the Trust’s annual expenses would be stated as percentages of the Trust’s net assets attributable to Common Shares.

(4)      The Advisor receives an annual fee, payable monthly in arrears, in an amount equal to 0.85% of the average daily value of the Trust’s Managed Assets. “Managed Assets” means the total assets of the Trust minus the sum of the accrued liabilities (other than the aggregate indebtedness or other liabilities constituting financial leverage). If the Trust uses leverage, the amount of fees paid to the Advisor for investment management services will be higher than if the Trust does not use leverage because the fees paid are calculated on the Trust’s Managed Assets, which include assets purchased with leverage. Consequently, since the Trust has leverage outstanding, the management fee as a percentage of net assets attributable to Common Shares is higher than if the Trust did not utilize leverage.

(5)      Based on estimated amounts for the current fiscal year. It does not include the other expenses of the Trust incurred in connection with the Rights offering. These expenses will be borne by all holders of the Trust’s Common Shares, including those who do not exercise their Rights, and result in a reduction of the NAV of the Common Shares.

(6)      Based on actual borrowings as of February 21, 2023, increased to account for leverage on the additional assets under management, assuming completion of the proposed issuance, and utilizing the interest rate as of that same date of 5.33%. This requires that the Trust utilizes financial leverage through borrowings in an amount equal to the maximum allowed under the current credit facility with the Bank of New York Mellon (“BNY”) of $400 million. To reach the regulatory borrowing limit of 33⅓% of the Trust’s capital, the credit facility with BNY would need to be increased from its current maximum borrow limit of $400 million.

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Example

The following example illustrates the expenses you would pay on a $1,000 investment in Common Shares, assuming (1) total annual expenses set forth above, and (2) a 5% annual portfolio total return.(1)
	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred(2)	$39	$114	$192	$394

____________

(1)      The example should not be considered a representation of future expenses. The example assumes that the amounts set forth in the Table of Fees and Expenses table are accurate and that all distributions are reinvested at net asset value. The example uses the 3.68% annual expense calculated above for the 10 year period. Actual expenses may be greater or less than those assumed. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

(2)      Assumes that leverage remains 29.83% of the Trust’s Managed Assets throughout the periods reflected.

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USE OF PROCEEDS

The Trust estimates the net proceeds of the Rights offering to be approximately $147,510,700, based on the estimated Subscription Price per Common Share of $6.38, assuming all new Common Shares offered are sold and that the expenses related to the Rights offering estimated at approximately $1,641,600 are paid.

The Advisor anticipates that investment of the proceeds will be made in accordance with the Trust’s investment objectives and policies as appropriate investment opportunities are identified. In certain limited circumstances, the Trust may also opt to use the net proceeds from any sale to repay borrowings or notes, close-out reverse repurchase agreements or unwind derivatives transactions.

The Trust anticipates that the net proceeds will be invested shortly following completion of the offering and in any event expects the time period to be less than three months. To the extent a portion of the net proceeds from this Rights offering are used to repay borrowings or notes, close-out reverse repurchase agreements or unwind derivatives transactions, the Trust anticipates that such use of the proceeds will be effected as soon as practicable after completion of the offering.

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CAPITALIZATION

The following table sets forth the unaudited capitalization of the Trust as of December 31, 2022 and its adjusted capitalization assuming the Common Shares available in the Rights offering discussed in this Prospectus Supplement had been issued.
	As of December 31, 2022 (unaudited)
	Actual	As Adjusted
Par value ($0.001 par value; unlimited shares authorized) (The “Actual” column reflects the 116,590,494 Common Shares outstanding as of February 21, 2023; the “Adjusted” column reflects the 116,590,494 Common Shares outstanding as of February 21, 2023, and assumes the issuance of 23,378,100 Common Shares pursuant to the Rights offering at the estimated Subscription price of $6.38.)	$116,590	$139,968
Paid-in capital in excess of par value*	$939,656,023	$1,087,143,345
Total distributable earnings (loss)	$(203,761,801)	$(203,761,801)
Total Net Assets	$736,010,812	$883,521,512
Shares Outstanding	116,590,494	139,968,594

____________

*        As adjusted paid-in surplus reflects a deduction for the estimated offering expenses of the Common Shares offering borne by the Trust of $1,641,600.

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PRICE RANGE OF COMMON SHARES

The following table sets forth for each of the quarters indicated: (i) the high and low closing market prices for Common Shares on the NYSE, (ii) the corresponding NAV per share, and (iii) the premium or discount to NAV per share at which the Common Shares were trading as of such date. NAV is determined once daily as of the close of regular trading of the NYSE (typically 4:00 p.m., Eastern time).
	Closing Market Price Per Common Share(1)		NAV per Common Share on Date of Market Price(2)		Premium/(Discount) on Date of Market Price(1)
Fiscal Quarter Ended	High	Low	High	Low	High	Low
September 30, 2020	$6.33	$5.82	$7.52	$7.05	(15.82)%	(17.45)%
December 31, 2020	$6.88	$5.57	$8.11	$6.90	(15.17)%	(19.28)%
March 31, 2021	$7.81	$6.69	$8.47	$7.88	(7.79)%	(15.10)%
June 30, 2021	$9.09	$7.83	$9.77	$8.60	(6.96)%	(8.95)%
September 30, 2021	$9.42	$8.36	$10.15	$9.21	(7.19)%	(9.23)%
December 31, 2021	$9.79	$8.46	$10.48	$9.29	(6.58)%	(8.93)%
March 31, 2022	$9.78	$7.98	$10.38	$8.85	(5.78)%	(9.83)%
June 30, 2022	$9.18	$6.77	$9.68	$7.10	(5.17)%	(4.65)%
September 30, 2022	$8.28	$5.59	$8.50	$5.97	(2.59)%	(6.37)%
December 31, 2022	$6.46	$5.30	$6.66	$5.68	(3.00)%	(6.69)%

____________

(1)      Source: The Advisor, based on public information available via Factset.

(2)      Source: NYSE.

On February 21, 2023, the last reported net asset value per Common Share was $6.80 and the last reported sales price per Common Share on the NYSE was $6.52.

S-19

SPECIAL CHARACTERISTICS AND RISKS OF THE RIGHTS OFFERING

Risk is inherent in all investing. Therefore, before investing in the Common Shares, you should consider the risks associated with such an investment carefully. See “Risk Factors” in the Prospectus. The following summarizes some of the matters that you should consider before investing in the Trust through the Rights offering:

Dilution.    Record Date Shareholders who do not fully exercise their Rights will, at the completion of the Rights offering, own a smaller proportional interest in the Trust than owned prior to the Rights offering. The completion of the Rights offering will result in immediate voting dilution for such shareholders. Further, the expenses associated with the Rights offering will immediately reduce the net asset value of each outstanding Common Share. In addition, if the Subscription Price is less than the net asset value per Common Share as of the Expiration Date, the completion of this Rights offering will result in an immediate dilution of the net asset value per Common Share for all existing Common Shareholders (i.e., will cause the net asset value per Common Share to decrease). It is anticipated that existing Common Shareholders will experience immediate dilution even if they fully exercise their Rights. Such dilution is not currently determinable because it is not known how many Common Shares will be subscribed for, what the net asset value per Common Share or market price of the Common Share will be on the Expiration Date or what the Subscription Price per Common Share will be. If the Subscription Price is substantially less than the current net asset value per Common Share, this dilution could be substantial. The Trust will pay expenses associated with the Rights offering, estimated at approximately $1,641,600. All of the costs of the Rights offering will be borne by the Trust (and indirectly by the Trust’s Common Shareholders). See “Table of Fees and Expenses” in this Prospectus Supplement and “Summary of Trust Expenses” in the accompanying Prospectus for more information.

If you do not exercise all of your Rights, you may own a smaller proportional interest in the Trust when the Rights offering is over. In addition, you will experience an immediate dilution of the aggregate net asset value per Common Share if you do not participate in the Rights offering and will experience a reduction in the net asset value per Common Share whether or not you exercise your Rights, if the Subscription Price is below the Trust’s net asset value per Common Share on the Expiration Date, because:

•        the offered Common Shares are being sold at less than their current net asset value;

•        you will indirectly bear the expenses of the Rights offering; and

•        the number of Common Shares outstanding after the Rights offering will have increased proportionately more than the increase in the amount of the Trust’s net assets.

On the other hand, if the Subscription Price is above the Trust’s net asset value per Common Share on the Expiration Date, you may experience an immediate accretion of the aggregate net asset value per share of your Common Share(s) even if you do not exercise your Rights and an immediate increase in the net asset value per Common Share whether or not you participate in the Rights offering, because:

•        the offered Common Shares are being sold at more than their current net asset value after deducting the expenses of the Rights offering; and

•        the number of Common Shares outstanding after the Rights offering will have increased proportionately less than the increase in the amount of the Trust’s net assets.

The Trust cannot state precisely the amount of any dilution because it is not known at this time what the net asset value per Common Share will be on the Expiration Date or what proportion of the Rights will be exercised. The impact of the Rights offering on net asset value (“NAV”) per Common Share pursuant to the Primary Subscription is shown by the following example that assumes that the Rights offering is fully subscribed with a $6.38 Subscription Price:

Assumes the Primary Subscription is fully subscribed(1)
NAV(2)	$6.80
Subscription Price(3)	$6.38
Reduction in NAV ($)	$(0.08)
Reduction in NAV (%)	(1.18)%

____________

(1)      Actual amounts may vary due to rounding.

(2)      For illustrative purposes only; reflects the Trust’s net asset value per Common Share as of February 21, 2023. It is not known at this time what the net asset value per Common Share will be on the Expiration Date.

(3)      For illustrative purposes only; reflects an estimated Subscription Price of $6.38 based upon 95% of the average of the last reported sales price of the Trust’s Common Shares on the NYSE on February 21, 2023, and the four (4) immediately preceding trading days. It is not known at this time what the Subscription Price will be on the Expiration Date.

S-20

The impact of the Rights offering on NAV per Common Share pursuant to the Primary Subscription and primary and secondary over-subscription is shown by the following example that assumes that the Primary Subscription and primary and secondary over-subscriptions are fully subscribed with a $6.38 Subscription Price:

Assumes full subscription and 25% over-subscription(1)
NAV(2)	$6.80
Subscription Price(3)	$6.38
Reduction in NAV ($)	$(0.09)
Reduction in NAV (%)	(1.32)%

____________

(1)      Actual amounts may vary due to rounding.

(2)      For illustrative purposes only; reflects the Trust’s net asset value per Common Share as of February 21, 2023. It is not known at this time what the net asset value per Common Share will be on the Expiration Date.

(3)      For illustrative purposes only; reflects an estimated Subscription Price of $6.38 based upon 95% of the average of the last reported sales price of the Trust’s Common Share on the NYSE on February 21, 2023, and the four (4) immediately preceding trading days. It is not known at this time what the Subscription Price will be on the Expiration Date.

If you do not wish to exercise your Rights, you should consider selling them as set forth in this Prospectus Supplement. Any cash you receive from selling your Rights will partially offset any possible dilution. The Trust cannot give assurance, however, that a market for the Rights will develop or that the Rights will have any marketable value.

The Trust’s largest shareholders could increase their percentage ownership in the Trust through the exercise of the Rights and any over-subscription privilege.

Risks of Investing in Rights.    Certain risks specific to investing in rights include:

Increase in Share Price Volatility; Decrease in Share Price.    The Rights offering may result in an increase in trading of the Common Shares, which may increase volatility in the market price of the Common Shares. The Rights offering may result in an increase in the number of shareholders wishing to sell their Common Shares, which would exert downward price pressure on the price of Common Shares.

Under-Subscription.    It is possible that the Rights offering will not be fully subscribed. Under-subscription of the Rights offering would have an impact on the net proceeds of the Rights offering and the extent to which Trust achieves the intended benefits of the Rights offering.

Leverage.    Leverage creates a greater risk of loss, as well as a potential for more gain, for the Common Shares than if leverage were not used. Immediately following the completion of the Rights offering, the Trust’s amount of leverage outstanding will decrease. The leverage of the Trust as of February 21, 2023 was approximately 31.38% of the Trust’s Managed Assets. After the completion of the Rights offering, the amount of leverage outstanding is expected to initially decrease to approximately 27.83% of the Trust’s Managed Assets. Subject to market conditions, however, the Trust anticipates that after the completion of the Rights offering, it will seek to increase the amount of its leverage so that its leverage as a percentage of its Managed Assets returns to a level similar to that which existed prior to the Rights offering. The amount of leverage employed by the Trust may increase or decrease thereafter. The use of leverage for investment purposes creates opportunities for greater total returns but at the same time increases risk. When leverage is employed, the net asset value and market price of the Common Shares and the yield to holders of Common Shares may be more volatile. Any investment income or gains earned with respect to the amounts borrowed in excess of the interest due on such borrowings will augment the Trust’s income. Conversely, if the investment performance with respect to the amounts borrowed fails to cover the interest on such borrowings, the value of the Trust’s Common Shares may decrease more quickly than would otherwise be the case, and distributions on the Common Shares could be reduced or eliminated. Interest payments and fees incurred in connection with such borrowings will reduce the amount of net income available for distribution to holders of the Common Shares.

Because the fee paid to the Advisor is calculated on the basis of the Trust’s Managed Assets, which include the proceeds of leverage, the dollar amount of the management fee paid by the Trust to the Advisor will be higher (and the Advisor will be benefited to that extent) when leverage is used. The Advisor will use leverage only if it believes such action would result in a net benefit to the Trust’s shareholders after taking into account the higher fees and expenses associated with leverage (including higher management fees).

The Trust’s leveraging strategy may not be successful.

S-21

TAXATION

The following is a general summary of certain U.S. federal income tax consequences of the Rights offering to Record Date Shareholders who are U.S. persons for U.S. federal income tax purposes. The following summary supplements the discussion set forth in the accompanying Prospectus and SAI and is subject to the qualifications and assumptions set forth therein. The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisors to determine the tax consequences of investing in the Trust.

Please refer to the “Tax Matters” section in the Trust’s Prospectus and the “U.S. Federal Income Tax Matters” section in the SAI for a description of the consequences of investing in the Common Shares of the Trust. Special tax considerations relating to this Rights offering are summarized below:

•        The value of a Right will not be includible in the income of a Common Shareholder at the time the Right is issued.

•        The basis of the Rights issued to a Common Shareholder will be zero, and the basis of the Common Shares with respect to which the Rights were issued (the “Old Common Shares”) will not change, unless either (i) the fair market value of the Rights on the date of distribution is at least 15% of the fair market value of the Old Common Shares, or (ii) such Common Shareholder affirmatively elects (in the manner set out in Treasury Regulations under the Code) to allocate to the Rights a portion of the basis of the Old Common Shares. In the case of clause (i) or (ii) above, such Common Shareholder must generally allocate the basis of the Old Common Shares between the Old Common Shares and the Rights in proportion to their fair market values on the date of distribution, but as discussed below, the basis of the Old Common Shares may be allocated to a Right only if the Right is sold or exercised.

•        The basis of a Right purchased will generally be its purchase price.

•        A Common Shareholder’s holding period in a Right issued includes the holding period of the Old Common Shares.

•        A Common Shareholder will not recognize a loss if a Right distributed to such Common Shareholder expires unexercised because the basis of the Old Common Shares may be allocated to a Right only if the Right is sold or exercised. If a Right that has been purchased in the market expires unexercised, there will be a recognized loss equal to the basis of the Right.

•        Any gain or loss on the sale of a Right will be a capital gain or loss if the Right is held as a capital asset (which in the case of a Right issued to Record Date Shareholders will depend on whether the Old Common Shares is held as a capital asset), and will be a long term capital gain or loss if the holding period exceeds one year.

•        No gain or loss will be recognized by a Common Shareholder upon the exercise of a Right, and the basis of any Common Shares acquired upon exercise (the “New Common Shares”) will equal the sum of the basis, if any, of the Right and the subscription price for the New Common Shares. The holding period for the New Common Shares will begin on the date when the Right is exercised (or, in the case of a Right purchased in the market, potentially the day after the date of exercise).

The foregoing is a general and brief summary of certain U.S. federal income tax consequences of the Rights offering, and applies with respect to U.S. federal income taxation only. Other tax issues such as state and local taxation may apply. The foregoing discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations (possibly with retroactive effect). Investors are urged to consult their own tax advisors to determine the tax consequences of the Rights offering and investing in the Trust.

S-22

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for the Trust by Morgan, Lewis & Bockius LLP, Washington, D.C.

S-23

CBRE Global Real Estate Income Fund

23,378,100 Common Shares

Issuable Upon the Exercise of
Subscription Rights to Acquire Common Shares

————————————————

PROSPECTUS SUPPLEMENT

————————————————

BASE PROSPECTUS

CBRE Global Real Estate
Income Fund

Common Shares
Subscription Rights to Purchase Common Shares

The Trust.    CBRE Global Real Estate Income Fund (the “Trust”) is a diversified, closed-end management investment company. CBRE Investment Management Listed Real Assets LLC (the “Advisor”) serves as the Trust’s investment advisor.

Investment Objectives.    The Trust’s primary investment objective is high current income. The Trust’s secondary investment objective is capital appreciation. There can be no assurance that the Trust will achieve its investment objectives or that the Trust’s investment strategies will be successful.

The Offerings.    The Trust may offer, from time to time, in one or more offerings, shares of common stock, each with par value $0.001 per share (the “Common Shares”), and/or subscription rights to purchase Common Shares (“Subscriptions Rights” and, together with Common Shares, the “Securities”). Securities may be offered at prices and on terms to be set forth in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our Securities.

The Trust may offer and sell Securities to or through underwriters, through dealers or agents that the Trust designates from time to time, directly to purchasers or through a combination of these methods. In connection with any offering of Securities, the Trust will deliver a prospectus supplement describing such offering, including, as applicable, the names of any underwriters, dealers or agents and information regarding any applicable purchase price, fee, commission or discount arrangements made with those underwriters, dealers or agents or the basis upon which such amount may be calculated. The prospectus supplement relating to any offering of rights will set forth the number of Common Shares issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our Common Shares, whether through agents, underwriters, dealers, or otherwise, without delivery of a prospectus supplement describing the method and terms of the particular offering of our Common Shares.

Common Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “IGR.” The last reported sale price of the Common Shares, as reported by the NYSE on February 15, 2023, was $6.78 per Common Share. The net asset value of the Common Shares at the close of business on that same date was $7.10 per Common Share. Rights issued by the Trust may also be listed on a securities exchange.

Shares of closed-end funds often trade at a discount from net asset value. This creates a risk of loss for an investor purchasing shares in a public offering.

Investing in the Securities involves risks. You could lose some or all of your investment. You should consider carefully these risks together with all of the other information in this prospectus and any related prospectus supplement before making a decision to purchase any of the Securities. See “Risk Factors” beginning on page 23.

Portfolio Contents.    Under normal market conditions, the Trust will invest substantially all but no less than 80% of its total assets in income-producing global “Real Estate Equity Securities.” Real Estate Equity Securities include common stocks, preferred securities, warrants and convertible securities issued by global real estate companies, such as real estate investment trusts (“REITs”). The Trust, under normal market conditions, invests (i) at least 30% of its assets in securities of companies economically tied to countries other than the United States, and (ii) in the securities of companies economically tied to a minimum of seven countries, including the United States. The Trust, under normal market conditions, will invest in Real Estate Equity Securities primarily in developed countries but may invest up to 15% of its total assets in Real Estate Equity Securities of companies domiciled in emerging market countries. Under normal market conditions, the Trust expects to have investments in at least three countries, including the United States.

The Trust may invest up to 25% of its total assets in preferred securities of global real estate companies. The Trust may invest up to 20% of its total assets in preferred securities that are rated below investment grade or that are not rated and are considered by the Advisor to be of comparable quality. Preferred securities of non-investment grade quality are regarded as having predominantly speculative characteristics with respect to the capacity of the issuer of the preferred securities to pay interest and repay principal. Due in part to the risk involved in investing in preferred securities of non-investment grade quality, an investment in the Trust should be considered speculative. There can be no assurance that the Trust will achieve its investment objectives.

You should read this prospectus, which contains important information about the Trust, before deciding whether to invest and retain it for future reference. The Trust’s Statement of Additional Information dated February 21, 2023, as it may be supplemented (the “SAI”), which contains additional information about the Trust, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference in its entirety into this prospectus. You may request a free copy of the SAI, annual and semi-annual reports to shareholders and other information about the Trust, and make shareholder inquiries by calling 1-877-711-4272, by writing to the Trust at 201 King of Prussia Road, Suite 600, Radnor, PA 19087, or from the Trust’s website (www.cbreim.com/igr). The information contained in, or that can be accessed through, the Trust’s website is not part of this prospectus. You also may obtain a copy of the SAI (and other information regarding the Trust) from the SEC’s website (http://www.sec.gov).

The date of this prospectus is February 21, 2023.

The Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone else provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date of this prospectus.

i

FORWARD-LOOKING STATEMENTS

This prospectus, the SAI, and any applicable prospectus supplement, as well as other documents incorporated by reference into this prospectus, contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Forward-looking statements are based upon certain assumptions. Projections, forecasts and estimates are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any such forward-looking statements will not materialize or will vary significantly from actual results. Actual results may vary from any forward-looking statements and the variations may be material.

Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC. Consequently, the inclusion of any forward-looking statements herein should not be regarded as a representation by the Trust or any of its affiliates or any other person or entity of the results that will actually be achieved by the Trust.

Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of this prospectus. All forward-looking statements contained or incorporated by reference in this prospectus, the SAI, and any applicable prospectus supplement are made as of the date of each disclosure document, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this prospectus, the SAI, and any applicable prospectus supplement are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933.

Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Risk Factors” section of this prospectus. We urge you to review carefully those sections for a more detailed discussion of the risks of an investment in our Securities.

ii

PROSPECTUS SUMMARY

This is only a summary. This summary does not contain all of the information that you should consider before investing in our Securities. You should read the more detailed information contained elsewhere in this prospectus, in any related prospectus supplement, and in the Statement of Additional Information before purchasing Common Shares or Subscription Rights.

The Trust.    CBRE Global Real Estate Income Fund is a diversified, closed-end management investment company which commenced investment operations on February 24, 2004. Throughout the prospectus, we refer to CBRE Global Real Estate Income Fund simply as the “Trust” or “Fund” or as “we,” “us” or “our.” See “The Trust.”

The Trust’s shares of common stock, each with par value $0.001 per share (the “Common Shares”), are listed on the New York Stock Exchange (“NYSE”) under the symbol “IGR”. See “Description of Common Shares.” As of February 15, 2023, the net assets of the Trust were $827,629,789, the total assets of the Trust were $1,159,058,360, and the Trust had 116,590,494 Common Shares outstanding. Rights issued by the Trust may also be listed on a securities exchange. See “Rights Offering.”

The Offerings.    The Trust may offer, from time to time, in one or more offerings, Common Shares and/or subscription rights to purchase Common Shares (“Subscriptions Rights” and, together with Common Shares, the “Securities”) at prices and on terms to be determined at the time of the offering. The offering price per Common Share of the Trust will not be less than the net asset value per Common Share at the time we make the offering, exclusive of any underwriting commissions or discounts; however, certain rights offerings that meet specific conditions may be offered at a price below the then current net asset value per Common Share. Any such offering will be made at prices and on terms to be set forth in one or more prospectus supplements to this prospectus.

The Trust may offer and sell Securities to or through underwriters, through dealers or agents that the Trust designates from time to time, directly to purchasers or through a combination of these methods. In connection with any offering of Securities, the Trust will deliver a prospectus supplement describing such offering, including, as applicable, the names of any underwriters, dealers or agents and information regarding any applicable purchase price, fee, commission or discount arrangements made with those underwriters, dealers or agents or the basis upon which such amount may be calculated. The prospectus supplement relating to any offering of rights will set forth the number of Common Shares issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering.

We may not sell any of our Common Shares, whether through agents, underwriters, dealers, or otherwise, without delivery of a prospectus supplement describing the method and terms of the particular offering of our Common Shares.

Investment Objectives.    The Trust’s primary investment objective is high current income. The Trust’s secondary investment objective is capital appreciation. The Trust’s investment objectives and certain investment policies are considered fundamental and may not be changed without shareholder approval. There can be no assurance that the Trust’s investment objectives will be achieved. See “The Trust’s Investments.”

Investment Policies.    The Trust has a policy of concentrating its investments in the real estate industry and not in any other industry. Under normal market conditions, the Trust will invest substantially all but no less than 80% of its total assets in income-producing global “Real Estate Equity Securities.” Real Estate Equity Securities include common stocks, preferred securities, warrants and convertible securities issued by global real estate companies, such as real estate investment trusts (“REITs”) and real estate operating companies (“REOCs”). The Trust, under normal market conditions, invests (i) at least 30% of its assets in securities of companies economically tied to countries other than the United States, and (ii) in the securities of companies economically tied to a minimum of seven countries, including the United States. The Trust, under normal market conditions, will invest in Real Estate Equity Securities of companies domiciled primarily in developed countries. However, the Trust may invest up to 15% of its total assets in Real Estate Equity Securities of companies domiciled in emerging market countries. Under normal market conditions, the Trust expects to have investments in at least three countries, including the United States.

The Trust will invest primarily in Real Estate Equity Securities with market capitalizations that range, in the current market environment, from approximately $75 million to approximately $100 billion. However, there is no restriction on the market capitalization range or the actual market capitalization of the individual companies in which the Trust may invest.

The Trust may invest up to 25% of its total assets in preferred securities of global real estate companies. The Trust may invest up to 20% of its total assets in preferred securities that are rated below investment grade or that are not rated and are considered by the Trust’s investment adviser to be of comparable quality. Preferred securities of non-investment grade quality are regarded as having predominantly speculative characteristics with respect to the capacity of the issuer of the preferred securities to pay interest and repay principal. Investment grade quality securities are those that are rated within the four highest grades by Moody’s Investors Service, Inc., S&P Global Ratings, or Fitch Ratings at the time of investment or are considered by the Trust’s investment adviser to be of comparable quality. The Trust may invest in securities and other instruments that, at the time of investment, are illiquid (i.e., securities that are not readily marketable).

The Trust defines a real estate company as a company that derives at least 50% of its revenue from the ownership, construction, financing, management or sale of commercial, industrial or residential real estate or has at least 50% of its assets invested in such real estate. A common type of real estate company, a REIT, is a domestic corporation that pools investors’ funds for investment primarily in income-producing real estate or in real estate related loans (such as mortgages) or other interests. Therefore, a REIT normally derives its income from rents or from interest payments and may realize capital gains by selling properties that have appreciated in value. A U.S. REIT is not taxed on income timely distributed to its shareholders each year if it complies with several requirements of the Internal Revenue Code of 1986, as amended (the “Code”). As a result, REITs tend to pay relatively high dividends (as compared to other types of companies), and the Trust intends to use these REIT dividends in an effort to meet its primary objective of high current income.

Global real estate companies outside the U.S. include, but are not limited to, companies with similar characteristics to the REIT structure, in which revenue primarily consists of rent derived from owned, income-producing real estate properties, dividend distributions as a percentage of taxable net income are high (generally greater than 80%), debt levels are generally conservative and income derived from development activities is generally limited.

The Trust may invest in securities of foreign issuers in the form of American Depositary Receipts (“ADRs”) and European Depositary Receipts (“EDRs”). The Trust may purchase or sell (write) options on securities and securities indices which are listed on a national securities exchange or in the over-the-counter market as a means of achieving additional return or of hedging the value of the Trust’s portfolio.

The Trust may engage in foreign currency transactions, including foreign currency forward contracts, options, swaps, and other strategic transactions in connection with its investments in foreign Real Estate Equity Securities. Although not intended to be a significant element in the Trust’s investment strategy, from time to time the Trust may use various other investment management techniques that also involve certain risks and special considerations, including engaging in short sales.

The Trust will invest in Real Estate Equity Securities where dividend distributions are subject to withholding taxes as determined by United States tax treaties with respective individual foreign countries. Generally, the Trust will invest in Real Estate Equity Securities that are excluded from the reduced tax rates as determined by the Jobs and Growth Tax Relief Reconciliation Act of 2003.

Borrowings and Use of Leverage.    The Trust may borrow in an amount up to 33⅓% of its capital from banks and other financial institutions. As of December 31, 2022, the total amount of the Trust’s leverage was $345,209,400 (approximately 31.93% of its portfolio). The use of leverage increases risks to common shareholders and there is no guarantee that the Trust’s leveraging strategy will be successful. See “Risk Factors  — Leverage Risk.”

Borrowings may be at a fixed or floating rate and generally will be based on short-term rates. So long as the rate of return, net of applicable Trust expenses, on the Trust’s portfolio investments exceeds the interest rate on any borrowings, the investment of the proceeds of borrowings will generate more income than will be needed to pay such interest payment. If so, the excess will be available to pay higher distributions to holders of Common Shares. Any borrowing will have seniority over the Common Shares. There can be no assurance that the Trust will engage in borrowings or that any leveraging strategy it employs will be successful or result in a higher yield on your Common Shares.

Fees and expenses are borne entirely by the holders of Common Shares.

Investment Advisor.    CBRE Investment Management Listed Real Assets LLC (“CBREIM” or the “Advisor”) is the Trust’s investment advisor. CBREIM is responsible for the day-to-day management of the Trust’s assets. CBREIM is located at 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087.

As of December 31, 2022, CBREIM had approximately $9.9 billion in assets under management. CBREIM is an indirect majority-owned subsidiary of CBRE Group, Inc. (“CBRE Group”), a Fortune 500 and S&P 500 company headquartered in Dallas, Texas. CBRE Group is a global provider of integrated services to commercial real estate investors. The principal business address of CBRE Group is 2100 McKinney Ave, Suite 1250, Dallas, TX 75201. CBRE Investment Management, the investment management division within CBRE Group, had assets under management totaling approximately $143.9 billion as of September 30, 2022.

The Trust pays CBREIM for investment advisory services and facilities through a fee payable monthly in arrears at an annual rate equal to 0.85% of the average daily value of the Trust’s managed assets, which adds back the line of credit payable to net assets, plus certain direct and allocated expenses of CBREIM incurred on the Trust’s behalf.

CBREIM believes that investment in securities of global real estate companies historically has offered greater opportunity for high current income than is available by investment in other classes of securities, such as U.S. government securities and broader market equity securities, including those that make up the S&P 500 Index. CBREIM also believes that investment in global real estate companies historically has offered attractive opportunities for long-term capital appreciation, which would provide investors with total return in addition to the return achieved via current income. In addition, CBREIM believes, based upon its evaluation of historical data, that investments in securities of global real estate companies have exhibited low correlation in performance over time to the performance of other major asset classes of equity and debt securities, as measured by the S&P 500 Index and the Bloomberg US Aggregate Bond Index. As a result, investment in the Trust may provide the opportunity to add an alternative asset class to an investor’s overall portfolio, which has the potential to improve risk-adjusted total returns in a portfolio context. Further, return correlations of real estate companies across countries and regions exhibit low correlation in performance over time. As a result, a blend of both U.S. real estate equity securities and non-U.S. real estate equity securities may enable the Trust to deliver returns with lower overall statistical risk (as measured by standard deviation of monthly total returns) than a fund only investing in U.S. real estate equity securities. There can be no assurance that the Trust will achieve its investment objectives.

Portfolio Managers.    The Trust’s portfolio is managed by a team including Joseph P. Smith, Kenneth S. Weinberg and Jonathan D. Miniman. Their biographies, including professional experience and education is included herein under “Management of the Trust — Portfolio Managers.”

Distributions.    The Trust was granted an exemptive order from the SEC on August 5, 2008 under Section 19(b) of the Investment Company Act of 1940 (the “Investment Company Act” or “1940 Act”) and Rule 19b-1 permitting the Trust to implement a distribution policy that provides for monthly distributions of a fixed percentage (which may be varied) of its net asset value (“Managed Distribution Policy”). To maintain more stable monthly distributions, the Trust, acting in accordance with this exemptive order, and with approval of the Board, has adopted the Managed Distribution Policy with the purpose of distributing over the course of each year, through periodic distributions as nearly equal as practicable and any required special distributions, an amount closely approximating the total taxable income of the Trust during such year plus, if so desired by the Board, all or a portion of the capital gains and returns of capital from portfolio companies received by the Trust during the year. See “Distributions.”

In the event that the Board determines to terminate the Managed Distribution Policy, the Trust would, nonetheless, intend to make regular monthly cash distributions to common shareholders at a level rate based on the projected performance of the Trust, which rate may be adjusted from time to time (“Level Rate Distribution Policy”). The Trust’s ability to maintain a Level Rate Distribution Policy would depend on a number of factors, including the stability of income received from its investments and interest and required principal payments on borrowings, if any.

At least annually, the Trust intends to distribute all of its net capital gain and net investment company taxable income not distributed during the year. The net investment company taxable income of the Trust consists of all ordinary taxable income, qualified dividend income, and net short-term capital gain earned on portfolio assets less all deductible expenses of the Trust. Expenses of the Trust are accrued each day. Unless an election is made to receive distributions in cash, shareholders will automatically have all distributions reinvested in Common Shares through the receipt of additional unissued but authorized Common Shares from the Trust or by purchasing Common Shares in the open market through the Trust’s Dividend Reinvestment Plan. See “Distributions” and “Dividend Reinvestment Plan”.

Tax Considerations.    It is the Trust’s policy to comply with the requirements of the Code applicable to a regulated investment company (“RIC”) and to distribute substantially all of its net investment company taxable income and net realized capital gains to shareholders in a timely manner. For a discussion of the U.S. Federal income tax consequences of purchasing, owning and disposing of Common Shares of the Trust see “Tax Matters” below.

Certain dividends and other distributions received from sources outside of the U.S. may be subject to withholding taxes imposed by other countries. In the event that more than 50 percent of the total assets of the Trust consists of stocks or securities of foreign corporations, the Trust intends to make an election to pass through to its shareholders a credit or deduction for foreign taxes paid by it.

Market Price of Shares.    Common shares of closed-end investment companies frequently trade at prices lower than their net asset value. Common shares of closed-end investment companies like the Trust that invest primarily in real estate related securities have during some periods traded at prices higher than their net asset value and during other periods traded at prices lower than their net asset value. The Trust cannot assure you that its Common Shares will trade at a price higher than or equal to net asset value.

In addition to net asset value, the market price of the Trust’s Common Shares may be affected by such factors as distribution levels, which are in turn affected by expenses (including expenses of leverage), distribution stability, portfolio credit quality, liquidity and market supply and demand. See “Borrowings and Use of Leverage,” “Risk Factors,” and “Description of Common Shares” herein and the section of the Statement of Additional Information with the heading “Repurchase of Common Shares.” The Common Shares are designed primarily for long-term investors, and you should not purchase Common Shares of the Trust if you intend to sell them shortly after purchase.

Risk Factors.    Risk is inherent in all investing. Therefore, before investing in the Common Shares you should consider certain risks carefully.

General Real Estate Risks.    Because the Trust concentrates its assets in the global real estate industry, your investment in the Trust will be closely linked to the performance of the global real estate markets. Property values may fall due to increasing vacancies or declining rents resulting from economic, legal, cultural or technological developments. The price of real estate company shares may drop because of falling property values, increased interest rates, poor management of the company or other factors. Many real estate companies utilize leverage, which increases investment risk and could adversely affect a company’s operations and market value in periods of rising interest rates.

There are also special risks associated with particular sectors of real estate investments:

•        Retail Properties.    Retail properties are affected by the overall health of the economy and may be adversely affected by, among other things, the growth of alternative forms of retailing, bankruptcy, departure or cessation of operations of a tenant, a shift in consumer demand due to demographic changes, spending patterns and lease terminations.

•        Office Properties.    Office properties are affected by the overall health of the economy, and other factors such as a downturn in the businesses operated by their tenants, obsolescence and non-competitiveness.

•        Hotel Properties.    The risks of hotel properties include, among other things, the necessity of a high level of continuing capital expenditures, competition, increases in operating costs which may not be offset by increases in revenues, dependence on business and commercial travelers and tourism, increases in fuel costs and other expenses of travel, and adverse effects of general and local economic conditions. Hotel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties.

•        Healthcare Properties.    Healthcare properties and healthcare providers are affected by several significant factors, including federal, state and local laws governing licenses, certification, adequacy of care, pharmaceutical distribution, rates, equipment, personnel and other factors regarding operations, continued availability of revenue from government reimbursement programs and competition on a local and regional basis. The failure of any healthcare operator to comply with governmental laws and regulations may affect its ability to operate its facility or receive government reimbursements.

•        Multifamily Properties.    The value and successful operation of a multifamily property may be affected by a number of factors such as the location of the property, the ability of the management team, the level of mortgage rates, the presence of competing properties, adverse economic conditions in the locale, oversupply and rent control laws or other laws affecting such properties.

•        Community Shopping Centers.    Community center properties are dependent upon the successful operations and financial condition of their tenants, particularly certain of their major tenants, and could be adversely affected by bankruptcy of those tenants. In some cases, a tenant may lease a significant portion of the space in one center, and the filing of bankruptcy could cause significant revenue loss. Like others in the commercial real estate industry, community centers are subject to environmental risks and interest rate risk. They also face the need to enter into new leases or renew leases on favorable terms to generate rental revenues. Community center properties could be adversely affected by changes in the local markets where their properties are located, as well as by adverse changes in national economic and market conditions.

•        Self-Storage Properties.    The value and successful operation of a self-storage property may be affected by a number of factors, such as the ability of the management team, the location of the property, the presence of competing properties, changes in traffic patterns and effects of general and local economic conditions with respect to rental rates and occupancy levels.

•        Industrial Properties.    Industrial properties typically include warehouses, depots, storage, factories, logistics and distributions. Factors such as vacancy, tenant mix, lease term, property condition and design, redevelopment opportunities and property location could adversely affect the value and operation of industrial properties.

•        Tower Companies.    Cell towers and wireless services have seen an increased demand in recent years. However, owners and operators of towers may be subject to, and therefore must comply with, environmental laws that impose strict, joint and several liability for the cleanup of on-site or off-site contamination and related personal injury or property damage.

•        Data Centers Properties.    Data centers facilities house an organization’s most critical and proprietary assets. Therefore, operation of data centers properties depends upon the demand for technology-related real estate and global economic conditions that could adversely affect companies’ abilities to lease, develop or renew leases. Declining real estate valuations and impairment charges could adversely affect earnings and financial condition of data center properties.

•        Net Lease Properties.    Net lease properties require the tenant to pay (in addition to the rent) property taxes, insurance, and maintenance on the property. Tenant’s ability to pay rent, interest rate fluctuations, vacancy, property location, length of the lease are only few of the risks that could affect net lease properties operations.

Other factors may contribute to the riskiness of real estate investments:

•        Lack of Insurance.    Certain of the portfolio companies may fail to carry comprehensive liability, fire, flood, earthquake extended coverage and rental loss insurance, or insurance in place may be subject to various policy specifications, limits and deductibles. Should any type of uninsured loss occur, the portfolio company could lose its investment in, and anticipated profits and cash flows from, a number of properties and as a result adversely affect the Trust’s investment performance.

•        Financial Leverage.    Global real estate companies may be highly leveraged and financial covenants may affect the ability of global real estate companies to operate effectively.

•        Environmental Issues.    In connection with the ownership (direct or indirect), operation, management and development of real properties that may contain hazardous or toxic substances, a portfolio company may be considered an owner, operator or responsible party of such properties and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines and liabilities for injuries to persons and property. The existence of any such material environmental liability could have a material adverse effect on the results of operations and cash flow of any such portfolio company and, as a result, the amount available to make distributions on shares of the Trust could be reduced.

•        Recent Events.    The value of real estate is particularly susceptible to a variety of factors, such as economic, financial or political events, including, but not limited to, recessions, changes in interest rates, rising inflation, war, including Russia’s invasion of Ukraine, acts of terrorism, the spread of infectious disease or other public health emergencies, such as the global pandemic caused by COVID-19, and other changes in foreign and domestic conditions.

•        Acts of God and Geopolitical Risks.    The performance of certain investments could be affected by acts of God or other unforeseen and/or uncontrollable events (collectively, “disruptions”), including, but not limited to, natural disasters, public health emergencies (including any outbreak or threat of COVID-19, SARS, H1N1/09 flu, avian flu, other coronavirus, Ebola, or other existing or new pandemic or epidemic diseases), terrorism, social and political discord, geopolitical events, national and international political circumstances, and other unforeseen and/or uncontrollable events with widespread impact. These disruptions may affect the level and volatility of security prices and liquidity of any investments. Unexpected volatility could impair an investment’s profitability or result in it suffering losses. Economies and financial markets throughout the world are becoming increasingly interconnected, which increases the likelihood that events or conditions in one country or region will adversely impact markets or securities industry participants in other countries or regions.

The extent of the impact of any such disruption on the Trust will depend on many factors, including the duration and scope of such disruption, the extent of any related travel advisories and restrictions implemented, the impact of such disruption on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity and the extent of its disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. A disruption may materially and adversely impact the value and performance of any investment, the Advisor’s ability to source, manage and divest investments, and the Advisor’s ability to achieve the Trust’s investment objectives, ultimately resulting in significant losses to investors. In addition, there is a risk that a long disruption will significantly impact the operations of the Advisor, the Trust, and its portfolio investments, or even temporarily or permanently halt their operations.

•        REIT Issues.    U.S. REITs are subject to a highly technical and complex set of provisions in the Code. It is possible that the Trust may invest in a real estate company which purports to be a REIT but which fails to qualify as a REIT. In the event of any such unexpected failure to qualify as a REIT, the purported REIT would be subject to corporate-level taxation, significantly reducing the return to the Trust on its investment in such company.

Stock Market Risks.    A portion of your investment in Common Shares represents an indirect investment in equity securities owned by the Trust, substantially all of which are traded on a domestic or foreign securities exchange or in the over-the-counter markets. The value of these securities, like other stock market investments, may move up or down, sometimes rapidly and unpredictably.

Common Stock Risk.    While common stock has historically generated higher average returns than fixed income securities, common stock has also experienced significantly more volatility in those returns. An adverse event, such as an unfavorable earnings report, may depress the value of common stock held by the Trust. Also, the price of common stock is sensitive to general movements in the stock market. A drop in the stock market may depress the price of common stock held by the Trust.

Foreign Securities Risks.    Although it is not the Trust’s current intent, the Trust may invest up to 100% of its total assets in real estate securities of non-U.S. issuers or that are denominated in various foreign currencies or multinational currency units (“Foreign Securities”). Such investments involve certain risks not involved in domestic investments. Securities markets in certain foreign countries are not as developed, efficient or liquid as securities markets in the United States. Therefore, the prices of Foreign Securities often are volatile. In addition, the Trust will be subject to risks associated with adverse political and economic developments in foreign countries, which could cause the Trust to lose money on its investments in Foreign Securities. The Trust may hold any Foreign Securities of issuers in so-called “emerging markets” which may entail additional risks. See “Risk Factors — Emerging Markets Risks.”

Foreign Currency Risk.    Although the Trust will report its net asset value and pay distributions in U.S. dollars, Foreign Securities often are purchased with and make interest payments in foreign currencies. Therefore, when the Trust invests in Foreign Securities, it will be subject to foreign currency risk, which means that the Trust’s net asset value could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. Certain foreign countries may impose restrictions on the ability of issuers of Foreign Securities to make payment of principal and interest to investors located outside the country, due to blockage of foreign currency exchanges or otherwise.

Emerging Markets Risks.    The Trust may invest in Real Estate Equity Securities of issuers located or doing substantial business in “emerging markets.” Because of less developed markets and economies and, in some countries, less mature governments and governmental institutions, the risks of investing in foreign securities can be intensified in the case of investments in issuers domiciled or doing substantial business in emerging market countries. These risks include high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries; political and social uncertainties; over-dependence on exports, especially with respect to primary commodities, making these economies vulnerable to changes in commodity prices; overburdened infrastructure and obsolete or unseasoned financial systems; environmental problems; less developed legal systems; and less reliable custodial services and settlement practices.

Leverage Risk.    The use of leverage through debt creates an opportunity for increased Common Share net investment income dividends, but also creates risks for the holders of Common Shares. The Trust’s leveraging strategy may not be successful. Leverage creates two major types of risks for the holders of Common Shares:

•        the likelihood of greater volatility of net asset value and market price of the Common Shares because changes in the value of the Trust’s portfolio, including securities bought with the proceeds of the leverage, are borne entirely by the holders of Common Shares; and

•        the possibility either that Common Share net investment income will fall if the leverage expense rises or that Common Share net investment income will fluctuate because the leverage expense varies.

Small-Cap Companies Risk.    The Trust may invest in Real Estate Equity Securities of smaller companies which may entail additional risks. There may be less trading in a smaller company’s stock, which means that buy and sell transactions in that stock could have a larger impact on the stock’s price than is the case with larger company stocks. Smaller companies also may have fewer lines of business so that changes in any one line of business may have a greater impact on a smaller company’s stock price than is the case for a larger company. Further, smaller company stocks may perform in different cycles than larger company stocks. Accordingly, shares of these companies can be more volatile than, and at times will perform differently from, large company stocks such as those found in the Dow Jones Industrial Average. In addition, there are relatively few REITs when compared to other types of companies. Even the larger global real estate companies tend to be small to medium-sized companies in comparison to many industrial and service companies.

Preferred Securities.    The Trust may invest in preferred securities, which entail special risks, including:

•        Deferral.    Preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If the Trust owns a preferred security that is deferring its distributions, the Trust may be required to report income for tax purposes although it has not yet received such income.

•        Subordination.    Preferred securities are subordinated to bonds and other debt instruments in a company’s capital structure with respect to priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than more senior debt instruments.

•        Liquidity.    Preferred securities may be substantially less liquid than many other securities, such as common stocks or U.S. government securities.

•        Limited Voting Rights.    Generally, preferred security holders (such as the Trust) have no voting rights with respect to the issuing company unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may elect a number of directors to the issuer’s board. Generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights. In the case of certain trust preferred securities, holders generally have no voting rights, except (i) if the issuer fails to pay dividends for a specified period of time or (ii) if a declaration of default occurs and is continuing. In such an event, rights of holders of trust preferred securities generally would include the right to appoint and authorize a trustee to enforce the trust or special purpose entity’s rights as a creditor under the agreement with its operating company.

•        Special Redemption Rights.    In certain varying circumstances, an issuer of preferred securities may redeem the securities prior to a specified date. For instance, for certain types of preferred securities, a redemption may be triggered by a change in Federal income tax or securities laws. As with call provisions, a redemption by the issuer may negatively impact the return on the security held by the Trust.

•        New Types of Securities.    From time to time, preferred securities, including trust preferred securities, have been, and may in the future be, offered having features other than those described herein. The Trust reserves the right to invest in these securities if the Advisor believes that doing so would be consistent with the Trust’s investment objectives and policies. Since the market for these instruments would be new, the Trust may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility.

Illiquid Securities.    The Trust may invest in illiquid securities. Illiquid securities are securities that are not readily marketable and may include some restricted securities, which are securities that may not be resold to the public without an effective registration statement under the Securities Act of 1933, (the “Securities Act’’) or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. Illiquid investments involve the risk that the securities will not be able to be sold at the time desired by the Trust or at prices approximating the value at which the Trust is carrying the securities on its books.

Lower-Rated Securities.    The Trust will not invest more than 20% of its total assets in non-investment grade securities (“junk bonds”) and preferred securities rated below investment grade or unrated and considered by the Advisor to be of comparable quality.

The values of lower-rated securities often reflect individual corporate developments and have a higher sensitivity to economic changes than do higher rated securities. Issuers of lower-rated securities are often in the growth stage of their development and/or involved in a reorganization or takeover. The companies are often highly leveraged (have a significant amount of debt relative to shareholders’ equity) and may not have available to them more traditional financing methods, thereby increasing the risk associated with acquiring these types of securities. In some cases, obligations with respect to lower-rated securities are subordinated to the prior repayment of senior indebtedness, which will potentially limit the Trust’s ability to fully recover principal or to receive interest payments when senior securities are in default. Thus, investors in lower-rated securities have a lower degree of protection with respect to principal and interest payments than do investors in higher rated securities.

During an economic downturn, a substantial period of rising interest rates or a recession, issuers of lower-rated securities may experience financial distress possibly resulting in insufficient revenues to meet their principal and interest payment obligations, to meet projected business goals and to obtain additional financing. An economic downturn could also disrupt the market for lower-rated securities and adversely affect the ability of the issuers to repay principal and interest. If the issuer of a security held by the Trust defaults, the Trust may not receive full interest and principal payments due to it and could incur additional expenses if it chose to seek recovery of its investment.

Convertible Securities.    The Trust may also invest in convertible securities of real estate companies. The market value of convertible securities may decline as interest rates increase and, conversely, may increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities may vary with fluctuations in the market value of the underlying common stock. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

Interest Rate Risk.    Interest rate risk is the risk that fixed income investments, such as preferred securities and debt securities, and to a lesser extent dividend-paying common stocks, such as REIT common stocks, will decline in value because of changes in market interest rates. When market interest rates rise, the market value of such securities generally will fall. The Trust’s investment in such securities means that the net asset value and market price of its Common Shares will tend to decline if market interest rates rise. Your Common Shares at any point in time may be worth less than what you invested, even after taking into account the reinvestment of Trust distributions. The Trust utilizes leverage, which magnifies interest rate risk.

Strategic Transactions.    For general portfolio management purposes, the Trust may use various other investment management techniques that also involve certain risks and special considerations, including engaging in hedging and risk management transactions, including interest rate swaps and options and foreign currency transactions. These strategic transactions will be entered into to seek to manage the risks of the Trust’s portfolio of securities, but may have the effect of limiting the gains from favorable market movements.

Inflation Risk.    Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions can decline and the dividend payments in respect of preferred shares, if any, or interest payments on any borrowings may increase.

Deflation Risk.    Deflation risk is the risk that the Trust’s distributions may be reduced in the future as lower prices reduce interest rates and earning power, resulting in lower distributions on the assets owned by the Trust.

Market Discount Risk.    Shares of closed-end management investment companies frequently trade at a discount from their net asset value. This characteristic is a risk separate and distinct from the risk that the Trust’s net asset value could decrease as a result of Trust investment activities. Whether investors will realize gains or losses upon the sale of the shares will depend not upon the Trust’s net asset value but entirely upon whether the market price of the shares at the time of sale is above or below the investor’s purchase price for the shares. Because the market price of the shares will be determined by factors such as relative supply of and demand for shares in the market, general market and economic conditions, and other factors beyond the control of the Trust, we cannot predict whether the shares will trade at, below or above net asset value.

Investment Risk.    An investment in the Trust is subject to investment risk, including the possible loss of the entire principal amount that you invest.

Anti-Takeover Provisions.    The Trust’s Amended and Restated Agreement and Declaration of Trust (the “Agreement and Declaration of Trust”) includes provisions that could limit the ability of other entities or persons to acquire control of the Trust or convert the Trust to open-end status. These provisions could deprive the holders of Common Shares of opportunities to sell their Common Shares at a premium over the then current market price of the Common Shares or at net asset value. In addition, if the Trust issues preferred shares, the holders of the preferred shares will have voting rights that could deprive holders of Common Shares of such opportunities.

Market Disruption Risk.    A disruption of the U.S. or world financial markets could impact interest rates, auctions, secondary trading, ratings, credit risk, inflation and other factors relating to the Common Shares.

Concentration Risk.    The Trust invests a substantial portion of its assets (“concentrates”) in a particular market, industry, group of industries, country, region, group of countries, asset class or sector generally is subject to greater risk than a portfolio that invests in a more diverse investment portfolio. In addition, the value of the Trust’s portfolio is more susceptible to any single economic, market, political or regulatory occurrence affecting, for example, that particular market, industry, region or sector. This is because, for example, issuers in a particular market, industry, region or sector often react similarly to specific economic, market, regulatory, or political developments.

Options Risk.    There are several risks associated with transactions in options on securities. As the writer of a covered call option, the Trust forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call but has retained the risk of loss should the price of the underlying security decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price.

For additional risk information related to investing in the Trust, see “Risk Factors.”

SUMMARY OF TRUST EXPENSES

The purpose of the table and the examples below is to help you understand all fees and expenses that you, as an investor in Common Shares of the Trust, would bear, directly or indirectly, as a result of an offering. The table shows the Trust’s expenses as a percentage of the average net assets attributable to Common Shares, and not as a percentage of total assets or total investment exposure.

Shareholder Transaction Expenses
Sales Load (as a percentage of offering price)	—	%(1)
Offering Expenses of the Common Shares borne by the Trust	—	%(1)
Dividend Reinvestment Plan Fees(3)	None
Percentage of Net Assets Attributable to Common Shares(2)
Annual Expenses
Management Fees(4)	1.23%
Other Expenses(5)	0.22%
Total Annual Expenses Excluding Interest Expense	1.45%
Interest Payments on Borrowed Funds(6)	2.29%
Total Annual Expenses Including Interest Expense	3.74%

____________

(1)      The sales load will apply only if the securities to which this prospectus relates are sold to or through underwriters. In such case, a corresponding prospectus supplement will disclose the applicable sales load. The corresponding prospectus supplement will also disclose the estimated offering expenses borne by the Trust.

(2)      The table below estimates what the Trust’s annual expenses would be stated as percentages of the Trust’s net assets attributable to Common Shares.

(3)      Common shareholders will pay brokerage charges if they direct the Plan Agent (defined below) to sell Common Shares held in a dividend reinvestment account. See “Dividend Reinvestment Plan.” There are no fees charged to stockholders for participating in the Trust’s dividend reinvestment plan. However, shareholders participating in the plan that elect to sell their shares obtained pursuant to the plan would pay $2.50 sales fee and a $0.15 per share sold brokerage commission.

(4)      The Advisor receives an annual fee, payable monthly in arrears, in an amount equal to 0.85% of the average daily value of the Trust’s Managed Assets. “Managed Assets” means the total assets of the Trust minus the sum of the accrued liabilities (other than the aggregate indebtedness or other liabilities constituting financial leverage). If the Trust uses leverage, the amount of fees paid to the Advisor for investment management services will be higher than if the Trust does not use leverage because the fees paid are calculated on the Trust’s Managed Assets, which include assets purchased with leverage. Consequently, since the Trust has leverage outstanding, the management fee as a percentage of net assets attributable to Common Stock is higher than if the Trust did not utilize leverage.

(5)      Based on estimated amounts for the current fiscal year assuming completion of an offering of $150,000,000.

(6)      Based on actual borrowings as of December 31, 2022, increased to account for leverage on the additional assets under management, assuming completion of the proposed issuance, and utilizing the interest rate as of that same date of 5.08%. This requires that the Trust utilizes financial leverage through borrowings in an amount equal to the maximum allowed under the current credit facility with the Bank of New York Mellon (“BNY”) of $400 million. To reach the regulatory borrowing limit of 33 1/3% of the Trust’s capital, the credit facility with BNY would need to be increased from its current maximum borrow limit of $400 million.

EXAMPLE:

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) total annual expenses set forth above, and (2) a 5% annual return:(1)

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred(2)	$45	$121	$199	$403

____________

(1)      The example should not be considered a representation of future expenses. The example assumes that the estimated “Other Expenses” set forth in the Annual Expenses table are accurate, that all dividends and distributions are reinvested at net asset value. The example uses the 3.74% annual expense calculated above for the 10 year period. Actual expenses may be greater or less than those assumed. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

(2)      Assumes that leverage remains 31.93% of the Trust’s capital throughout the periods reflected. See “Management of the Trust — Investment Management Agreement.”

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Trust’s financial performance for the periods presented. Certain information reflects financial results for a single Common Share of the Trust. The financial highlights as of and for the fiscal years ended December 31, 2014, through December 31, 2022, are derived from the Trust’s financial statements audited by KPMG LLP, the independent registered public accounting firm for the Trust. The financial highlights for the year ended December 31, 2013, are derived from financial statements audited by another independent registered public accounting firm. The Trust’s financial highlights for the fiscal years ended December 31, 2013, through December 31, 2017, are included in the Trust’s annual report on Form N-CSR for the fiscal year ended December 31, 2017. The Trust’s financial highlights for the fiscal years ended December 31, 2018, through December 31, 2022, are included in the Trust’s annual report on Form N-CSR for the fiscal year ended December 31, 2022, which is incorporated by reference into the Trust’s prospectus and SAI.

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019	For the Year Ended December 31, 2018
Per share operating performance for a share outstanding throughout the period
Net asset value, beginning of period	$10.48	$8.11	$8.86	$7.55	$8.99
Income from investment operations
Net investment income(1)	0.20	0.22	0.17	0.16	0.19
Net realized and unrealized gain (loss) on investments, written options and foreign currency transactions	(3.67)	2.75	(0.32)	1.75	(1.03)
Total from investment operations	(3.47)	2.97	(0.15)	1.91	(0.84)
Distributions on Common Shares
Net investment income	(0.21)	(0.08)	(0.21)	(0.30)	(0.17)
Net realized gains	(0.49)	(0.52)	—	—	—
Return of capital	—	—	(0.39)	(0.30)	(0.43)
Total distributions to common shareholders	(0.70)	(0.60)	(0.60)	(0.60)	(0.60)
NET ASSET VALUE, END OF PERIOD	$6.31	$10.48	$8.11	$8.86	$7.55
MARKET VALUE, END OF PERIOD	$5.73	$9.79	$6.88	$8.02	$6.16
Total investment return(2)
Net asset value	(33.97)%	37.88%	(0.74)%	25.74%	(9.75)%
Market value	(35.54)%	52.66%	(5.52)%	40.87%	(15.52)%
Ratios and supplemental data
Net assets, applicable to Common Shares, end of period (thousands)	$736,011	$1,221,609	$945,194	$1,032,890	$880,636
Ratios to average net assets applicable to Common Shares of:
Net expenses	2.29%	1.46%	1.53%	1.57%	1.54%
Net expenses, excluding interest on line of credit	1.39%	1.24%	1.26%	1.16%	1.17%
Net investment income	2.49%	2.37%	2.25%	1.89%	2.30%
Portfolio turnover rate	53.88%	78.44%	72.50%	44.97%	70.38%

____________

(1)      Based on average shares outstanding.

(2)      Total investment return does not reflect brokerage commissions. Dividends and distributions are assumed to be reinvested at the prices obtained under the Trust’s Dividend Reinvestment Plan. Net Asset Value (“NAV”) total return is calculated assuming reinvestment of distributions at NAV on the date of the distribution.

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013
Per share operating performance for a share outstanding throughout the year
Net asset value, beginning of year	$8.65	$9.04	$10.16	$9.04	$9.48
Income from investment operations
Net investment income(1)	0.27	0.26	0.27	0.30	0.33
Net realized and unrealized gain (loss) on investments, written options, and foreign currency transactions	0.67	(0.05)	(0.82)	1.36	(0.23)
Total from investment operations	0.94	0.21	(0.55)	1.66	0.10
Dividends and distributions on Common Shares
Net investment income	(0.60)	(0.34)	(0.57)	(0.40)	(0.39)
Return of capital	—	(0.26)	—	(0.14)	(0.15)
Total dividends and distributions to Common Shareholders	(0.60)	(0.60)	(0.57)	(0.54)	(0.54)
NET ASSET VALUE, END OF YEAR	$8.99	$8.65	$9.04	$10.16	$9.04
MARKET VALUE, END OF YEAR	$7.92	$7.30	$7.64	$8.99	$7.92
Total investment return(2)
Net asset value	11.28%	2.17%	(5.57)%	18.73%	0.91%
Market value	17.22%	3.17%	(8.89)%	20.74%	(4.93)%
Ratios and supplemental data
Net assets, applicable to Common Shares, end of year (thousands)	$1,048,432	$1,008,918	$1,053,863	$1,184,712	$1,053,535
Ratios to average net assets applicable to Common Shares of:
Net expenses, including fee waiver	1.43%	1.18%	1.19%	1.14%	1.06	%(3)
Net expenses, excluding fee waiver	1.43%	1.18%	1.19%	1.14%	1.07	%(3)
Net expenses, including fee waiver and excluding interest on line of credit	1.16%	1.09%	1.10%	1.08%	1.04	%(3)
Net expenses, excluding fee waiver and interest on line of credit	1.16%	1.09%	1.10%	1.08%	1.04	%(3)
Net investment income	3.02%	2.86%	2.79%	3.05%	3.43%
Portfolio turnover rate	124.07%	67.36%	76.54%	21.27%	11.38%

____________

(1)      Based on average shares outstanding.

(2)      Total investment return does not reflect brokerage commissions. Dividends and distributions are assumed to be reinvested at the prices obtained under the Trust’s Dividend Reinvestment Plan. Net Asset Value (“NAV”) total return is calculated assuming reinvestment of distributions at NAV on the date of the distribution.

(3)      Effective February 28, 2013, the investment management fee waiver agreement expired.

Senior Securities

The following table sets forth information regarding the Trust’s outstanding senior securities as of the end of each of the Trust’s last ten fiscal periods. The Trust’s senior securities during this time period are comprised of outstanding indebtedness, which constitutes a “senior security” as defined in the 1940 Act. The information in this table for the fiscal years ended 2022, 2021, 2020, 2019, and 2018 has been audited by KPMG LLP, independent registered public accounting firm. The Trust’s audited financial statements, including the report of KPMG LLP thereon, and accompanying notes thereto, are incorporated herein by reference to the Trust’s annual report on Form N-CSR for the fiscal period ended December 31, 2022.

	Borrowings Outstanding at the End of Period
Fiscal Year Ended December 31	Aggregate Amount Outstanding (000)(1)	Asset Coverage Per $1,000(2)
2022	$345,209,400	$3,132
2021	$320,488,800	$4,812
2020	$289,726,800	$4,262
2019	$121,019,500	$9,535
2018	$74,110,800	$12,883
2017	$175,743,600	$6,966
2016	$88,108,200	$12,451
2015	$174,414,970	$7,042
2014	$125,923,000	$10,408
2013	$58,727,500	$18,939

____________

(1)      Aggregate Amount Outstanding: Aggregate amount outstanding represents the principal amount outstanding as of the end of the relevant fiscal year owed by the Trust to lenders under arrangements in place at the time.

(2)      Asset Coverage per $1,000: Asset coverage per $1,000 of debt is calculated by subtracting the Trust’s liabilities and indebtedness not represented by senior securities from the Trust’s total assets, dividing the result by the aggregate amount of the Trust’s senior securities representing indebtedness then outstanding, and multiplying the result by 1,000.

THE TRUST

The Trust is a diversified, closed-end management investment company registered under the Investment Company Act. The Trust was organized as a Delaware statutory trust on November 6, 2003, pursuant to the Amended and Restated Agreement and Declaration of Trust governed by the laws of the State of Delaware (the “Agreement and Declaration of Trust”). During 2004, the Trust issued 101,000,000 shares of common stock at $15.00 per share. In connection with the Trust’s Dividend Reinvestment Plan (“DRIP”), the Trust issued no Common Shares for the years ended December 31, 2022 and December 31, 2021, respectively. As of February 15, 2023, the Trust had outstanding Common Shares of 116,590,494 with a par value of $0.001 per share.

The Trust’s Common Shares are traded on NYSE under the symbol “IGR”. The Trust’s principal office is located at 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087 and its telephone number is 1-877-711-4272.

The following provides information about the Trust’s outstanding shares as of February 15, 2023:

Title of Class	Amount Authorized	Amount Held by the Trust or for its Account	Amount Outstanding
Common Shares	Unlimited	0	116,590,494

TRADING AND NET ASSET VALUE INFORMATION

The following table sets forth for each of the quarters indicated: (i) the high and low closing market prices for Common Shares on the NYSE, (ii) the corresponding net asset value (“NAV”) per share, and (iii) the premium or discount to NAV per share at which the Trust’s Common Shares were trading as of such date. NAV is determined once daily as of the close of regular trading of the NYSE (typically 4:00 P.M., Eastern Time). See “Determination of Net Asset Value” for information as to the determination of the Trust’s NAV.

	Closing Market Price Per Common Share(1)		NAV per Common Share on Date of Market Price(2)		Premium/(Discount) on Date of Market Price(1)
Fiscal Quarter Ended	High	Low	High	Low	High	Low
September 30, 2020	$6.33	$5.82	$7.52	$7.05	-15.82%	-17.45%
December 31, 2020	$6.88	$5.57	$8.11	$6.90	-15.17%	-19.28%
March 31, 2021	$7.81	$6.69	$8.47	$7.88	-7.79%	-15.10%
June 30, 2021	$9.09	$7.83	$9.77	$8.60	-6.96%	-8.95%
September 30, 2021	$9.42	$8.36	$10.15	$9.21	-7.19%	-9.23%
December 31, 2021	$9.79	$8.46	$10.48	$9.29	-6.58%	-8.93%
March 31, 2022	$9.78	$7.98	$10.38	$8.85	-5.78%	-9.83%
June 30, 2022	$9.18	$6.77	$9.68	$7.10	-5.17%	-4.65%
September 30, 2022	$8.28	$5.59	$8.50	$5.97	-2.59%	-6.37%
December 31, 2022	$6.46	$5.30	$6.66	$5.68	-3.00%	-6.69%

____________

(1)      Source: The Advisor, based on public information available via Factset.

(2)      Source: NYSE.

The NAV per Common Share, the market price and percentage of premium/(discount) to NAV per Common Share on February 15, 2023 was $7.10, $6.78 and -4.51%, respectively. As of February 15, 2023, the Trust had 116,590,494 Common Shares outstanding and net assets applicable to Common Shares of $827,629,789. See “Repurchase of Common Shares” in this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the Trust will use the net proceeds from any sales of Securities pursuant to this prospectus to make investments in accordance with the Trust’s investment objectives and policies. In certain limited circumstances, the Trust may also opt to use the net proceeds from any sale to repay borrowings or notes, close-out reverse repurchase agreements or unwind derivatives transactions.

To the extent a portion of the net proceeds from an offering are used to make investments, the relevant prospectus supplement will include an estimate of the length of time it is expected to take to invest such proceeds. The Trust anticipates that the net proceeds will be invested shortly following completion of an offering and in any event expects the time period to be less than three months. To the extent a portion of the net proceeds from an offering are used to repay borrowings or notes, close-out reverse repurchase agreements or unwind derivatives transactions, the Trust anticipates that such use of the proceeds will be effected as soon as practicable after completion of the relevant offering.

THE TRUST’S INVESTMENTS

The following section describes the Trust’s investment objectives, significant investment policies and investment techniques. More complete information describing the Trust’s significant investment policies and techniques, including the Trust’s fundamental investment restrictions, can be found in the Statement of Additional Information, which is herein incorporated by reference.

Investment Objectives and Policies

The Trust’s primary investment objective is high current income and its secondary investment objective is capital appreciation. The Trust has a policy of concentrating its investments in the real estate industry. The Trust’s investment objectives and its policy of concentrating its investments in the real estate industry are fundamental and may not be changed without shareholder approval. Unless otherwise indicated, the Trust’s other investment policies are not fundamental and may be changed by the Board of Trustees without shareholder approval, although it has no current intention of doing so. There can be no assurance that the Trust’s investment objectives will be achieved.

The Trust has a policy of concentrating its investments in the real estate industry and not in any other industry. Under normal market conditions, the Trust will invest substantially all but no less than 80% of its total assets in income-producing global “Real Estate Equity Securities.” Real Estate Equity Securities include common stocks, preferred securities, warrants and convertible securities issued by real estate companies, such as REITs and REOCs. The Trust, under normal market conditions, invests (i) at least 30% of its assets in securities of companies economically tied to countries other than the United States, and (ii) in the securities of companies economically tied to a minimum of seven countries, including the United States. The Trust, under normal market conditions, will invest in Real Estate Equity Securities of companies domiciled primarily in developed countries. However, the Trust may invest up to 15% of its total assets in Real Estate Equity Securities of companies domiciled in emerging market countries. Under normal market conditions, the Trust expects to have investments in at least three countries, including the United States.

The Trust will invest primarily in Real Estate Equity Securities with market capitalizations that range, in the current market environment, from approximately $75 million to approximately $100 billion. However, there is no restriction on the market capitalization range or the actual market capitalization of the individual companies in which the Trust may invest.

The Trust may invest up to 25% of its total assets in preferred securities of global real estate companies. The Trust may invest up to 20% of its total assets in preferred securities that are rated below investment grade or that are not rated and are considered by the Trust’s investment adviser to be of comparable quality. Preferred securities of non-investment grade quality are regarded as having predominantly speculative characteristics with respect to the capacity of the issuer of the preferred securities to pay interest and repay principal. Investment grade quality securities are those that are rated within the four highest grades by Moody’s Investors Service, Inc., S&P Global Ratings, or Fitch Ratings at the time of investment or are considered by the Trust’s investment adviser to be of comparable quality. Although it has no present intentions to do so, the Trust may invest in securities and other instruments that, at the time of investment, are illiquid (i.e., securities that are not readily marketable).

The Trust defines a real estate company as a company that derives at least 50% of its revenue from the ownership, construction, financing, management or sale of commercial, industrial or residential real estate or has at least 50% of its assets invested in such real estate. A common type of real estate company, a REIT, is a domestic corporation that pools investors’ funds for investment primarily in income-producing real estate or in real estate related loans (such as mortgages) or other interests. Therefore, a REIT normally derives its income from rents or from interest payments and may realize capital gains by selling properties that have appreciated in value. A U.S. REIT is not taxed on income distributed to its shareholders if it complies with several requirements of the Code. As a result, REITs tend to pay relatively high dividends (as compared to other types of companies), and the Trust intends to use these REIT dividends in an effort to meet its primary objective of high current income.

Global real estate companies outside the U.S. include, but are not limited to, companies with similar characteristics to the REIT structure, in which revenue primarily consists of rent derived from owned, income-producing real estate properties, dividend distributions as a percentage of taxable net income are high (generally greater than 80%), debt levels are generally conservative and income derived from development activities is generally limited.

The Trust may invest in securities of foreign issuers in the form of American Depositary Receipts (“ADRs”) and European Depositary Receipts (“EDRs”). The Trust may purchase or sell (write) options on securities and securities indices which are listed on a national securities exchange or in the over-the-counter market as a means of achieving additional return or of hedging the value of the Trust’s portfolio.

The Trust may engage in foreign currency transactions, including foreign currency forward contracts, options, swaps, and other strategic transactions in connection with its investments in foreign Real Estate Equity Securities. Although not intended to be a significant element in the Trust’s investment strategy, from time to time the Trust may use various other investment management techniques that also involve certain risks and special considerations, including engaging in short sales.

The Trust will invest in Real Estate Equity Securities where dividend distributions are subject to withholding taxes as determined by United States tax treaties with respective individual foreign countries. Generally, the Trust will invest in Real Estate Equity Securities that are excluded from the reduced tax rates as determined by the Jobs and Growth Tax Relief Reconciliation Act of 2003.

Approach to Selecting Securities

The Advisor uses a disciplined two-step process for constructing the Trust’s portfolio. First, the Advisor selects sectors and geographic regions in which to invest, and determines the degree of representation in the Trust’s portfolio of such sectors and regions, through a systematic evaluation of public and private property market trends and conditions. Second, the Advisor uses a proprietary process and tools to identify investments with superior relative return prospects relative to the overall universe of stocks. This proprietary process and tools examine many factors, including: (i.) growth; (ii.) value; (iii) quality; and (iv) market momentum. The Advisor may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into opportunities it believes are more promising.

Portfolio Composition

The Trust’s portfolio will be composed principally of the investments described below. A more detailed description of the Trust’s investment policies and restrictions and more detailed information about the Trust’s portfolio investments are contained in the Statement of Additional Information.

Real Estate Companies.    Under normal market conditions, the Trust will invest substantially all but not less than 80% of its total assets in income producing common stocks, preferred securities, warrants and convertible securities issued by global real estate companies. For purposes of the Trust’s investment policies, the Trust defines a real estate company as a company that derives at least 50% of its total revenue or earnings from the owning, operating, leasing, developing, managing, brokering and/or selling real estate, or has at least 50% of its assets invested in real estate.

Real Estate Investment Trusts (REITs).    The Trust will invest in REITs. A REIT is a real estate company that pools investors’ funds for investment primarily in income-producing real estate or in real estate related loans (such as mortgages) or other interests. Therefore, a REIT normally derives its income from rents or from interest payments, and may realize capital gains by selling properties that have appreciated in value. A U.S. REIT is not taxed on income distributed to its shareholders if it complies with several requirements relating to its organization, ownership, assets and income and a requirement that it distribute to its shareholders at least 90% of its taxable income (other than net capital gains) for each taxable year and otherwise complies with the requirements of the Code. As a result, REITs tend to pay higher dividends relative to other types of companies, and the Trust intends to use these REIT dividends in an effort to meet its primary objective of high current income.

REITs can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs, which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity REITs and Mortgage REITs.

Non-U.S. Real Estate Companies.    The Trust will invest in global real estate companies outside the U.S. These companies include, but are not limited to, companies with similar characteristics to the REIT structure, in which revenue primarily consists of rent derived from owned, income-producing real estate properties, dividend distributions as a percentage of taxable net income are high (generally greater than 80%), debt levels are generally conservative and income derived from development activities is generally limited.

Depositary Receipts.    The Trust may also invest in securities of foreign issuers in the form of American Depositary Receipts (“ADRs”) and European Depositary Receipts (“EDRs”). Generally, ADRs in registered form are dollar denominated securities designed for use in the U.S. securities markets, which represent and may be converted into an underlying foreign security. EDRs, in bearer form, are designed for use in the European securities markets.

Preferred Securities.    The Trust may invest in preferred securities issued by real estate companies. Preferred securities pay fixed or floating rate dividends to investors, and have a “preference” over common stock in the payment of dividends and the liquidation of a company’s assets. This means that a company must pay dividends on preferred securities before paying any dividends on its common stock. Preferred security holders usually have no right to vote for corporate directors or on other matters.

Convertible Debt of Real Estate Companies.    The Trust may invest in convertible debt of real estate companies. The investment return of convertible corporate bonds reflects interest on the security and changes in the market value of the security. The market value of a convertible corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of a convertible corporate bond also may be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations with respect to interest or principal payments at the time called for by an instrument.

Foreign Securities.    The Trust may invest up to 100% of its total assets in Foreign Securities, including securities denominated in foreign currencies or in multinational currency units. The Trust may hold any Foreign Securities of emerging market issuers which may entail additional risks. See “Risk Factors — Emerging Markets Risks” below. Foreign securities markets generally are not as developed or efficient as those in the United States. Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of price can be greater than in the United States.

Because evidence of ownership of such securities usually is held outside the United States, the Trust will be subject to additional risks which include possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on the Foreign Securities to investors located outside the country of the issuer, whether from currency blockage or otherwise.

Since Foreign Securities often are purchased with and payable in currencies of foreign countries, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.

Lower-Rated Securities.    The Trust will not invest more than 20% of its total assets in preferred securities of below investment grade quality. Investment grade quality securities are those that are rated within the four highest grades (i.e., Baa3/ BBB- or better) by Moody’s, S&P or Fitch, or unrated securities determined by the Advisor to be of comparable credit quality. The Trust may only invest in high yield securities that are rated CCC- or higher by S&P, rated Caa or higher by Moody’s, or rated CCC- or higher by Fitch, or unrated securities determined by the Advisor to be of comparable quality. The Trust will not invest in securities that are in default as to payment of principal or interest at the time of purchase.

See “Risk Factors — Risks of Investment in Lower-Rated Securities” for a discussion of the risks of below investment grade securities. For a description of security ratings, see Appendix A of the Statement of Additional Information.

Strategic Transactions.    The Trust may, but is not required to, use various strategic transactions described below to seek to generate total return, facilitate portfolio management and mitigate risks. Such strategic transactions are regularly used by many mutual funds and other institutional investors. Although the Advisor seeks to use these kinds of transactions to further the Trust’s investment objectives, no assurance can be given that they will achieve this result.

Strategic Transactions have risks, including the imperfect correlation between the value of such instruments and the underlying assets, the possible default of the other party to the transaction and illiquidity of the derivative instruments. Furthermore, the ability to successfully use Strategic Transactions depends on the Advisor’s ability to predict pertinent market movements, which cannot be assured. Thus, the use of Strategic Transactions may result in losses greater than if they had not been used, may require the Trust to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Trust can realize on an investment, or may cause the Trust to hold a security that it might otherwise sell. The use of currency transactions can result in the Trust incurring losses as a result of the imposition of exchange controls, suspension of settlements or the inability of the Trust to deliver or receive a specified currency. Additionally, amounts paid by the Trust as premiums and cash or other assets held in margin accounts with respect to Strategic Transactions are not otherwise available to the Trust for investment purposes.

A more complete discussion of Strategic Transactions and their risks is contained in the Trust’s Statement of Additional Information.

Illiquid Securities.    The Trust does not presently intend to invest in illiquid securities; however, the Trust may invest in illiquid securities. Illiquid securities are not readily marketable (i.e., within seven days) and include, but are not limited to, restricted securities (securities the disposition of which are restricted under the federal securities laws), securities that may be resold pursuant to Rule 144A under the Securities Act, but that are not deemed to be liquid, and repurchase agreements with maturities in excess of seven days.

Restricted securities may be sold only in privately negotiated transactions or in a public offering with respect to which a registration statement is in effect under the Securities Act. Where registration is required, the Trust may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the Trust may be permitted to sell a security under an effective registration statement. If during such a period adverse market conditions were to develop, the Trust might obtain a less favorable price than that which prevailed when it decided to sell.

Temporary Defensive Position.    Upon the Advisor’s recommendation, during periods of unusual adverse market condition and in order to keep the Trust’s cash fully invested, including the period during which the net proceeds of the offering are being invested, the Trust may deviate from its investment objectives and invest all or any portion of its assets in investment grade debt securities, without regard to whether the issuer is a real estate company. In such a case, the Trust may not pursue or achieve its investment objectives.

Portfolio Turnover.    The Trust may engage in portfolio trading when considered appropriate, but short-term trading will not be used as the primary means of achieving the Trust’s investment objectives. Although the Trust cannot accurately predict its annual portfolio turnover rate, it is not expected to exceed 100% under normal circumstances. However, there are no limits on the rate of portfolio turnover, and investments may be sold without regard to length of time held when, in the opinion of the Advisor, investment considerations warrant such action. A higher turnover rate results in correspondingly greater brokerage commissions and other transactional expenses which are borne by the Trust. High portfolio turnover may result in the realization of net short-term capital gains by the Trust which, when distributed to shareholders, will be taxable as ordinary income. See “Tax Matters.”

BORROWINGS AND USE OF LEVERAGE

The Trust currently anticipates borrowing from banks and other financial institutions and may also borrow additional funds using such investment techniques as the Advisor may from time to time determine, in an amount up to 33 1/3% of its capital. This practice is known as “leverage.” The Trust has a secured line of credit with the Bank of New York Mellon (“BNY”) that allows the Trust to borrow up to an aggregate amount of $400,000,000. Borrowings under this arrangement bear interest at the Federal funds rate plus 75 basis points (0.75%). As of December 31, 2022, there were borrowings in the amount of $345,209,400 on the Trust’s line of credit.

Changes in the value of the Trust’s portfolio, including securities bought with the proceeds of the leverage, will be borne entirely by the holders of Common Shares. If there is a net decrease, or increase, in the value of the Trust’s investment portfolio, the leverage will decrease, or increase (as the case may be), the net asset value per Common Share to a greater extent than if the Trust were not leveraged. During periods in which the Trust is using leverage, the fees paid to the Advisor for advisory services will be higher than if the Trust did not use leverage because the fees paid will be calculated on the basis of the Trust’s Managed Assets, which include the proceeds from the leverage. This may create a conflict of interest between the Advisor and the common shareholders. Leverage involves greater risks. The Trust’s leveraging strategy may not be successful.

The Trust may also borrow money in an amount equal to 5% of its capital as a temporary measure for extraordinary or emergency purposes, including the payment of distributions and the settlement of securities transactions that otherwise might require untimely dispositions of Trust securities.

Effects of Leverage

The following table illustrates the effect of leverage on Common Share total return, assuming investment portfolio total returns (comprised of income and changes in the value of securities held in the Trust’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns expected to be experienced by the Trust. Actual returns may be greater or less than those appearing in the table below. See “Risk Factors — Leverage Risk.” The table further reflects the issuance of leverage representing 31.93% of the Trust’s total net assets, net of expenses. The Trust’s currently projected annual interest on its leverage is 5.08%.

Assumed Portfolio Total Return (Net of Expenses)	(10.0)%	(5.0)%	0.0%	5.0%	10.0%
Common Share Total Return	(16.95)%	(9.67)%	(2.38)%	4.90%	12.19%

Common Share total return is composed of two elements — the Common Share distributions paid by the Trust (the amount of which is largely determined by the net investment income of the Trust after paying interest on borrowings) and gains or losses on the value of the securities the Trust owns. As required by Securities and Exchange Commission rules, the table above assumes that the Trust is more likely to suffer capital losses than to enjoy capital appreciation.

The Trust regularly utilizes leverage through borrowing. However, the foregoing illustrations will not be pertinent if the Trust were to cease using such leverage.

RISK FACTORS

Risk is inherent in all investing. Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Therefore, before investing you should consider carefully the following risks that you assume when you invest in Common Shares.

General Real Estate Risks.    Real property investments are subject to varying degrees of risk. The yields available from investments in real estate depend on the amount of income and capital appreciation generated by the related properties. Income and real estate values may also be adversely affected by such factors as applicable laws, interest rate levels, and the availability of financing. If the properties do not generate sufficient income to meet operating expenses, including, where applicable, debt service, ground lease payments, tenant improvements, third-party leasing commissions and other capital expenditures, the income and ability of the real estate company to make payments of any interest and principal on its debt securities or dividends on its equity securities will be adversely affected. In addition, real property may be subject to the quality of credit extended and defaults by borrowers and tenants. The performance of the economy in each of the regions in which the real estate owned by the portfolio company is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. The financial results of major local employers also may have an impact on the cash flow and value of certain properties. In addition, real estate investments are relatively illiquid and, therefore, the ability of real estate companies to vary their portfolios promptly in response to changes in economic or other conditions is limited. A real estate company may also have joint venture investments in certain of its properties, and consequently, its ability to control decisions relating to such properties may be limited.

Real property investments are also subject to risks which are specific to the investment sector or type of property in which the real estate companies are investing.

Retail Properties.    Retail properties are affected by the overall health of the economy. A retail property may be adversely affected by the growth of alternative forms of retailing, bankruptcy, decline in drawing power, a shift in consumer demand due to demographic changes and/or changes in consumer preference (for example, to discount retailers) and spending patterns. A retail property may also be adversely affected if an anchor or significant tenant ceases operation at such location, voluntarily or otherwise. Certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property.

Office Properties.    Office properties generally require their owners to expend significant amounts for general capital improvements, tenant improvements and costs of reletting space. In addition, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Office properties may also be adversely affected if there is an economic decline in the businesses operated by their tenants. The risks of such an adverse effect is increased if the property revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Hotel Properties.    The risks of hotel properties include, among other things, the necessity of a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated, competition from other hotels, increases in operating costs (which increases may not necessarily be offset in the future by increased room rates), dependence on business and commercial travelers and tourism, increases in fuel costs and other expenses of travel, changes to regulation of operating liquor and other licenses, and adverse effects of general and local economic conditions. Due to the fact that hotel rooms are generally rented for short periods of time, hotel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties.

Also, hotels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchiser, the manager or the operator. On the other hand, it may be difficult to terminate an ineffective operator of a hotel property subsequent to a foreclosure of such property.

Healthcare Properties.    Healthcare properties and healthcare providers are affected by several significant factors, including federal, state and local laws governing licenses, certification, adequacy of care, pharmaceutical distribution, rates, equipment, personnel and other factors regarding operations, continued availability of revenue from government reimbursement programs, and competition in terms of appearance, reputation, quality and cost of care with similar properties on a local and regional basis.

The governmental laws and regulations described above are subject to frequent and substantial changes resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing law. Changes may also be applied retroactively and the timing of such changes cannot be predicted. The failure of any healthcare operator to comply with governmental laws and regulations may affect its ability to operate its facility or receive government reimbursement. In addition, in the event that a tenant is in default on its lease, a new operator or purchaser at a foreclosure sale will have to apply in its own right for all relevant licenses if such new operator does not already hold such licenses. There can be no assurance that such new licenses would be obtained, and consequently, there can be no assurance that any healthcare property subject to foreclosure will be disposed of in a timely manner.

Multifamily Properties.    The value and successful operation of a multifamily property may be affected by a number of factors such as the location of the property, the ability of management to provide adequate maintenance and insurance, the types of services provided by the property, the level of mortgage rates, presence of competing properties, the relocation of tenants to new projects with better amenities, the adverse economic conditions in the locale, the amount of rent charged, and the oversupply of units due to new construction. In addition, multifamily properties may be subject to rent control laws or other laws affecting such properties, which could impact the future cash flows of such properties.

Community Shopping Centers.    Community center properties are dependent upon the successful operations and financial condition of their tenants, particularly certain of their major tenants, and could be adversely affected by bankruptcy of those tenants. Like other types of property in the commercial real estate industry, community centers are subject to environmental risks and interest rate risk. They also face the need to enter into new leases or renew leases on favorable terms to generate rental revenues. Community center properties could be adversely affected by changes in the local markets where their properties are located, as well as by adverse changes in national economic and market conditions.

Self-Storage Properties.    The value and successful operation of a self-storage property may be affected by a number of factors, such as the ability of the management team, the location of the property, the presence of competing properties, changes in traffic patterns, and adverse effects of general and local economic conditions with respect to rental rates and occupancy levels.

Industrial Properties.    Industrial properties typically include warehouses, depots, storage, factories, logistics and distributions. Factors such as vacancy, tenant mix, lease term, property condition and design, redevelopment opportunities and property location could adversely affect the value and operation of industrial properties.

Tower Companies.    Cell towers and wireless services have seen an increased demand in recent years. However, owners and operators of towers may be subject to, and therefore must comply with, environmental laws that impose strict, joint and several liability for the cleanup of on-site or off-site contamination and related personal injury or property damage.

Data Centers Properties.    Data centers facilities house an organization’s most critical and proprietary assets. Therefore, operation of data centers properties depends upon the demand for technology-related real estate and global economic conditions that could adversely affect companies’ abilities to lease, develop or renew leases. Declining real estate valuations and impairment charges could adversely affect earnings and financial condition of data center properties.

Net Lease Properties.    Net lease properties require the tenant to pay (in addition to the rent) property taxes, insurance, and maintenance on the property. Tenant’s ability to pay rent, interest rate fluctuations, vacancy, property location, length of the lease are only few of the risks that could affect net lease properties operations.

Other factors that may contribute to the riskiness of all real estate investments include:

Lack of Insurance.    Certain real estate companies may have disclosed that they carry comprehensive liability, fire, flood, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. However, such insurance is not uniform among real estate companies. Moreover, there are certain types of extraordinary losses that may be uninsurable, or not economically insurable. Certain properties may be located in areas that are subject to earthquake activity for which insurance may not be maintained. Should a property sustain damage as a result of an earthquake, even if the real estate company maintains earthquake insurance, it may incur substantial losses due to insurance deductibles, co-payments on insured losses or uninsured losses. Any type of uninsured loss could cause a real estate company to lose its investment in, and anticipated profits and cash flows from, a number of properties and, as a result, adversely affect the Trust’s investment performance.

Credit Risk.    Real estate companies may be highly leveraged and financial covenants may affect the ability of those companies to operate effectively. Real estate companies may be subject to risks normally associated with debt financing. If the principal payments of a real estate company’s debt cannot be refinanced, extended or paid with proceeds from other capital transactions, such as new equity capital, the real estate company’s cash flow may not be sufficient to repay all maturing debt outstanding.

In addition, a real estate company’s obligation to comply with financial covenants, such as debt-to-asset ratios and secured debt-to-total asset ratios, and other contractual obligations may restrict a real estate company’s range of operating activity. A real estate company, therefore, may be contractually prohibited from incurring additional indebtedness, selling its assets, engaging in mergers, or making acquisitions which may be beneficial to the operation of the real estate company.

Financial Leverage.    Global real estate companies may be highly leveraged and financial covenants may affect the ability of global real estate companies to operate effectively.

Environmental Issues.    In connection with the ownership (direct or indirect), operation, management and development of real properties that may contain hazardous or toxic substances, a real estate company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines and liabilities for injuries to persons and property. The existence of any such material environmental liability could have a material adverse effect on the results of operations and cash flow of any such portfolio company and, as a result, the amount available to make distributions could be reduced.

Recent Events.    The value of real estate is particularly susceptible to a variety of factors, such as economic, financial or political events, including, but not limited to, recessions, changes in interest rates, rising inflation, war, including Russia’s invasion of Ukraine, acts of terrorism, the spread of infectious disease or other public health emergencies, such as the global pandemic caused by COVID-19, and other changes in foreign and domestic conditions.

Acts of God and Geopolitical Risks.    The performance of certain investments could be affected by acts of God or other unforeseen and/or uncontrollable events (collectively, “disruptions”), including, but not limited to, natural disasters, public health emergencies (including any outbreak or threat of COVID-19, SARS, H1N1/09 flu, avian flu, other coronavirus, Ebola, or other existing or new pandemic or epidemic diseases), terrorism, social and political discord, geopolitical events, national and international political circumstances, and other unforeseen and/or uncontrollable events with widespread impact. These disruptions may affect the level and volatility of security prices and liquidity of any investments. Unexpected volatility could impair an investment’s profitability or result in it suffering losses. Economies and financial markets throughout the world are becoming increasingly interconnected, which increases the likelihood that events or conditions in one country or region will adversely impact markets or securities industry participants in other countries or regions.

The extent of the impact of any such disruption on the Trust will depend on many factors, including the duration and scope of such disruption, the extent of any related travel advisories and restrictions implemented, the impact of such disruption on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity and the extent of its disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. A disruption may materially and adversely impact the value and performance of any investment, the Advisor’s ability to source, manage and divest investments, and the Advisor’s ability to achieve the Trust’s investment objectives, ultimately resulting in significant losses to investors. In addition, there is a risk that a long disruption will significantly impact the operations of the Advisor, the Trust, and its portfolio investments, or even temporarily or permanently halt their operations.

REIT Issues.    U.S. REITs are subject to a highly technical and complex set of provisions in the Code. It is possible that the Trust may invest in a real estate company which purports to be a REIT but which fails to qualify as a REIT. In the event of any such unexpected failure to qualify as a REIT, the purported REIT would be subject to corporate-level taxation, significantly reducing the return to the Trust on its investment in such company. REITs could possibly fail to qualify for tax-free pass through of income under the Code, or to maintain their exemptions from registration under the Investment Company Act. The above factors may also adversely affect a borrower’s or a lessee’s ability to meet its obligations to the REIT. In the event of a default by a borrower or a lessee, the REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments.

Stock Market Risk.    A portion of your investment in Common Shares represents an indirect investment in equity securities owned by the Trust, substantially all of which are traded on a domestic or foreign securities exchange or in the over-the-counter markets. The value of these securities, like other stock market investments, may move up or down, sometimes rapidly and unpredictably.

Common Stock Risk.    While common stock has historically generated higher average returns than fixed income securities, common stock has also experienced significantly more volatility in those returns. An adverse event, such as an unfavorable earnings report, may depress the value of common stock held by the Trust. Also, the price of common stock is sensitive to general movements in the stock market. A drop in the stock market may depress the price of common stock held by the Trust.

Foreign Securities Risk.    Under current market conditions, the Trust may invest up to 100% of its total assets in Foreign Securities, although it is not the Trust’s current intent to do so. Investing in Foreign Securities, including emerging markets (or lesser developed countries), involves certain risks not involved in domestic investments, including, but not limited to:

•        fluctuations in foreign exchange rates;

•        future foreign economic, financial, political and social developments;

•        different legal systems;

•        the possible imposition of exchange controls or other foreign governmental laws or restrictions;

•        lower trading volume;

•        much greater price volatility and illiquidity of certain foreign securities markets;

•        different trading and settlement practices;

•        less governmental supervision;

•        regulatory changes;

•        changes in currency exchange rates;

•        high and volatile rates of inflation;

•        fluctuating interest rates;

•        less publicly available information; and

•        different accounting, auditing and financial record-keeping standards and requirements.

Investments in Foreign Securities, especially in emerging market countries, will expose the Trust to the direct or indirect consequences of political, social or economic changes in the countries that issue the securities or in which the issuers are located. Certain countries in which the Trust may invest have historically experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. Many of these countries are also characterized by political uncertainty and instability. The cost of servicing external debt will generally be adversely affected by rising international interest rates because many external debt obligations bear interest at rates which are adjusted based upon international interest rates. In addition, with respect to certain foreign countries, there is a risk of:

•        the possibility of expropriation of assets;

•        confiscatory taxation;

•        difficulty in obtaining or enforcing a court judgment;

•        economic, political or social instability;

•        the possibility that an issuer may not be able to make payments to investors outside of the issuer’s country; and

•        diplomatic developments that could affect investments in those countries.

In addition, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as:

•        growth of gross domestic product;

•        rates of inflation;

•        capital reinvestment;

•        resources;

•        self-sufficiency;

•        balance of payments position; and

•        the tax treatment of the Trust’s investments, which may result in certain investments in Foreign Securities being subject to foreign withholding taxes, or being subject to U.S. federal income tax rules that may cause a U.S. holder to recognize taxable income without a corresponding receipt of cash, to incur an interest charge on taxable income that is deemed to have been deferred and/or to recognize ordinary income that would have otherwise been treated as capital gain. See “U.S. Federal Income Tax Matters” in the Statement of Additional Information.

These risks are often heightened for investments in smaller, emerging capital markets. For more information regarding risks of emerging market investing, see “Emerging Markets Risks” below.

Foreign Currency Risk.    Because the Trust may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities in the Trust and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of securities denominated in such currencies, which means that the Trust’s net asset value could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar.

Emerging Markets Risks.    The Trust may invest in issuers located or doing substantial business in emerging market countries. Because of less developed markets and economies and, in some countries, less mature governments and governmental institutions, the risks of investing in securities of issuers domiciled or doing substantial business in foreign countries can be intensified in emerging market countries. These risks include: high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries; political and social uncertainties; over-dependence on exports, especially with respect to primary commodities, making these economies vulnerable to changes in commodity prices; overburdened infrastructure and obsolete or unseasoned financial systems; environmental problems; less developed legal systems; and less reliable custodial services and settlement practices.

Dilution Risk.    If the Trust determines to conduct a rights offering to subscribe for Common Shares, holders of Common Shares may experience dilution of the aggregate net asset value of their Common Shares. The level of dilution will depend upon whether (i) such shareholders participate in the rights offering and (ii) the Trust’s net asset value per Common Share is above or below the subscription price on the expiration date of the rights offering.

Shareholders who do not exercise their subscription rights fully may, at the completion of such an offering, own a smaller proportional interest in the Trust than if they exercised their subscription rights fully. As a result of such an offering, a shareholder may experience dilution in net asset value per share if the subscription price per share is below the net asset value per share on the expiration date. If the subscription price per share is below the net asset value per share of the Trust’s shares on the expiration date, a shareholder will experience an immediate dilution of the aggregate net asset value of such shareholder’s shares if the shareholder does not participate fully in such an offering and the shareholder will experience a reduction in the net asset value per share of such shareholder’s shares whether or not the shareholder participates in such an offering. The Trust cannot state precisely the extent of this dilution (if any) if the shareholder does not exercise such shareholder’s subscription rights because the Trust does not know what the net asset value per share will be when the offer expires or what proportion of the subscription rights will be exercised.

The Trust’s investors do not have preemptive rights to any shares the Trust may issue in the future, except as otherwise specified by the Trust upon the creation of Securities, including in connection with an offering to shareholders of one or more classes of its Common Shares, such as Subscription Rights. The Declaration of Trust authorizes the Trust to issue an unlimited number of shares. The Board may make certain amendments to the Declaration of Trust. After an investor purchases shares, the Trust may sell additional shares or other classes of shares in the future or issue equity interests in private offerings. To the extent the Trust issues additional equity interests after an investor purchases its shares, such investor’s percentage ownership interest in the Trust will be diluted.

Leverage Risk.    Leverage risk is the risk associated with the borrowing of funds and other investment techniques to leverage the Common Shares.

Leverage is a speculative technique which may expose the Trust to greater risk and increase its costs. Increases and decreases in the value of the Trust’s portfolio will be magnified when the Trust uses leverage. For example, leverage may cause greater swings in the Trust’s net asset value or cause the Trust to lose more than it invested. The Trust will also have to pay interest on its borrowings, reducing the Trust’s return.

These interest expenses may be greater than the Trust’s return on the underlying investment. There can be no assurance that the Trust’s leveraging strategy will be successful.

If leverage is employed, the net asset value and market value of the Common Shares will be more volatile, and the yield to the holders of Common Shares will tend to fluctuate with changes in the shorter-term interest rates on the leverage. If the interest rate on the leverage approaches the net rate of return on the Trust’s investment portfolio, the benefit of leverage to the holders of the Common Shares would be reduced. If the interest rate on the leverage exceeds the net rate of return on the Trust’s portfolio, the leverage will result in a lower rate of return to the holders of Common Shares than if the Trust were not leveraged. The Trust will pay (and the holders of Common Shares will bear) any costs and expenses relating to any leverage. Accordingly, the Trust cannot assure you that the use of leverage would result in a higher yield or return to the holders of the Common Shares.

Any decline in the net asset value of the Trust’s investments will be borne entirely by the holders of Common Shares. Therefore, if the market value of the Trust’s portfolio declines, the leverage will result in a greater decrease in net asset value to the holders of Common Shares than if the Trust were not leveraged. This greater net asset value decrease will also tend to cause a greater decline in the market price for the Common Shares. In extreme cases, the Trust might be in danger of failing to maintain the required asset coverage or of having insufficient current investment income to meet the interest payments on. In order to counteract such an event, the Trust might need to reduce its leverage and to liquidate investments in order to repay some or all of the borrowing. Liquidation at times of low security prices may result in capital losses and may reduce returns to the holders of Common Shares.

While the Trust may from time to time consider reducing leverage in response to actual or anticipated changes in interest rates in an effort to mitigate the increased volatility of current income and net asset value associated with leverage, there can be no assurance that the Trust will actually reduce leverage in the future or that any reduction, if undertaken, will benefit the holders of Common Shares. Changes in the future direction of interest rates are very difficult to predict accurately. If the Trust were to reduce leverage based on a prediction about future changes to interest rates, and that prediction turned out to be incorrect, the reduction in leverage would likely reduce the income and/or total returns to holders of Common Shares relative to the circumstance where the Trust had not reduced leverage. The Trust may decide that this risk outweighs the likelihood of achieving the desired reduction to volatility in income and share price if the prediction were to turn out to be correct, and determine not to reduce leverage as described above.

Interest Rate Risk.    Interest rate risk encompasses the risk that fixed income investments, such as preferred stocks and debt securities, and to a lesser extent dividend-paying common stocks, such as REIT common stocks, will decline in value because of changes in market interest rates. When interest rates rise, the market value of such securities generally will fall. The Trust’s investments in such securities means that the net asset value and market price of its Common Shares will tend to decline if market interest rates rise. Your Common Shares at any point in time may be worth less than what you invested, even after taking into account the reinvestment of Trust distributions. The Trust utilizes leverage, which magnifies interest rate risk.

Inflation Risk.    Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation adjusted (or “real”) value of your investment or the income from that investment will be worth less in the future. As inflation occurs, the real value of your investment and distributions declines.

Deflation Risk.    Deflation risk is the risk that the Trust’s distributions may be reduced in the future as lower prices reduce interest rates and earning power, resulting in lower distributions on the assets owned by the Trust.

Payment Restrictions.    The Trust is prohibited from declaring, paying or making any dividends or distributions on its Common Shares unless it satisfies certain conditions. These prohibitions on the payment of dividends or distributions might impair the Trust’s ability to maintain its qualification as a RIC for federal income tax purposes. There can be no assurance, however, that such redemptions can be effected in time to permit the Trust to distribute its income as required to maintain its qualification as a RIC under the Code. See “Tax Matters — U.S. Tax Matters.”

Risks of Investment in Preferred Securities.    The Trust may invest in preferred securities, which entails special risks, including:

Deferral.    Preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If the Trust owns a preferred security that is deferring its distributions, the Trust may be required to report income for tax purposes although it has not yet received such income.

Subordination.    Preferred securities are subordinated to bonds and other debt instruments in a company’s capital structure with respect to priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than more senior debt instruments.

Liquidity.    Preferred securities may be substantially less liquid than many other securities, such as common stocks or U.S. government securities.

Limited Voting Rights.    Generally, preferred security holders (such as the Trust) have no voting rights with respect to the issuing company unless preferred dividends have been in arrears for a specified period of time, at which time the preferred security holders may elect a number of directors to the issuer’s board. Generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights.

In the case of certain trust preferred securities, holders generally have no voting rights, except (i) if the issuer fails to pay dividends for a specified period of time or (ii) if a declaration of default occurs and is continuing. In such an event, rights of holders of trust preferred securities generally would include the right to appoint and authorize a trustee to enforce the trust or special purpose entity’s rights as a creditor under the agreement with its operating company.

Special Redemption Rights.    In certain varying circumstances, an issuer of preferred securities may redeem the securities prior to a specified date. For instance, for certain types of preferred securities, a redemption may be triggered by a change in federal income tax or securities laws. As with call provisions, a redemption by the issuer of the preferred securities may negatively impact the return of the security held by the Trust.

New Types of Securities.    From time to time, preferred securities, including trust preferred securities, have been, and may in the future be, offered having features other than those described herein. The Trust reserves the right to invest in these securities if the Advisor believes that doing so would be consistent with the Trust’s investment objectives and policies. Since the market for these instruments would be new, the Trust may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility.

Risks of Investment in Illiquid Securities.    The Trust does not presently intend to invest in illiquid securities; however, the Trust may invest in illiquid securities. Illiquid securities are securities that are not readily marketable (i.e., securities that cannot be disposed of within seven days in the ordinary course of business at approximately the value at which the Trust has valued the securities) and may include some restricted securities, which are securities that may not be resold to the public without an effective registration statement under the Securities Act or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. Illiquid investments involve the risk that the Trust will not be able to sell the securities at the time desired or at prices approximating the value at which the Trust is carrying the securities on its books.

Risks of Investment in Lower-Rated Securities.    The Trust may invest up to 20% of its total assets in securities rated below investment grade or considered by the Advisor to be of comparable credit quality. Investment grade securities are those that are rated within the four highest grades (i.e., Baa3/BBB — or better) by Moody’s, S&P or Fitch or unrated securities determined by the Advisor to be of comparable quality. Securities rated below investment grade are regarded as having speculative characteristics with respect to the capacity of the issuer of the securities to pay interest and repay principal.

The values of lower-rated securities often reflect individual corporate developments and are often more sensitive to economic changes than higher-rated securities. Issuers of lower-rated securities are often in the growth stage of their development and/or involved in a reorganization or takeover. The issuers are often highly leveraged (have a significant amount of debt relative to shareholders’ equity) and may not have available to them more traditional financing methods, thereby increasing the risk associated with acquiring these types of securities. In some cases, obligations with respect to lower-rated securities are subordinated to the prior repayment of senior indebtedness, which will potentially limit the Trust’s ability to fully recover principal or to receive interest payments when senior securities are in default. Thus, investors in lower-rated securities have a lower degree of protection with respect to principal and interest payments than do investors in higher-rated securities.

During an economic downturn, a substantial period of rising interest rates or a recession, issuers of lower-rated securities could experience financial distress resulting in insufficient revenues to meet their principal and interest payment obligations, to meet projected business goals and to obtain additional financing. An economic downturn could also disrupt the market for lower-rated securities. If the issuer of a security held by the Trust defaults, the Trust may not receive full interest and principal payments due to it and could incur additional expenses if it chose to seek recovery of its investment.

The secondary markets for lower-rated securities are not as liquid as the secondary markets for higher-rated securities. The secondary markets for lower-rated securities are concentrated in relatively few market makers and participants in the markets are mostly institutional investors, including insurance companies, banks, other financial institutions and mutual funds. In addition, the trading volume of lower-rated securities is generally lower than that of higher-rated securities and the secondary markets could contract under adverse market or economic conditions independent of any specific adverse change in the condition of a particular issuer. Under certain economic and/or market conditions, the Trust may have difficulty disposing of certain lower-rated securities due to the limited number of investors in that sector of the market. An illiquid secondary market may adversely affect the market price of the lower-rated securities, which may result in increased difficulty selling the particular issue and obtaining accurate market quotations on the issue when valuing the Trust’s assets. Market quotations on lower-rated securities are available only from a limited number of dealers, and such quotations may not be the actual prices available for a purchase or sale.

The market for lower-rated securities may react strongly to adverse news about an issuer or the economy or to the perception or expectation of adverse news, whether or not it is based on fundamental analysis. Additionally, prices for lower-rated securities may be affected by legislative and regulatory developments. These developments could adversely affect the Trust’s net asset value and investment practices, the secondary market for lower-rated securities, the financial condition of issuers of these securities and the value and liquidity of outstanding lower-rated securities, especially in a thinly traded market. For example, federal legislation requiring the divestiture by federally insured savings and loan associations of their investments in lower-rated securities and limiting the deductibility of interest by certain corporation issuers of lower-rated securities had an adverse effect on the lower-rated securities market.

When the secondary market for lower-rated securities becomes less liquid, or in the absence of readily available market quotations for such securities, the relative lack of reliable objective data makes it more difficult to value the Trust’s lower-rated securities, judgment plays a more important role in determining such valuations. Decreased liquidity in the market for lower-rated securities, in combination with the relative youth and growth of the market for such securities, also may affect the ability of the Trust to dispose of such securities at a desirable price. Additionally, if the secondary markets for lower-rated securities contract due to adverse economic conditions or for other reasons, certain of the Trust’s liquid securities may become illiquid and the proportion of the Trust’s assets invested in illiquid securities may significantly increase.

The Trust may only invest in lower-rated securities that are rated CCC- or higher by S&P, rated Caa or higher by Moody’s, or rated CCC- or higher by Fitch, or unrated securities determined by the Advisor to be of comparable quality. The issuers of these securities have a currently identifiable vulnerability to default and such issuers may be in default or there may be present elements of danger with respect to the payment of principal or interest. The Trust will not invest in securities which are in default at the time of purchase.

Small-Cap Companies Risk.    The Trust may invest in companies whose market capitalization is considered small as well as mid-cap companies. Even the larger REITs in the industry tend to be small to medium-sized companies in relation to the equity markets as a whole. These companies often are newer or less established companies than larger companies. Investments in these companies carry additional risks because earnings of these companies tend to be less predictable; they often have limited product lines, markets, distribution channels or financial resources; and the management of such companies may be dependent upon one or a few key people. The market movements of equity securities of small-cap and mid-cap companies may be more abrupt or erratic than the market movements of equity securities of larger, more established companies or the stock market in general. Historically, small-cap and mid-cap companies have sometimes gone through extended periods when they did not perform as well as larger companies. In addition, equity securities of these companies generally are less liquid than those of larger companies. This means that the Trust could have greater difficulty selling such securities at the time and price that the Trust would like.

Convertible Securities.    The Trust may also invest in convertible securities of real estate companies. The market value of convertible securities may decline as interest rates increase and, conversely, may increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities may vary with fluctuations in the market value of the underlying common stock. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

Strategic Transactions.    Strategic Transactions in which the Trust may engage, including hedging and risk management transactions such as interest rate and foreign currency transactions, options and swaps, also involve certain risks and special considerations. Strategic Transactions will be entered into to seek to manage the risks of the Trust’s portfolio of securities, but may have the effect of limiting the gains from favorable market movements. Strategic Transactions involve risks, including (i) that the loss on the Strategic Transaction position may be larger than the gain in the portfolio position being hedged and (ii) that the derivative instruments used in Strategic

Transactions may not be liquid and may require the Trust to pay additional amounts of money. Successful use of Strategic Transactions depends on the Advisor’s ability to predict correctly market movements which, of course, cannot be assured. Losses on Strategic Transactions may reduce the Trust’s net asset value and its ability to pay distributions if they are not offset by gains on the portfolio positions being hedged. The Trust will be subject to credit risk with respect to the counterparties to the derivative contracts entered into by the Trust. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract, the Trust may experience significant delays in obtaining any recovery under the contract in bankruptcy or other reorganization proceeding. The Trust may obtain only a limited recovery or may obtain no recovery in such circumstances.

The Trust may also lend the securities it owns to others, which allows the Trust the opportunity to earn additional income. Although the Trust will require the borrower of the securities to post collateral for the loan and the terms of the loan will require that the Trust be able to reacquire the loaned securities if certain events occur, the Trust is still subject to the risk that the borrower of the securities may default, which could result in the Trust losing money and in a decline in the Trust’s net asset value. The Trust may also purchase securities for delayed settlement. This means that the Trust is generally obligated to purchase the securities at a future date for a set purchase price, regardless of whether the value of the securities is more or less than the purchase price at the time of settlement. The Trust may enter into interest rate swap transactions to attempt to protect itself from increasing preferred share dividends or interest expenses resulting from increasing short-term interest rates. A decline in interest rates may result in a decline in the value of the swap which may result in a decline in the net asset value of the Common Shares.

Options Risk.    There are several risks associated with transactions in options on securities. As the writer of a covered call option, the Trust forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call but has retained the risk of loss should the price of the underlying security decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price.

Investment Risk.    An investment in the Trust is subject to investment risk, including the possible loss of the entire principal amount that you invest.

Market Discount Risk.    Shares of closed-end management investment companies frequently trade at a discount from their net asset value. This characteristic is a risk separate and distinct from the risk that the Trust’s net asset value could decrease as a result of Trust investment activities. Whether investors will realize gains or losses upon the sale of the shares will depend not upon the Trust’s net asset value but entirely upon whether the market price of the shares at the time of sale is above or below the investor’s purchase price for the shares. Because the market price of the shares will be determined by factors such as relative supply of and demand for shares in the market, general market and economic conditions, and other factors beyond the control of the Trust, the Trust cannot predict whether the shares will trade at, below or above net asset value.

Market Disruption Risk.    Certain events have a disruptive effect on the securities markets, such as terrorist attacks, war (including the Russian invasion of Ukraine), global public health emergencies (such as the pandemic caused by COVID-19), and other geopolitical events, earthquakes, storms and other disasters. The Trust cannot predict the effects of similar events in the future on the markets or economy of the U.S. or other countries. Disruptions of the financial markets could impact interest rates, auctions, secondary trading, ratings, credit risk, inflation and other factors affecting the Trust.

Anti-Takeover Provisions.    The Trust’s Agreement and Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Trust or convert the Trust to open-end status. These provisions could deprive the holders of Common Shares of opportunities to sell their Common Shares at a premium over the then current market price of the Common Shares or at net asset value. In addition, if the Trust issues preferred shares, the holders of the preferred shares will have voting rights that could deprive holders of Common Shares of such opportunities.

MANAGEMENT OF THE TRUST

Trustees and Officers

The Trust’s Board of Trustees (the “Board of Trustees”) is responsible for the overall management of the Trust, including supervision of the duties performed by the Advisor. There are five trustees of the Trust. One of the trustees is an “interested person” of the Trust (as defined in the Investment Company Act). The names of the trustees and officers of the Trust and their principal occupations and other affiliations during the past five years are set forth under “Management of the Trust” in the Statement of Additional Information.

Investment Advisor

CBRE Investment Management Listed Real Assets LLC (“CBREIM” or the “Advisor”) is the Trust’s investment advisor. CBREIM is responsible for the day-to-day management of the Trust’s assets. CBREIM is located at 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087. CBREIM is responsible for the selection and ongoing monitoring of the investments in the Trust’s investment portfolio. CBREIM also administers the Trust’s business affairs and provides office facilities, equipment and certain administrative services to the Trust.

As of December 31, 2022, CBREIM had approximately $9.9 billion in assets under management. CBREIM is an indirect majority-owned subsidiary of CBRE Group, Inc. (“CBRE Group”), a Fortune 500 and S&P 500 company headquartered in Dallas, Texas. CBRE Group is a global provider of integrated services to commercial real estate investors. The principal business address of CBRE Group is 2100 McKinney Ave, Suite 1250, Dallas, TX 75201. CBRE Investment Management, the investment management division within CBRE Group, had assets under management totaling approximately $143.9 billion as of September 30, 2022.

CBREIM believes that investment in securities of global real estate companies historically has offered greater opportunity for high current income than is available by investment in other classes of securities, such as U.S. government securities and broader market equity securities, including those that make up the S&P 500 Index. CBREIM also believes that investment in global real estate companies historically has offered attractive opportunities for long-term capital appreciation, which would provide investors with total return in addition to the return achieved via current income. In addition, CBREIM believes, based upon its evaluation of historical data, that investments in securities of global real estate companies have exhibited low correlation in performance over time to the performance of other major asset classes of equity and debt securities, as measured by the S&P 500 Index and the Bloomberg US Aggregate Bond Index. As a result, investment in the Trust may provide the opportunity to add an alternative asset class to an investor’s overall portfolio, which has the potential to improve risk-adjusted total returns in a portfolio context. Further, return correlations of real estate companies across countries and regions exhibit low correlation in performance over time. As a result, a blend of both U.S. real estate equity securities and non-U.S. real estate equity securities may enable the Trust to deliver returns with lower overall statistical risk (as measured by standard deviation of monthly total returns) than a fund only investing in U.S. real estate equity securities. There can be no assurance that the Trust will achieve its investment objectives.

Portfolio Managers

The Trust’s portfolio is managed by a team including Joseph P. Smith, Kenneth S. Weinberg and Jonathan D. Miniman. Mr. Smith has been a portfolio manager of the Trust since the Trust began operations. Mr. Weinberg has been a portfolio manager of the Trust since August 2019. Mr. Miniman has been a portfolio manager of the Trust since January 2022. Each portfolio manager participates in daily Investment Committee meetings. Their biographies, including professional experience, industry designations and education are as follows:

Joseph P. Smith, CFA.    Joseph P. Smith serves as the Chief Investment Officer — Listed Real Assets Division of CBRE Investment Management. Mr. Smith is a member of the Executive Committee and the Global Investment Committee for CBRE Investment Management. He is a Board Member and Chair of the Management Committee of the Listed Real Assets Division. Mr. Smith joined the listed real assets business that ultimately became part of CBRE Investment Management in May 1997. Prior to that, he worked in various analyst positions in the real estate industry, including positions at Alex Brown & Sons and Radnor Advisors. He has over 30 years of real assets investment management experience. Mr. Smith earned his MBA from Wharton (University of Pennsylvania) and holds a BS from Villanova University (magna cum laude). He is a holder of the Chartered Financial Analyst (CFA) designation.

Kenneth S. Weinberg, CFA.    Ken Weinberg is a Senior Global Portfolio Manager, a member of CBRE Investment Management’s Listed Real Assets business’ Global Investment Policy Committee, and co-leader of the U.S. real estate securities research team. Mr. Weinberg joined the predecessor firm of CBRE Investment Management’s Listed Real Assets business in 2004. Prior to that, he worked in various management and analyst positions in the real estate industry including positions with Legg Mason Wood Walker, Inc. and Prudential Real Estate Investors. Mr. Weinberg has over 28 years of real estate investment management experience. Mr. Weinberg earned his MBA from Fuqua School of Business, Duke University and holds a BSE from Duke University (cum laude and with Departmental Distinction). He is a holder of the Chartered Financial Analyst (CFA) designation.

Jonathan D. Miniman, CFA.    Jonathan Miniman is a Global Portfolio Manager, a member of the Listed Real Assets Global Investment Policy Committee, and co-leader of the U.S. real estate securities research team. Mr. Miniman joined the predecessor firm of CBRE Investment Management’s Listed Real Assets business in 2002. Prior to that, he worked at Group One Trading as a trader. Mr. Miniman has over 20 years of financial industry experience. Mr. Miniman earned his BS from Villanova University (cum laude), and he is a holder of the Chartered Financial Analyst (CFA) designation.

The Trust’s Statement of Additional Information has additional information about the portfolio managers, including other accounts they manage, their ownership of the Trust and their compensation structure.

Investment Management Agreement

Pursuant to an investment management agreement between CBREIM and the Trust, CBREIM acts as investment advisor to the Trust with respect to the investment of the Trust’s assets and supervises and arranges for the day-to-day operations of the Trust and the purchase of securities for, and the sale of securities held in, the investment portfolio of the Trust. Pursuant to the investment management agreement, the Trust has agreed to pay a fee payable monthly in arrears at an annual rate equal to 0.85% of the average daily value of the Trust’s Managed Assets (the “Management Fee”) for the investment advisory services and facilities provided by CBREIM. Under the investment management agreement, the Trust may, but is not obligated to, reimburse CBREIM for certain expenses CBREIM incurs in connection with performing non-investment advisory services for the Trust. In addition, with the approval of the Board of Trustees, a pro rata portion of the salaries, bonuses, health insurance, retirement benefits and similar employment costs for the time spent on Trust operations (other than the provision of services required under the investment management agreement) of all personnel employed by CBREIM who devote substantial time to Trust operations may be reimbursed to CBREIM. Managed Assets are the total assets of the Trust minus the sum of accrued liabilities (other than the aggregate indebtedness or other liabilities constituting financial leverage). This means that during periods in which the Trust is using leverage, the fee paid to CBREIM will be higher than if the Trust did not use leverage because the fee is calculated as a percentage of the Trust’s Managed Assets, which include those assets purchased with leverage.

In addition to the Management Fee of CBREIM, the Trust pays all other costs and expenses of its operations, including compensation of its trustees (other than those affiliated with CBREIM), custodian, transfer and dividend disbursing agent expenses, legal fees, leverage expenses, rating agency fees, listing fees and expenses, expenses of independent auditors, expenses of repurchasing shares, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies, and taxes, if any.

The Trust’s investment management agreement has been approved by a majority of the disinterested trustees of the Trust. The renewal of the investment management agreement was last approved on December 6, 2022.

A discussion regarding the Board of Trustees’ decision to approve the renewal of the investment management agreement is available in the Trust’s annual report to shareholders for the period ended December 31, 2022.

Fund Accounting Agreement

Pursuant to a fund accounting agreement between the Trust and BNY, BNY performs certain record keeping and accounting functions for the Trust.

NET ASSET VALUE

The net asset value of the Common Shares of the Trust will be computed based upon the value of the Trust’s portfolio securities and other assets. Net asset value per Common Share will be determined as of the close of the regular trading session (usually 4:00 p.m. New York City time) on NYSE on each business day on which the NYSE is open for trading. The Trust will calculate net asset value per Common Share by subtracting the Trust’s liabilities (including accrued expenses, dividends payable and any borrowings of the Trust) and the liquidation value of any outstanding preferred shares of the Trust from the Trust’s total assets (the value of the securities the Trust holds plus cash or other assets, including interest accrued but not yet received) and dividing the result by the total number of Common Shares of the Trust outstanding.

For purposes of determining the net asset value of the Trust, readily marketable portfolio assets traded principally on any exchange or similar regulated market reporting contemporaneous transaction prices are valued, except as indicated below, at the last sale price for such assets on such principal markets on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day. Foreign securities are valued based upon quotations from the primary market in which they are traded and are translated from the local currency into U.S. dollars using current exchange rates. If no bid or asked prices are quoted on such day, then the security is valued by Trust’s Advisor as its Valuation Designee to perform fair valuation procedures, subject to the reporting provisions and the Board’s oversight in this procedure. Readily marketable assets not traded on such a market are valued at the current bid prices provided by dealers or other sources approved by the Board of Trustees, including pricing services when such prices are believed by the Board of Trustees to reflect the fair market value of such assets. The prices provided by a pricing service take into account institutional size trading in similar groups of assets and any developments related to specific assets. Securities and other assets for which market quotations are not readily available or for which the above valuation procedures are deemed not to reflect fair value are valued in a manner that is intended to reflect their fair value as determined in accordance with procedures approved by the Trust’s Board of Trustees. Other assets are valued at fair value by or pursuant to guidelines approved by the Board of Trustees.

DISTRIBUTIONS

Managed Distribution Policy.    The Trust was granted an exemptive order from the SEC on August 5, 2008 under Section 19(b) of the Investment Company Act and Rule 19b-1 permitting the Trust to implement a Managed Distribution Policy. To maintain more stable monthly distributions, the Trust, acting in accordance with this exemptive order, and with approval of the Board, has adopted the Managed Distribution Policy with the purpose of distributing over the course of each year, through periodic distributions as nearly equal as practicable and any required special distributions, an amount closely approximating the total taxable income of the Trust during such year plus, if so desired by the Board, all or a portion of the capital gains and returns of capital from portfolio companies received by the Trust during the year.

In furtherance of the Trust’s Managed Distribution Policy, the Trust distributes a fixed amount per Common Share, currently $0.06, each month to its common shareholders. This amount, which has ranged from $0.045 to $0.06 over the last ten years, is subject to change from time to time in the discretion of the Board. The most recent monthly fixed distribution amount per Common Share will be set forth in the Trust’s most recent annual report or semi-annual report to shareholders, but the actual, current monthly fixed distribution amount per Common Share will be set forth in your investor account statement. The fixed amount of distributions will be reviewed and amended as necessary by the Board at regular intervals with consideration of the level of investment income and realized gains.

Distributions will be made only after paying interest and required principal payments on borrowings, if any. Under a Managed Distribution Policy, if, for any monthly distribution, net investment company taxable income and net capital gain were less than the amount of the distribution, the difference would be distributed from the Trust’s assets. In an effort to maintain the Trust’s monthly distribution at a stable level, the Board recognizes that a portion of the Trust’s distributions may be characterized as a return of capital, particularly in periods when the Trust incurs losses on its portfolio securities. (A return of capital is a distribution by the Trust that exceeds the Trust’s current and accumulated earnings and profits and which represents a return of a common shareholder’s original investment. To the extent a distribution paid by the Trust represents a return of capital, a common shareholder’s cost basis in Trust shares will be reduced, which will increase a capital gain or reduce a capital loss upon sale of those shares.) Under such circumstances, the Board will not necessarily reduce the Trust’s distribution, but will closely monitor its sustainability, recognizing that losses may be reversed and that, in subsequent periods, gains on portfolio securities may give rise to the need for a supplemental distribution, which the Trust seeks to minimize. In considering sustainability, the Board may consider realized gains that have been offset, for the purposes of calculating taxable income, by capital loss carryforwards. Thus, the level of the Trust’s distributions will be independent of its performance for a particular period, but the Trust expects its distributions to correlate to its performance over time. In particular, the Trust expects that its distribution rate in relation to its net asset value will correlate to its total return on net asset value over time.

The Trust’s final distribution for each calendar year will include any remaining net investment company taxable income and net capital gain undistributed during the year. If, for any calendar year, the total distributions exceeded net investment company taxable income and net capital gain (the “Excess”), any amount distributed out of the Excess will be treated as dividends to the extent of the Trust’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits (i.e., a return of capital) will first reduce the adjusted tax basis in the shares, and after such adjusted tax basis is reduced to zero, will constitute capital gain (assuming the shares are held as capital assets). In the event the Trust distributes the Excess, such distribution will decrease the Trust’s total assets and, therefore, have the likely effect of increasing the Trust’s expense ratio. In addition, in order to make such distributions, the Trust may have to sell a portion of its investment portfolio at a time when independent investment judgment might not dictate such action.

There is no guarantee that the Board of Trustees will continue to implement the Managed Distribution Policy. The Board of Trustees reserves the right to change the Trust’s distribution policy, including the basis for establishing the rate of its monthly distributions, from time to time and may do so without prior notice to common shareholders. Shareholders should not draw any conclusions about the Trust’s investment performance from the amount of the current distribution or from the terms of the Trust’s Managed Distribution Policy. The Board may amend or terminate the policy without prior notice to shareholders. Shareholders should note that the Managed Distribution Policy is subject to change or termination for a variety of reasons. Through its ownership of portfolio securities, the Trust is subject to risks including, but not limited to, declines in the value of real estate held by portfolio companies, risks related to general and local economic conditions, and portfolio company losses. An economic downturn might have a material adverse effect on the real estate markets and the real estate companies in which the Trust invests, which could result in the Trust failing to achieve its investment objectives and jeopardizing the continuance of the Managed Distribution Policy.

Level Rate Distribution Policy.    In the event that the Board determines to terminate the Managed Distribution Policy, the Trust would, nonetheless, intend to make regular monthly cash distributions to common shareholders at a level rate based on the projected performance of the Trust, which rate may be adjusted from time to time (the Level Rate Distribution Policy). The Trust’s ability to maintain a Level Rate Distribution Policy would depend on a number of factors, including the stability of income received from its investments and interest and required principal payments on borrowings, if any.

At least annually, the Trust intends to distribute all of its net capital gain and net investment company taxable income not distributed during the year. The net investment company taxable income of the Trust consists of all ordinary taxable income, qualified dividend income, and net short-term capital gain earned on portfolio assets less all deductible expenses of the Trust. Expenses of the Trust are accrued each day.

DIVIDEND REINVESTMENT PLAN

Pursuant to the Trust’s Dividend Reinvestment Plan (the “Plan”), shareholders of the Trust are automatically enrolled, to have all distributions reinvested by Computershare Trust Company N.A. (the “Plan Agent”) in the Trust’s Common Shares pursuant to the Plan. You may elect not to participate in the Plan and to receive all distributions in cash by sending written instructions or by contacting the Plan Agent at the address set forth below. Participation in the Plan is completely voluntary and may be terminated or resumed at any time without penalty by contacting the Plan Agent before the distribution record date; otherwise, such termination or resumption will be effective with respect to any subsequently declared distribution. Shareholders who elect not to participate in the Plan will receive all distributions in cash paid by check mailed directly to the shareholder of record (or, if the Common Shares are held in street or other nominee name, then to such nominee) by the Plan Agent, which serves as agent for the shareholders in administering the Plan.

After the Trust declares a distribution (together, a “Distribution”), the Plan Agent will acquire Common Shares for the participants’ accounts, depending upon the circumstances described below, either (i) through receipt of unissued but authorized Common Shares from the Trust (“Newly Issued Shares”) or (ii) by purchase of outstanding Common Shares on the open market (“Open-Market Purchases”) on NYSE or elsewhere. If, on the Distribution payment date, the net asset value is equal to or less than the market price per share plus estimated brokerage commissions (such condition being referred to herein as “market premium”), the Plan Agent will invest the Distribution amount in Newly Issued Shares on behalf of the participants. The number of Newly Issued Shares to be credited to each participant’s account will be determined by dividing the dollar amount of the Distribution by the net asset value per Common Share on the date the shares are issued; provided that, if the net asset value is less than or equal to 95% of the closing market value on the payment date, the dollar amount of the Distribution will be divided by 95% of the closing market price per Common Share on the payment date. If, on the payment date for any Distribution, the net asset value per Common Share is greater than the closing market value plus estimated brokerage commissions (such condition being referred to herein as “market discount”), the Plan Agent will invest the Distribution amount in Common Shares acquired on behalf of the participants in Open-Market Purchases.

In the event of a market discount on the payment date for any Distribution, the Plan Agent will have until the last business day before the next date on which the Common Shares trade on an “ex-dividend” basis or 30 days after the payment date for such Distribution, whichever is sooner (the “Last Purchase Date”), to invest the Distribution amount in Common Shares acquired in Open-Market Purchases. It is contemplated that the Trust will pay monthly income Distributions. Therefore, the period during which Open-Market Purchases can be made will exist only from the payment date of each Distribution through the date before the next “ex-dividend” date which typically will be approximately ten days. If, before the Plan Agent has completed its Open-Market Purchases, the market price per Common Share exceeds the net asset value per Common Share, the average per Common Share purchase price paid by the Plan Agent may exceed the net asset value of the Common Shares, resulting in the acquisition of fewer Common Shares than if the Distribution had been paid in Newly Issued Common Shares on the Distribution payment date. Because of the foregoing difficulty with respect to Open-Market Purchases, the Plan provides that if the Plan Agent is unable to invest the full Distribution amount in Open-Market Purchases during the purchase period or if the market discount shifts to a market premium during the purchase period, the Plan Agent may cease making Open-Market Purchases and may invest the uninvested portion of the Distribution amount in Newly Issued Common Shares at the net asset value per Common Share at the close of business on the Last Purchase Date provided that, if the net asset value is less than or equal to 95% of the then current market price per Common Share, the dollar amount of the Distribution will be divided by 95% of the market price on the payment date.

The Plan Agent maintains all shareholders’ accounts in the Plan and furnishes written confirmation of all transactions in the accounts, including information needed by shareholders for tax records. Common Shares in the account of each Plan participant will be held by the Plan Agent on behalf of the Plan participant, and each shareholder proxy will include those shares purchased or received pursuant to the Plan. The Plan Agent will forward all proxy solicitation materials to participants and vote proxies for shares held under the Plan in accordance with the instructions of the participants.

In the case of shareholders such as banks, brokers or nominees which hold shares for others who are the beneficial owners, the Plan Agent will administer the Plan on the basis of the number of Common Shares certified from time to time by the record shareholder’s name and held for the account of beneficial owners who participate in the Plan.

The Plan Agent’s fees for the handling of the reinvestment of Distributions will be paid by the Trust. However, each participant will pay a pro rata share of brokerage commissions incurred in connection with Open-Market Purchases. Per share fees include any appliable brokerage commissions the Plan Agent is required to pay. The automatic reinvestment of Distributions will not relieve participants of any Federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See “Tax Matters.” The Trust reserves the right to amend or terminate the Plan. There is no direct service charge to participants in the Plan; however, the Trust reserves the right to amend the Plan to include a service charge payable by the participants. Participants that request a sale of shares through the Plan Agent are subject to a $2.50 sales fee and a $0.15 per share fee. Per share fees include any applicable brokerage commissions the Plan Agent is required to pay.

All correspondence or questions concerning the Plan should be directed to the Plan Agent at Computershare Trust Company N.A., P.O. Box 43006, Providence, RI 02940-3006, Phone Number: (866) 221-1580, website: www.computershare.com/investor.

DESCRIPTION OF COMMON SHARES

The following is a brief description of the terms of the Common Shares. This description does not purport to be complete and is qualified by reference to the Trust’s Agreement and Declaration of Trust and its Amended and Restated Bylaws (the “Bylaws”). For complete terms of the Common Shares please refer to the actual terms of the series, which are set forth in the Agreement and Declaration of Trust.

The Trust is an unincorporated statutory trust organized under the laws of Delaware pursuant to the Agreement and Declaration of Trust. The Trust is authorized to issue an unlimited number of Common Shares of beneficial interest, par value $.001 per share. Each Common Share has one vote and, when issued and paid for in accordance with the terms of an offering, will be fully paid and non-assessable. Though the Trust expects to pay distributions monthly on the Common Shares, it is not obligated to do so. All Common Shares are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights. Although shareholders do not have preemptive or other subscription rights, the Trust may offer Common Shares to the shareholders of one or more classes of its Common Shares upon the creation of Securities, including in connection with an offering to shareholders of one or more classes of its Common Shares, such as Subscription Rights. The Trust sends annual and semi-annual reports, including financial statements, to all holders of its shares.

Any additional offerings of Common Shares will require approval by the Trust’s Board of Trustees and be subject to the requirements of the Investment Company Act, which provides that shares may not be issued at a price below the then current net asset value, exclusive of sales load, except in connection with an offering to existing holders of Common Shares or with the consent of a majority of the Trust’s outstanding voting securities.

Unlike open-end funds, closed-end funds like the Trust do not continuously offer shares and do not provide daily redemptions. Rather, if a shareholder determines to buy additional Common Shares or sell shares already held, the shareholder may do so by trading through a broker on NYSE or otherwise.

Shares of closed-end investment companies often trade on an exchange at prices lower than net asset value. Shares of closed-end investment companies like the Trust that invest predominantly in real estate securities have during some periods traded at prices higher than net asset value and, during other periods, have traded at prices lower than net asset value. Because the market value of the Common Shares may be influenced by such factors as dividend levels (which are in turn affected by expenses), call protection on its portfolio securities, dividend stability, portfolio credit quality, net asset value, relative demand for and supply of such shares in the market, general market and economic conditions and other factors beyond the control of the Trust, the Trust cannot assure you that Common Shares will trade at a price equal to or higher than net asset value in the future. The Common Shares are designed primarily for long-term investors, and you should not purchase the Common Shares if you intend to sell them soon after purchase. See “Borrowings and Use of Leverage” and the Statement of Additional Information under “Repurchase of Common Shares.”

The Trust’s common shareholders will vote as a single class to elect the Trust’s Board of Trustees (subject to the special voting rights of preferred shares) and on additional matters with respect to which the 1940 Act, the Trust’s Agreement and Declaration of Trust, By-laws or resolutions adopted by the trustees provide for a vote of the Trust’s common shareholders. See “Risk Factors — Anti-takeover Provisions.”

CERTAIN PROVISIONS IN THE AGREEMENT AND DECLARATION OF TRUST

The Amended and Restated Agreement and Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Trust or to change the composition of its Board of Trustees. This could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Trust. Such attempts could have the effect of increasing the expenses of the Trust and disrupting the normal operation of the Trust.

The Board of Trustees is divided into three classes, with the terms of one class expiring at each annual meeting of shareholders. At each annual meeting, one class of trustees is elected to a three-year term. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. A trustee may be removed from office by the action of a majority of the remaining trustees followed by a vote of the holders of at least 75% of the shares then entitled to vote for the election of the respective trustee.

In addition, the Trust’s Amended and Restated Agreement and Declaration of Trust requires the favorable vote of a majority of the Trust’s Board of Trustees followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Trust’s shares, voting separately as a class or series, to approve, adopt or authorize certain transactions with 5% or greater holders of a class or series of the Trust’s shares and their affiliates and associates (as such terms are defined in the Trust’s Amended and Restated Agreement and Declaration of Trust). For purposes of these provisions, a 5% or greater holder of a class or series of the Trust’s shares (a “Principal Shareholder”) refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of any class or series of Common Shares of the Trust.

The 5% holder transactions subject to these special approval requirements are:

•        the merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder;

•        the issuance of any securities of the Trust to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan) unless immediately after giving effect to such issuance, such Principal Shareholder beneficially owns less than 15% of the total voting power of the outstanding shares of all classes or series of Common Shares of the Trust;

•        the sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than 5% of the total assets of the Trust, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period); or

•        the sale, lease or exchange to the Trust or any subsidiary of the Trust, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than 5% of the total assets of the Trust, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

To convert the Trust to an open-end investment company, the Trust’s Amended and Restated Agreement and Declaration of Trust requires the favorable vote of a majority of the Board of Trustees followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Trust, voting separately as a class or series. The foregoing vote would satisfy a separate requirement in the Investment Company Act that any conversion of the Trust to an open-end investment company be approved by the Trust’s shareholders. If approved in the foregoing manner, conversion of the Trust to an open-end investment company could not occur until 90 days after the shareholders meeting at which such conversion was approved and would also require at least 30 days prior notice to all of the Trust’s shareholders. Conversion of the Trust to an open-end investment company would require the redemption of any outstanding preferred shares, which could eliminate or alter the leveraged capital structure of the Trust with respect to the Common Shares. Following any such conversion, it is also possible that certain of the Trust’s investment policies and strategies would have to be modified to assure sufficient portfolio liquidity. In the event of conversion, the Common Shares would cease to be listed on the New York Stock Exchange or other national securities exchanges or market systems. Shareholders of an open-end investment company may require the company to redeem their shares at any time, except in certain circumstances as authorized by or under the Investment Company Act, at their net asset value, less such redemption charge, if any, as might be in effect at the time of a redemption. The Trust expects to pay all such redemption requests in cash, but reserves the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the Trust were converted to an open-end fund, it is likely that new shares would be sold at net asset value plus a sales load. The Board of Trustees believes, however, that the closed-end structure is desirable in light of the Trust’s investment objective and policies. Therefore, you should assume that it is not likely that the Board of Trustees would vote to convert the Trust to an open-end fund.

To liquidate the Trust, the Trust’s Amended and Restated Agreement and Declaration of Trust requires the favorable vote of a majority of the Board of Trustees followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Trust, voting separately as a class or series. If a separate vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required.

The Board of Trustees has determined that provisions with respect to the Board of Trustees and the shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the Investment Company Act, are in the best interest of the Trust’s shareholders generally. Reference should be made to the Amended and Restated Agreement and Declaration of Trust on file with the SEC for the full text of these provisions.

CLOSED-END TRUST STRUCTURE

The Trust is a diversified, closed-end management investment company (commonly referred to as a closed-end fund). Closed-end funds differ from open-end funds (which are generally referred to as mutual funds) in that closed-end funds generally list their shares for trading on a stock exchange and do not redeem their shares at the request of the shareholder. This means that if you wish to sell your shares of a closed-end fund you must trade them on the market like any other stock at the prevailing market price at that time. In a mutual fund, if the shareholder wishes to sell shares of the fund, the mutual fund will redeem or buy back the shares at “net asset value.” Also, mutual funds generally offer new shares on a continuous basis to new investors, and closed-end funds generally do not. The continuous inflows and outflows of assets in a mutual fund can make it difficult to manage the fund’s investments. By comparison, closed-end funds are generally able to stay more fully invested in securities that are consistent with their investment objective, and also have greater flexibility to make certain types of investments, and to use certain investment strategies, such as financial leverage and investments in illiquid securities.

Shares of closed-end funds frequently trade at a discount to their net asset value. Because of the possibility and the recognition that any such discount may not be in the interest of shareholders, the Trust’s Board of Trustees might consider from time to time engaging in open-market repurchases, tender offers for shares or other programs intended to reduce the discount. We cannot guarantee or assure, however, that the Trust’s Board of Trustees will decide to engage in any of these actions. Nor is there any guarantee or assurance that such actions, if undertaken, would result in the shares trading at a price equal or close to net asset value per share. The Board of Trustees might also consider converting the Trust to an open-end mutual fund, which would require a vote of the shareholders of the Trust.

RIGHTS OFFERINGS

General.    The Trust may in the future, and at its discretion, choose to make offerings of subscription rights to its shareholders. In connection with a rights offering to shareholders, we would distribute certificates or other documentation (i.e., rights cards distributed in lieu of certificates) evidencing the rights and a prospectus supplement to our shareholders as of the record date that we set for determining the shareholders eligible to receive rights in such rights offering. A future rights offering may be transferable or non-transferable. Any such future rights offering will be made in accordance with the Investment Company Act. Under the laws of Delaware, the Board is authorized to approve rights offerings without obtaining shareholder approval.

The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•        the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

•        the underwriter or distributor, if any, of the rights and any associated underwriting fees or discounts applicable to purchases of the rights;

•        the title of such subscription rights;

•        the exercise price for such subscription rights (or method of calculation thereof);

•        the number of such subscription rights issued in respect of each Common Share;

•        the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•        if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•        the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

•        the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•        any termination right we may have in connection with such subscription rights offering; and

•        any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights.    Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in the prospectus supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we would issue, as soon as practicable, the shares purchased as a result of such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

REPURCHASE OF COMMON SHARES

Shares of closed-end investment companies often trade at a discount to their net asset values, and the Common Shares may also trade at a discount to their net asset value. The market price of the Common Shares will be determined by such factors as relative demand for and supply of such Common Shares in the market, the Trust’s net asset value, general market and economic conditions and other factors beyond the control of the Trust. See “Net Asset Value.” Although the Trust’s common shareholders will not have the right to redeem their Common Shares, the Trust may take action to repurchase its Common Shares in the open market or make tender offers for its Common Shares at their net asset value. This may have the effect of reducing any market discount from net asset value.

There is no assurance that a repurchase or tender for Common Shares will result in the Common Shares trading at a price which approximates their net asset value. Although share repurchases and tenders could have a favorable effect on the market price of the Trust’s Common Shares, you should be aware that the acquisition of Common Shares by the Trust will decrease the capital of the Trust and, therefore, may have the effect of increasing the Trust’s expense ratio and decreasing the asset coverage with respect to any preferred shares outstanding. Any share repurchases or tender offers will be made in accordance with requirements of the Securities Exchange Act of 1934, the Investment Company Act and the principal market on which the Common Shares are traded.

TAX MATTERS

U.S. Tax Matters

The following is a description of certain U.S. federal income tax considerations affecting the Trust and its shareholders. The discussion reflects applicable tax laws of the United States as of the date of this prospectus, which tax laws may be changed or subject to new interpretations by the courts or the Internal Revenue Service (the “IRS”) retroactively or prospectively. No attempt is made to present a detailed explanation of all U.S. federal, state, local and foreign tax concerns affecting the Trust and its shareholders (including shareholders who own large positions in the Trust), and the discussion set forth herein does not constitute tax advice. Investors are urged to consult their own tax advisers to determine the tax consequences to them of investing in the Trust.

This summary does not discuss the consequences of an investment in the Trust’s Subscription Rights. The tax consequences of such an investment will be discussed in the applicable prospectus supplement.

The Trust has elected and intends to qualify each year for special tax treatment afforded to a RIC under Subchapter M of the Code. In order to qualify the Trust must satisfy income, asset diversification and distribution requirements. As long as it so qualifies, the Trust will not be subject to U.S. federal income tax to the extent that it distributes its investment company taxable income and net capital gains each year. The Trust intends to distribute substantially all of such income.

Dividends paid by the Trust from its ordinary income or from an excess of net short-term capital gains over net long-term capital losses (together referred to hereinafter as “ordinary income dividends”) are except in the case of qualified dividend income (as discussed below), taxable to shareholders as ordinary income to the extent of the Trust’s current and accumulated earning and profits. Distributions made from an excess of net long-term capital gains over net short-term capital losses (“capital gain dividends”), including capital gain dividends credited to a shareholder but retained by the Trust, are taxable to shareholders as long-term capital gains, regardless of the length of time the shareholder has owned Trust shares. Distributions in excess of the Trust’s current and accumulated earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset).

Dividends that are reported by the Trust as qualified dividend income are generally taxable to non-corporate shareholders at a maximum tax rate currently set at 20% (lower rates apply to individuals in lower tax brackets). “Qualified dividend income” generally is income derived from dividends paid to the Trust by U.S. corporations or certain foreign corporations that are either incorporated in a U.S. possession or eligible for tax benefits under certain U.S. income tax treaties. In addition, dividends that the Trust receives in respect of stock of certain foreign corporations may be qualified dividend income if that stock is readily tradable on an established U.S. securities market. Corporate shareholders may be entitled to a dividends received deduction for the portion of dividends they receive from a Trust that are attributable to dividends received by the Trust from U.S. corporations, subject to certain limitations. For such dividends to be taxed as qualified dividend income to a non-corporate shareholder, the Trust must satisfy certain holding period requirements with respect to the underlying stock and the non-corporate shareholder must satisfy holding period requirements with respect to his or her ownership of Trust shares. Holding periods may be suspended for these purposes for stock that is hedged. Distributions that the Trust receives from an underlying fund taxable as a RIC or REIT will be treated as qualified dividend income only to the extent so reported by such underlying RIC or REIT, however, distributions from REITs generally will not qualify for the reduced rate. Due to the Trust’s expected investments, generally, dividends are not expected to qualify for the dividend received deduction or the reduced rate on qualified dividend income.

If the Trust pays a dividend in January which was declared in the previous October, November or December to shareholders of record on a specified date in one of such previous months, then such dividend will be treated for tax purposes as being paid by the Trust and received by its shareholders on December 31 of the year in which the dividend was declared.

The sale or other disposition of Common Shares will generally result in capital gain or loss to shareholders (assuming the shares are held as a capital asset). Generally, a shareholder’s gain or loss will be long-term gain or loss if the shares have been held for more than one year. Any loss upon the sale or exchange of Trust shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by the shareholder. A loss realized on a sale or exchange of shares of the Trust will be disallowed if other substantially identical Trust shares are acquired within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

The Trust (or your broker) will inform you of the amount and character of any distributions shortly after the close of each calendar year.

The Trust is required in certain circumstances to backup withhold on taxable dividends and certain other payments paid to non-corporate holders of the Trust’s shares who do not furnish the Trust with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Certain Foreign Tax Considerations

The Trust may invest in non-U.S. corporations that could be classified as “passive foreign investment companies” (as defined for U.S. federal income tax purposes). For U.S. federal income tax purposes, such investments may, among other things, cause the Trust to recognize taxable income without a corresponding receipt of cash, to incur an interest charge on taxable income that is deemed to have been deferred and/or to recognize ordinary income that would have otherwise been treated as capital gains. Furthermore, dividend income received from a passive foreign investment company does not qualify to be reported as Qualified dividend income as described above.

Certain dividends and other distributions received from sources outside of the U.S. may be subject to withholding taxes imposed by other countries. In the event that more than 50 percent of the total assets of the Trust consists of stock or securities of foreign corporations, the Trust intends to make an election to pass through to its shareholders a credit or deduction for foreign taxes paid by it.

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury Regulations in effect as they directly govern the taxation of the Trust and its shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more complete discussion of the tax rules applicable to the Trust can be found in the Statement of Additional Information which is incorporated by reference into this prospectus. Shareholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, foreign, state, local income or other taxes.

Taxation of Holders of Rights

The value of a right will not be includible in the income of a common shareholder at the time the right is issued.

The basis of a right issued to a common shareholder will be zero, and the basis of the share with respect to which the subscription right was issued (the old share) will remain unchanged, unless either (a) the fair market value of the right on the date of distribution is at least 15% of the fair market value of the old share, or (b) such shareholder affirmatively elects (in the manner set out in Treasury regulations under the Code) to allocate to the subscription right a portion of the basis of the old share. If either (a) or (b) applies, then except as described below such shareholder must allocate basis between the old share and the right in proportion to their fair market values on the date of distribution.

The basis of a right purchased in the market will generally be its purchase price.

The holding period of a right issued to a common shareholder will include the holding period of the old share. No gain or loss will be recognized by a common shareholder upon the exercise of a right.

No loss will be recognized by a common shareholder if a right distributed to such common shareholder expires unexercised because the basis of the old share may be allocated to a right only if the right is exercised. If a right that has been purchased in the market expires unexercised, there will be a recognized loss equal to the basis of the right.

Any gain or loss on the sale of a right will be a capital gain or loss if the right is held as a capital asset (which in the case of rights issued to common shareholders will depend on whether the old share of beneficial interest is held as a capital asset), and will be a long-term capital gain or loss if the holding period exceeds one year.

CUSTODIAN, ADMINISTRATOR, ACCOUNTING AGENT, AND TRANSFER AGENT

The Custodian, Administrator, and Accounting Agent of the Trust is The Bank of New York Mellon (“BNY”), located at 240 Greenwich Street, New York, New York 10286. As custodian BNY performs custodial services. As fund accountant, BNY calculates the Trust’s net asset value and performs fund accounting and portfolio accounting services. As administrator BNY generally assists in the administration and operation of the Trust.

The Transfer Agent of the Trust is Computershare, Inc., located at 150 Royall Street, Canton, Massachusetts 02021. Computershare is responsible for performing transfer agency services for the Trust.

LEGAL MATTERS

Certain legal matters in connection with the Common Shares offered hereby will be passed upon for the Trust by Morgan, Lewis & Bockius, LLP, Washington, DC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG, LLP an independent registered public accounting firm, provides auditing services to the Trust. The principal business address of KPMG, LLP is 1601 Market Street, Philadelphia, PA 19103.

AVAILABLE INFORMATION

The Trust is subject to the informational requirements of the Securities Exchange Act of 1934 and the Investment Company Act and is required to file reports, proxy statements and other information with the SEC. These documents can be inspected and copied for a fee at the SEC’s public reference room, 100 F Street, N.E., Washington, DC 20549. You may also access these documents, free of charge, on the SEC’s web site at http://www.sec.gov.

This prospectus does not contain all of the information in the Trust’s registration statement, including amendments, exhibits and schedules. Statements in this prospectus about the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.

Additional information about the Trust can be found in the Trust’s registration statement (including amendments, exhibits, and schedules) on Form N-2 filed with the SEC. The SEC maintains a web site (http://www.sec.gov) that contains the Trust’s registration statement, other documents incorporated by reference and other information the Trust has filed electronically with the SEC, including proxy statements and reports filed under the Securities Exchange Act of 1934.

INCORPORATION BY REFERENCE

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Section 30(b)(2) of the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of the offering will be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents:

•        The Trust’s SAI, dated February 21, 2023; and

•        The Trust’s annual report on Form N-CSR for the fiscal period ended December 31, 2022.

The information incorporated by reference is considered to be part of this prospectus, and later information that the Trust files with the SEC will automatically update and supersede this information. Incorporated materials not delivered with this prospectus may be obtained, without charge, by calling 1-877-711-4272, by writing to the Trust at 201 King of Prussia Road, Suite 600, Radnor, PA 19087, or from the Trust’s website (http://www.cbreim.com/igr).

CBRE GLOBAL REAL ESTATE INCOME FUND

STATEMENT OF ADDITIONAL INFORMATION

CBRE Global Real Estate Income Fund (the “Trust”) is a diversified, closed-end management investment company. This Statement of Additional Information relates to the Trust’s common stock, par value par value $0.001 per share (the “Common Shares”), does not constitute a prospectus, but should be read in conjunction with the prospectus related thereto dated February 21, 2023, and as it may be supplemented (the “Prospectus”). This Statement of Additional Information, which is not a prospectus, does not include all information that a prospective investor should consider before purchasing the Trust’s securities, and investors should obtain and read the Prospectus prior to purchasing such securities. A copy of the Prospectus may be obtained without charge by calling 1-877-711-4272. You may also obtain a copy of the Prospectus on the Securities and Exchange Commission’s web site (http://www.sec.gov). Capitalized terms used but not defined in this Statement of Additional Information have the meanings ascribed to them in the Prospectus.

This Statement of Additional Information is dated February 21, 2023.

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THE TRUST

The Trust commenced operations on February 24, 2004. The Trust was organized as a Delaware statutory trust on November 6, 2003. Prior to commencing operations on February 24, 2004, the Trust had no operations other than matters relating to its organization and registration as a closed-end management company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Trust changed its name from CBRE Clarion Global Real Estate Income Fund to CBRE Global Real Estate Income Fund on or about October 7, 2021, in conjunction with the Trust’s investment adviser, CBRE Investment Management Listed Real Assets LLC (the “Advisor”), removing the legacy brand name “Clarion” from both entities.

INVESTMENT OBJECTIVES

The Trust’s primary investment objective is high current income. The Trust’s secondary investment objective is capital appreciation. There can be no assurance that the Trust will achieve its investment objectives or that the Trust’s investment strategies will be successful.

INVESTMENT RESTRICTIONS

Except as described below, the Trust, as a fundamental policy, may not, without the approval of the holders of a majority of the Trust’s outstanding voting securities:

1.      issue senior securities or borrow money other than as permitted by the Investment Company Act or pledge its assets other than to secure such issuances or in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies;

2.      make loans of money or property to any person, except through loans of portfolio securities, the purchase of debt instruments consistent with the Trust’s investment objectives and policies, or the entry into repurchase agreements;

3.      underwrite the securities of other issuers, except to the extent that in connection with the disposition of portfolio securities or the sale of its own securities the Trust may be deemed to be an underwriter;

4.      purchase or sell real estate, except that the Trust may invest in securities of companies that deal in real estate or are engaged in the real estate business, including real estate investment trusts (“REITs”) and real estate operating companies (“REOCs”), and instruments secured by real estate or interests therein and the Trust may acquire, hold and sell real estate acquired through default, liquidation, or other distributions of an interest in real estate as a result of the Trust’s ownership of such other assets;

5.      purchase or sell commodities or commodity contracts for any purposes except as, and to the extent, permitted by applicable law without the Trust becoming subject to registration with the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool or commodity pool operator; or

6.      invest in excess of 25% of its total assets in any industry other than the real estate industry, except that the Trust may invest without limit in securities backed as to principal or interest by the credit of the United States of America or agencies or instrumentalities thereof.

When used with respect to particular shares of the Trust, “majority of the outstanding” means (i) 67% or more of the shares present at a meeting, if the holders of more than 50% of the shares are present or represented by proxy, or (ii) more than 50% of the shares, whichever is less.

In addition to the foregoing fundamental investment policies, the Trust is also subject to the following non-fundamental restrictions and policies, which may be changed by the Trust’s Board of Trustees. The Trust may not:

1.      make any short sale of securities except in conformity with applicable laws, rules and regulations;

2.      purchase securities of open-end or closed-end investment companies except in compliance with the Investment Company Act or any exemptive relief obtained thereunder; or

3.      purchase securities of companies for the purpose of operating such companies.

Under Section 12(d)(1)(a) of the Investment Company Act, the Trust may invest up to 10% of its total assets in the aggregate in shares of other registered investment companies and up to 5% of its total assets in any one registered investment company, provided the investment does not represent more than 3% of the voting stock of the acquired investment company at the time such shares are purchased. However, Rule 12d1-4 under the Investment Company Act permits investment companies, including the Trust, to invest in other investment companies beyond the statutory limits set forth in Section 12(d)(1), provided certain conditions are met. As a shareholder in any investment company, the Trust will bear its ratable share of that investment company’s expenses, and will remain subject to payment of the Trust’s advisory fees and other expenses with respect to assets so invested. Holders of Common Shares will therefore be subject to duplicative expenses to the extent the Trust invests in other investment companies. In addition, the securities of other investment companies may also be leveraged and will therefore be subject to the same leverage risks described herein and in the Prospectus.

The Trust has a non-fundamental policy of investing at least 80% of its total assets in income-producing global “Real Estate Equity Securities” as defined in the Prospectus (as amended from time to time). If the Board of Trustees of the Trust changes this non-fundamental policy to one allowing the Trust to invest less than 80% of its total assets in Real Estate Equity Securities, the Trust will provide shareholders with at least 60 days prior notice of such change if the change has not first been approved by shareholders, which notice will comply with the Investment Company Act and the regulations thereunder. In addition, the Trust has adopted a global investment policy to invest at least 30% of its assets in securities of companies economically tied to countries other than the U.S. and, further, to invest in companies economically tied to a minimum of seven countries, including the U.S. The restrictions and other limitations set forth above will apply only at the time of purchase of securities and will not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of the acquisition of securities.

In addition, to comply with U.S. federal tax requirements for qualification as a “regulated investment company” (“RIC”), the Trust’s investments will be limited in a manner such that at the close of each quarter of each taxable year, subject to certain exceptions, (a) no more than 25% of the value of the Trust’s total assets are invested in the securities (other than United States government securities or securities of other RICs) of a single issuer or two or more issuers controlled by the Trust and engaged in the same, similar or related trades or businesses and (b) at least 50% of the value of the Trust’s assets is represented by cash, cash items, U.S. government securities and securities of other RICs, and other securities, with these other securities limited, with respect to any one issuer, to an amount not greater in value than 5% of the value of the Trust’s assets, and to not more than 10% of the outstanding voting securities of such issuer. These tax-related limitations are subject to applicable cure provisions and may be changed by the Board of Trustees to the extent appropriate in light of changes to applicable tax requirements.

INVESTMENT POLICIES AND TECHNIQUES

The following information supplements the discussion of the Trust’s investment objectives, policies and techniques in the Prospectus.

Short-Term Fixed Income Securities

For temporary defensive purposes or to keep cash on hand fully invested, the Trust may invest up to 100% of its total assets in cash equivalents and short-term fixed income securities. Short-term fixed income securities are defined to include, without limitation, the following:

(1)    U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities. U.S. government securities include securities issued by (a) the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, and Government National Mortgage Association, whose securities are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal Intermediate Credit Banks, and Tennessee Valley Authority, whose securities are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association, whose securities are supported by the discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, whose securities are supported only by its own credit. While the U.S. government provides financial support to such U.S. government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. government, its agencies and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate.

(2)    Certificates of deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return, and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Certificates of deposit purchased by the Trust may not be fully insured by the Federal Deposit Insurance Corporation.

(3)    Repurchase agreements, which involve purchases of debt securities. At the time the Trust purchases securities pursuant to a repurchase agreement, it simultaneously agrees to resell and redeliver such securities to the seller, who also simultaneously agrees to buy back the securities at a fixed price and time. This assures a predetermined yield for the Trust during its holding period, since the resale price is always greater than the purchase price and reflects an agreed-upon market rate. Such actions afford an opportunity for the Trust to invest temporarily available cash. The Trust may enter into repurchase agreements only with respect to obligations of the U.S. government, its agencies or instrumentalities; certificates of deposit; or bankers’ acceptances in which the Trust may invest. Repurchase agreements may be considered loans to the seller, collateralized by the underlying securities. The risk to the Trust is limited to the ability of the seller to pay the agreed-upon sum on the repurchase date; in the event of default, the repurchase agreement provides that the Trust is entitled to sell the underlying collateral. If the value of the collateral declines after the agreement is entered into, and if the seller defaults under a repurchase agreement when the value of the underlying collateral is less than the repurchase price, the Trust could incur a loss of both principal and interest. The Advisor monitors the value of the collateral at the time the action is entered into and at all times during the term of the repurchase agreement. The Advisor does so in an effort to determine that the value of the collateral always equals or exceeds the agreed-upon repurchase price to be paid to the Trust. If the seller were to be subject to a Federal bankruptcy proceeding, the ability of the Trust to liquidate the collateral could be delayed or impaired because of certain provisions of the bankruptcy laws.

(4)    Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Master demand notes are direct lending arrangements between the Trust and a corporation. There is no secondary market for such notes. However, they are redeemable by the Trust at any time. The Advisor will consider the financial condition of the issuer (e.g., earning power, cash flow and other liquidity ratios) and will continuously monitor the issuer’s ability to meet all of its financial obligations, because the Trust’s liquidity might be impaired if the issuer were unable to pay principal and interest on demand. Investments in commercial paper will be limited to commercial paper rated in the two highest categories by a major rating agency or unrated but determined to be of comparable quality by the Advisor and which mature within one year of the date of purchase or carry a variable or floating rate of interest.

Short Sales

The Trust may make short sales of securities. A short sale is a transaction in which the Trust sells a security it does not own in anticipation of a decline in the market price of that security. The Trust may make short sales to hedge positions, for duration and risk management, in order to maintain portfolio flexibility or to enhance income or gain.

When the Trust makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Trust may have to pay a fee to borrow particular securities and is often obligated to pay over any payments received on such borrowed securities.

The Trust’s obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash, U.S. government securities or other liquid securities. The Trust will also be required to designate on its books and records similar collateral with its custodian to the extent necessary so that the aggregate collateral value is at all times at least equal to the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security regarding payment over of any payments received by the Trust on such security, the Trust may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

If the price of the security sold short increases between the time of the short sale and the time the Trust replaces the borrowed security, the Trust will incur a loss; conversely, if the price declines, the Trust will realize a gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. Although the Trust’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited.

OTHER INVESTMENT POLICIES AND TECHNIQUES

Strategic Transactions

Consistent with its investment objectives and policies as set forth herein and in the Prospectus, the Trust may also enter into certain hedging and risk management transactions. In particular, the Trust may purchase and sell exchange-listed and over-the-counter put and call options on securities, financial indices and futures contracts, forward foreign currency contracts and may enter into various interest rate transactions (collectively, “Strategic Transactions”). Strategic Transactions may be used to attempt to protect against possible changes in the market value of the Trust’s portfolio resulting from fluctuations in the securities markets and changes in interest rates, to protect the Trust’s unrealized gains in the value of its portfolio securities, to facilitate the sale of such securities for investment purposes or to establish a position in the securities markets as a temporary substitute for purchasing particular securities. Any or all of these techniques may be used at any time. There is no particular strategy that requires use of one technique rather than another. Use of any Strategic Transaction is a function of market conditions. The Trust will engage in such activities in the Advisor’s discretion, and may not necessarily be engaging in such activities when movements in interest rates that could affect the value of the assets of the Trust occur.

With respect to hedging and risk management, the variable degree of correlation between price movements of hedging instruments and price movements in the position being hedged create the possibility that losses on the hedge may be greater than gains in the value of the Trust’s position. The same is true for such instruments entered into for income or gain. In addition, certain instruments and markets may not be liquid in all circumstances. As a result, in volatile markets, the Trust may not be able to close out a transaction without incurring losses substantially greater than the initial deposit. Although the contemplated use of these instruments predominantly for hedging should tend to minimize the risk of loss due to a decline in the value of the position, at the same time they tend to limit any potential gain which might result from an increase in the value of such position. The ability of the Trust to successfully utilize Strategic Transactions will depend on the Advisor’s ability to predict pertinent market movements and sufficient correlations, which cannot be assured. Finally, the daily deposit requirements in futures contracts that the Trust has sold create an ongoing greater potential financial risk than do options transactions, where the exposure is limited to the cost of the initial premium. Losses due to the use of Strategic Transactions will reduce net asset value.

The Strategic Transactions that the Trust may use are described below. The ability of the Trust to hedge successfully will depend on the Advisor’s ability to predict pertinent market movements, which cannot be assured. The Trust’s ability to pursue certain of these strategies may be limited by applicable regulations of the CFTC. Certain Strategic Transactions may give rise to taxable income.

Regulatory Considerations.    The Trust has claimed an exclusion from the term “commodity pool operator” under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under the Commodity Exchange Act.

Interest Rate Transactions.    Among the Strategic Transactions into which the Trust may enter are interest rate swaps and options. The Trust expects to enter into such transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, as a duration management technique, to protect against any increase in the price of securities the Trust anticipates purchasing at a later date or, as discussed in the Prospectus, to hedge against increases in the Trust’s cost of borrowing.

Put and Call Options on Securities and Indices.    The Trust may purchase and sell put and call options on securities and indices. A put option gives the purchaser of the option the right to sell and the writer the obligation to buy the underlying security at the exercise price during the option period. The Trust may also purchase and sell options on securities indices (“index options”). Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the securities index upon which the option is based is greater, in the case of a call, or less, in the case of a put, than the exercise price of the option. The purchase of a put option on a security could protect the Trust’s holdings in a security or a number of securities against a substantial decline in the market value. A call option gives the purchaser of the option the right to buy and the seller the obligation to sell the underlying security or index at the exercise price during the option period or for a specified period prior to a fixed date. The purchase of a call option on a security could protect the Trust against an increase in the price of a security that it intended to purchase in the future. In the case of either put or call options that it has purchased, if the option expires without being sold or exercised, the Trust will experience a loss in the amount of the option premium plus any related commissions. When the Trust sells put and call options, it receives a premium as the seller of the option. The premium that the Trust receives for selling the option will serve as a partial hedge, in the amount of the option premium, against changes in the value of the securities in its portfolio. During the term of the option, however, a covered call seller has, in return for the premium on the option, given up the opportunity for capital appreciation above the exercise price of the option if the value of the underlying security increases, but has retained the risk of loss should the price of the underlying security decline. Conversely, a secured put seller retains the risk of loss should the market value of the underlying security decline below the exercise price of the option, less the premium received on the sale of the option. The Trust is authorized to purchase and sell exchange listed options and over-the-counter options (“OTC Options”) which are privately negotiated with the counterparty. Listed options are issued by the Options Clearing Corporation (“OCC”) which guarantees the performance of the obligations of the parties to such options.

The Trust’s ability to close out its position as a purchaser or seller of an exchange-listed put or call option is dependent upon the existence of a liquid secondary market on option exchanges. Among the possible reasons for the absence of a liquid secondary market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (iv) interruption of the normal operations on an exchange; (v) inadequacy of the facilities of an exchange or OCC to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been listed by the OCC as a result of trades on that exchange would generally continue to be exercisable in accordance with their terms. OTC Options are purchased from or sold to dealers, financial institutions or other counterparties which have entered into direct agreements with the Trust. With OTC Options, such variables as expiration date, exercise price and premium will be agreed upon between the Trust and the counterparty, without the intermediation of a third party such as the OCC. If the counterparty fails to make or take delivery of the securities underlying an option it has written, or otherwise settle the transaction in accordance with the terms of that option as written, the Trust would lose the premium paid for the option as well as any anticipated benefit of the transaction. As the Trust must rely on the credit quality of the counterparty rather than the guarantee of the OCC, it will only enter into OTC Options with counterparties with the highest long-term credit ratings, and with primary United States government securities dealers recognized by the Federal Reserve Bank of New York.

The hours of trading for options on debt securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

Calls on Securities and Indices.    In order to enhance income or reduce fluctuations in net asset value, the Trust may sell or purchase call options (“calls”) on securities and indices based upon the prices of debt securities that are traded on U.S. securities exchanges and the over-the-counter markets. A call option gives the purchaser of the option the right to buy, and obligates the seller to sell, the underlying security or index at the exercise price at any time or at a specified time during the option period. All such calls sold by the Trust must be “covered” as long as the call is outstanding (i.e., the Trust must own the instrument subject to the call or other securities or assets acceptable for applicable coverage requirements). A call sold by the Trust exposes the Trust during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or index and may require the Trust to hold an instrument which it might otherwise have sold. The purchase of a call gives the Trust the right to buy the underlying instrument or index at a fixed price.

Puts on Securities and Indices.    As with calls, the Trust may purchase put options (“puts”) on securities (whether or not it holds such securities in its portfolio). For the same purposes, the Trust may also sell puts on securities and indices if the Trust’s contingent obligations on such puts are secured by segregated assets consisting of cash or liquid high grade debt securities having a value not less than the exercise price. The Trust will not sell puts if, as a result, more than 50% of the Trust’s assets would be required to cover its potential obligation under its hedging and other investment transactions. In selling puts, there is a risk that the Trust may be required to buy the underlying instrument or index at a price higher than the current market price.

Futures Contracts and Related Options.    The Trust may sell financial futures contracts or purchase put and call options on such futures as a hedge against anticipated interest rate changes or other market movements. The sale of a futures contract creates an obligation by the Trust, as seller, to deliver the specific type of financial instrument called for in the contract at a specified future time for a specified price. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put).

Margin Requirements.    At the time a futures contract is purchased or sold, the Trust must allocate cash or securities as a deposit payment (“initial margin”). It is expected that the initial margin that the Trust will pay may range from approximately 1% to approximately 5% of the value of the securities or commodities underlying the contract. In certain circumstances, however, such as periods of high volatility, the Trust may be required by an exchange to increase the level of its initial margin payment. Additionally, initial margin requirements may be increased generally in the future by regulatory action. An outstanding futures contract is valued daily and the payment in case of “variation margin” may be required, a process known as “marking to the market.” Transactions in listed options and futures are usually settled by entering into an offsetting transaction, and are subject to the risk that the position may not be able to be closed if no offsetting transaction can be arranged.

Limitations on Use of Futures and Options on Futures.    The Trust’s use of futures and options on futures will in all cases be consistent with applicable regulatory requirements and in particular the rules and regulations of the CFTC. The Trust currently may enter into such transactions without limit for bona fide hedging purposes, including risk management and duration management and other portfolio strategies. The Trust may also engage in transactions in futures contracts or related options for non-hedging purposes to enhance income or gain provided that the Trust will not enter into a futures contract or related option (except for closing transactions) for purposes other than bona fide hedging, or risk management including duration management if, immediately thereafter, the sum of the amount of its initial deposits and premiums on open contracts and options would exceed 5% of the Trust’s liquidation value, i.e., net assets (taken at current value); provided, however, that in the case of an option that is in-the-money at the time of the purchase, the in-the-money amount may be excluded in calculating the 5% limitation. Also, when required, an account of cash equivalents designated on the books and records will be maintained and marked to market on a daily basis in an amount equal to the market value of the contract.

Forward Currency Contracts.    Trust may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time the forward currency contract is entered into. Forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers. The Trust may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the Trust intends to acquire. The Trust may sell a forward currency contract to lock in the U.S. dollar equivalent of the proceeds from the anticipated sale of a security or a dividend or interest payment denominated in a foreign currency. The Trust may also use forward currency contracts to shift the Trust’s exposure to foreign currency exchange rate changes from one currency to another. For example, if the Trust owns securities denominated in a foreign currency and the Advisor believes that currency will decline relative to another currency, it might enter into a forward currency contract to sell the appropriate amount of the first foreign currency with payment to be made in the second currency. The Trust may also purchase forward currency contracts to enhance income when the Advisor anticipates that the foreign currency will appreciate in value but securities denominated in that currency do not present attractive investment opportunities.

The Trust may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in a foreign currency. Such a hedge would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. The Trust could also hedge the position by entering into a forward currency contract to sell another currency expected to perform similarly to the currency in which the Trust’s existing investments are denominated. This type of hedge could offer advantages in terms of cost, yield or efficiency, but may not hedge currency exposure as effectively as a simple hedge into U.S. dollars. This type of hedge may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

The Trust may also use forward currency contracts in one currency or a basket of currencies to attempt to hedge against fluctuations in the value of securities denominated in a different currency if the Advisor anticipates that there will be a correlation between the two currencies.

The cost to the Trust of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When the Trust enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of some or all of any expected benefit of the transaction.

Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the Trust will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, the Trust might be unable to close out a forward currency contract. In either event, the Trust would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or liquid assets in a segregated account.

The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, the Trust might need to purchase or sell foreign currencies in the spot (cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

Certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”) may restrict or affect the ability of the Trust to engage in Strategic Transactions. See “U.S. Federal Income Tax Matters.”

Repurchase Agreements

As temporary investments, the Trust may invest in repurchase agreements. A repurchase agreement is a contractual agreement whereby the seller of securities agrees to repurchase the same security at a specified price on a future date agreed upon by the parties. The agreed-upon repurchase price determines the yield during the Trust’s holding period. Repurchase agreements are considered to be loans collateralized by the underlying security that is the subject of the repurchase contract. The Trust will only enter into repurchase agreements with registered securities dealers or domestic banks that, in the opinion of the Advisor, present minimal credit risk. The risk to the Trust is limited to the ability of the issuer to pay the agreed-upon repurchase price on the delivery date; however, although the value of the underlying collateral at the time the transaction is entered into always equals or exceeds the agreed-upon repurchase price, if the value of the collateral declines there is a risk of loss of both principal and interest. In the event of default, the collateral may be sold but the Trust might incur a loss if the value of the collateral declines, and might incur disposition costs or experience delays in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by the Trust may be delayed or limited. The Advisor will monitor the value of the collateral at the time the transaction is entered into and at all times subsequent during the term of the repurchase agreement in an effort to determine that such value always equals or exceeds the agreed-upon repurchase price. In the event the value of the collateral declines below the repurchase price, the Advisor will demand additional collateral from the issuer to increase the value of the collateral to at least that of the repurchase price, including interest.

Reverse Repurchase Agreements

The Trust may enter into reverse repurchase agreements with respect to its portfolio investments subject to the investment restrictions set forth herein. Reverse repurchase agreements involve the sale of securities held by the Trust with an agreement by the Trust to repurchase the securities at an agreed upon price, date and interest payment. Reverse repurchase agreements are subject to the Trust’s limitation on borrowings. While a reverse repurchase agreement is outstanding, the Trust will, for all of its reverse repurchase agreements, either (i) consistent with Section 18 of the Investment Company Act, maintain asset coverage of at least 300% of the value of the repurchase agreement or (ii) treat the reverse repurchase agreement as a derivatives transaction for purposes of Rule 18f-4, including, as applicable, the outer limit on fund leverage risk based on value-at-risk, or “VaR.” The use by the Trust of reverse repurchase agreements involves many of the same risks of leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Trust has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Trust in connection with the reverse repurchase agreement may decline in price.

If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Trust’s obligation to repurchase the securities, and the Trust’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Trust would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.

Lending of Securities

The Trust may lend its portfolio securities to banks or dealers which meet the creditworthiness standards established by the Board of Trustees (“Qualified Institutions”). By lending its portfolio securities, the Trust attempts to increase its income through the receipt of interest on the loan. Any gain or loss in the market price of the securities loaned that may occur during the term of the loan will be for the account of the Trust. The Trust may lend its portfolio securities so long as the terms and the structure of such loans are not inconsistent with requirements of the Investment Company Act, which currently requires that (i) the borrower pledge and maintain with the Trust collateral consisting of cash, a letter of credit issued by a U.S. bank, or securities issued or guaranteed by the U.S. government having a value at all times not less than 100% of the value of the securities loaned, (ii) the borrower add to such collateral whenever the price of the securities loaned rises (i.e., the value of the loan is “marked to the market” on a daily basis), (iii) the loan be made subject to termination by the Trust at any time and (iv) the Trust receive reasonable interest on the loan (which may include the Trust’s investing any cash collateral in interest bearing short term investments), any distributions on the loaned securities and any increase in their market value. The Trust will not lend portfolio securities if, as a result, the aggregate of such loans exceeds 33 1/3% of the value of the Trust’s total assets (including such loans). Loan arrangements made by the Trust will comply with all other applicable regulatory requirements, including the rules of the American Stock Exchange, which rules presently require the borrower, after notice, to redeliver the securities within the normal settlement time of five business days. All relevant facts and circumstances, including the creditworthiness of the Qualified Institution, will be monitored by the Advisor, and will be considered in making decisions with respect to lending securities, subject to review by the Board of Trustees.

The Trust may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the Trust’s Board of Trustees. In addition, voting rights may pass with the loaned securities, but if a material event were to occur affecting such a loan, the loan must be called and the securities voted.

MANAGEMENT OF THE TRUST

Trustees and Officers

Trustees.    The following is a list of the trustees of the Trust and their principal occupations during the past five years. As described in more detail below, Mr. Ferguson is considered to be an “interested” Trustee (as defined in Section 2(a)(19) of the Investment Company Act). “Independent Trustees” are those who are not interested persons of the Trust or the Advisor and comply with the definition of “independent” (as defined in Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”)).

Name, address and year of birth(1)	Term of office and length of time served(2)	Title	Principal occupation during the past five years	Number of portfolios in the Trust complex overseen by Trustee	Other directorships held by Trustee
Interested Trustee
T. Ritson Ferguson(3) (1959)	3 years/since inception	Trustee	Senior Fellow Wharton Real Estate Center (since 2022); Investment Committee Member of CBRE Investment Management Listed Real Assets LLC (since 2022); Vice Chairman of CBRE Investment Management Listed Real Assets LLC (2021) (Retired); Chief Executive Officer and Co-Chief Investment Officer of CBRE Clarion Securities LLC (1995 – 2020); Chief Executive Officer, Chief Investment Officer and Global Chief Investment Officer of CBRE Global Investors (2015 – 2019)	1	Duke Management Company (DUMAC) (since 2018)
Independent Trustees
Asuka Nakahara (1956)	3 years/since inception	Trustee	Associate Director of the Zell-Lurie Real Estate Center at the Wharton School, University of Pennsylvania (since 1999); Practice Professor of Real Estate at the Wharton School, University of Pennsylvania (since 1999); Partner of Triton Atlantic Partners (since 2009)	1	Director of Rice Management Company (since 2022); Comcast Corporation (since 2017)
John R. Bartholdson (1944)	3 years/18 years	Trustee/Audit Committee Financial Expert	Senior Vice President, CFO and Treasurer, and a Director of, Triumph Group, Inc. (1993 – 2007) (Retired)	1	Berwyn Cornerstone Fund, Berwyn Income Fund, and Berwyn Fund (2013 – 2016)
Leslie E. Greis (1958)	3 years/2 years	Trustee	Founder and Managing Member of Perennial Capital Advisors, LLC (since 2003)	1	AIM Mutual, Inc. (2016), Kinefac Corporation (since 2009)
Heidi Stam (1956)	3 years/ 1½ years	Trustee	Managing Director and General Counsel, The Vanguard Group, Inc. (2005 – 2016) (Retired)	1

Bridge Builder Trust (since 2022); Edward Jones Money Market Fund (since 2022); Investor Advisory Committee, U.S. Securities and Exchange Commission (2017 – 2021); National Adjudicatory Council, FINRA (2017 – 2022)

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(1)      The address of each Trustee is 201 King of Prussia Road, Suite 600 Radnor, PA 19087.

(2)      Each Trustee is elected to serve a three-year term concurrent with the class of Trustees to which he or she belongs. Mr. Ferguson and Ms. Stam, as the Class I Trustees, are currently serving a term expiring at the Trust’s 2023 annual meeting of shareholders. Mr. Nakahara, as the Class II Trustee, is currently serving a term expiring at the Trust’s 2024 annual meeting of shareholders. Mr. Bartholdson and Ms. Greis, as the Class III Trustees, are currently serving a term expiring at the Trust’s 2025 annual meeting of shareholders.

(3)      Mr. Ferguson is deemed to be an interested person of the Trust, as defined in the Investment Company Act, due to his previous position with the Advisor, and his engagement as an external consultant to the Advisor, which began on January 1, 2022.

Officers.    The officers of the Trust manage its day-to-day operations. The officers are directly responsible to the Board of Trustees which sets broad policies for the Trust and chooses its officers. The following is a list of the officers of the Trust and their principal occupations during the past five years.

Name, Address, Year of Birth and Position(s) Held with the Trust(1)	Length of Time Served	Principal Occupation During the Past Five Years and Other Affiliations
Joseph P. Smith (1968) President and Chief Executive Officer	Since 2022(2)	Chief Investment Officer — Listed Real Assets of the Advisor (since 2021); Co-Chief Investment Officer of CBRE Clarion Securities LLC (2016 – 2020)
Jonathan A. Blome (1977) Chief Financial Officer	Since 2006	Chief Operating Officer of the Advisor (since 2021); Chief Financial Officer and Director of Operations of the Advisor (since 2011)
Jeff C. Chang (1973) Chief Compliance Officer and Secretary	Since 2023	Chief Compliance Officer of the Advisor (since 2023); Compliance Officer of First Quadrant, LLC (2013 – 2022)

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(1)      The address of each Officer is 201 King of Prussia Road, Suite 600 Radnor, PA 19087.

(2)      As of February 1, 2023, the Trustees and Officers of the Trust owned less than 1% of the outstanding shares of the Trust. The Trustees of the Trust own the following amounts of shares of the Trust. There are no other funds in the fund complex. The value of shares held are stated in accordance with the requirements of the SEC. The value of shares of the Trust is determined on the basis of net asset value of the class of shares held as of December 31, 2022. The table reflects the Trust’s beneficial ownership of shares in the Trust. Beneficial ownership is determined in accordance with the rules of the SEC.

Name of Director	Dollar Range of Equity Securities in the Trust	Aggregate Dollar Range of Equity Securities in Family of Registered Investment Companies Overseen by Trustees(1)
T. Ritson Ferguson	Over $100,000	Over $100,00
Asuka Nakahara	$50,001 – $100,000	$50,001 – $100,000
John Bartholdson	$50,001 – $100,000	$50,001 – $100,000
Leslie Greis	Over $100,000	Over $100,000
Heidi Stam	$50,001 – $100,000	$50,001 – $100,000

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(1)      The Trust is the only registered investment company overseen by the Trustees.

The fees and expenses of the Independent Trustees are paid by the Trust. The trustees who are members of the Advisor receive no compensation from the Trust. The Independent Trustees received from the Trust the amounts set forth below for the Trust’s calendar year ending December 31, 2022. The Trust does not provide any pension or retirement benefits to members of the Board of Trustees.

Name of Board Member	Estimated Compensation From the Trust	Total Compensation From the Fund Complex
T. Ritson Ferguson	$0	$0
Asuka Nakahara	$50,000	$50,000
John Bartholdson	$53,000	$53,000
Leslie Greis	$50,000	$50,000
Heidi Stam	$50,000	$50,000

The Board of Trustees has concluded that Mr. Ferguson should continue to serve as a Trustee because of the experience he has gained in establishing and leading the business of the Advisor. Mr. Ferguson founded the Advisor, along with Mr. Jarrett B. Kling and Mr. Ken Campbell, in 1991, currently serves as Independent Investment Committee Member, and was previously its Vice Chairman, Chief Executive and Global Chief Investment Officer. Mr. Ferguson has substantial experience in the real estate investment management business and has gained additional understanding of the Trust’s business by serving as a Trustee since 2004.

The Board of Trustees has concluded that Mr. Nakahara should continue to serve as a Trustee because of his background in real estate, including his academic and industry experience, his knowledge of the financial services industry and the experience he has gained serving as a Trustee since 2004.

The Board of Trustees has concluded that Mr. Bartholdson should continue to serve as a Trustee because of his general financial acumen, including the experience he gained as the Chief Financial Officer of a publicly traded company. Mr. Bartholdson has substantial experience in and knowledge of public company accounting and auditing. Mr. Bartholdson has gained additional understanding of the Trust’s business by serving as a Trustee since 2004. Mr. Bartholdson also has served as a Trustee of other U.S.-registered investment companies, which provides him with additional perspective on operation and management of the Trust.

The Board of Trustees has concluded that Ms. Greis should continue to serve as a Trustee because of her background in real estate investment, including her industry experience as the founder and Chief Investment Officer of an independent investment management firm dedicated exclusively to investing in private real estate, and the experience she has gained serving as a Trustee since January 2019.

The Board of Trustees has concluded that Ms. Stam should serve as a Trustee because of her significant experience as a managing executive and general counsel of a registered investment adviser, and as a senior staff member of the U.S. Securities and Exchange Commission. Ms. Stam has substantial experience in and knowledge of the investment management industry, investment company regulation and operations, shareholder relations and fund governance, which provides her with additional perspective on the operation and management of the Trust.

The Board of Trustees believes that, collectively, the Trustees have the appropriate experience, qualifications, attributes, and skills, which allow the Board to operate effectively in governing the Trust and protecting the interests of shareholders. Experience, qualifications, attributes and/or skills common to all Trustees include the ability to critically review, evaluate and discuss information provided to them and to interact effectively with the other Trustees and with representatives of the Advisor, other service providers, legal counsel and the Trust’s independent registered public accounting firm, the capacity to address financial and legal issues and exercise reasonable business judgment and a commitment to the representation of the interests of the Trust and its shareholders.

In its periodic assessment of the effectiveness of the Board of Trustees, the Board of Trustees considers the skills and experience of the individual Trustees in the broader context of the Board of Trustees’ overall composition so that the Board of Trustees, as a body, possesses the appropriate (and appropriately diverse) skills and experience to oversee the business of the Trust.

In the future, when the Board of Trustees determines to add a new trustee or replace a departing Trustee, the Board of Trustees intends to consider not only a candidate’s experience, qualifications, attributes, and skills, but also whether the candidate’s background would add to the diversity of the Board of Trustees.

The Board of Trustees currently has two committees: an Audit Committee and a Nominating Committee.

The Audit Committee is composed of all of the Independent Trustees. The Audit Committee acts in accordance with its charter and is responsible for reviewing and evaluating issues related to the accounting and financial reporting policies of the Trust, overseeing the quality and objectivity of the Trust’s financial statements and the audit thereof and acting as a liaison between the Board of Trustees and the Trust’s independent accountants. For the fiscal year ended December 31, 2022, the Audit Committee met two times.

The Nominating Committee is composed of all of the Trust’s Independent Trustees. The Nominating Committee, in accordance with its charter, makes recommendations to the full Board of Trustees with respect to candidates for the Board of Trustees. For the fiscal year ended December 31, 2022, the Nominating Committee did not meet.

The Nominating Committee will consider trustee candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a shareholder must submit the recommendation in writing and must include: (i) the name of the shareholder and evidence of the person’s ownership of shares of the Trust, including the number of shares owned and the length of time of ownership; and (ii) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a trustee of the Trust and the person’s consent to be named as a Trustee if selected by the Nominating Committee and nominated by the Board of Trustees. The Nominating Committee believes that the minimum qualifications for serving as a trustee of the Trust are that a candidate demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Trustees’ oversight of the business and affairs of the Trust and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, independence from management and the Trust and other attributes described in the Nominating Committee Charter. The Nominating Committee also seeks to have the Board of Trustees represent a diversity of backgrounds and experience. The shareholder recommendation and information described above must be sent to the Trust’s Secretary, c/o the Advisor at 201 King of Prussia Road, Suite 600 Radnor, PA 19087 and must be received by the Secretary not less than 120 days prior to the anniversary date of the Trust’s most recent annual meeting of shareholders.

Mr. Ferguson, the Chairman of the Board of Trustees, is not an Independent Trustee. He previously served as the Trust’s President and Chief Executive Officer and currently serves as Independent Investment Committee Member. As Chairman, Mr. Ferguson’s duties include setting the agenda for each Board of Trustees meeting in consultation with the Trust’s other officers (who are employed by the Advisor), as well as the Trust’s external legal counsel, counsel to the Independent Trustees, auditors and administrator. Mr. Ferguson also presides at each Board of Trustees meeting, meets with the Trust’s other officers between Board of Trustees meetings, and facilitates communication, coordination and an orderly and efficient flow of information and input among the Trustees, the Trust’s officers and other employees of the Advisor. The Trust has not appointed a Lead Independent Trustee. Mr. Bartholdson serves as Chairman of the Trust’s Audit Committee and is the Audit Committee Financial Expert. Mr. Nakahara serves as Chairman of the Trust’s Nominating Committee. The Trustees have determined that the Board of Trustees’ leadership by Mr. Ferguson, as Chairman of the Board of Trustees, and Mr. Bartholdson and Mr. Nakahara, as Chairman of the Audit Committee and Chairman of the Nominating Committee, respectively, is appropriate because they believe it appropriately reflects the relationships among the Trustees, the Advisor and the Trust’s other officers. The Trustees exercise their independent judgment in evaluating and managing the Trust’s relationship with the Advisor, as well as the performance of the Trust’s officers and other service providers.

The following table shows the securities owned beneficially or of record by the Independent Trustees, or their immediate family members, of CBRE or any person controlling, controlled by or under common control with the Advisor or the Trust’s principal underwriters as of December 31, 2022.

Name of Trustee	Name of Owners and Relationships to Trustee	Company	Title of Class	Value of Securities	Percent of Class
Asuka Nakahara	Same	Trammel Crow Company Acquisitions II, L.P. (“TCC”)	Limited Partnership Interest	$(4,118)*	0.38%*

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*        The value shown is as of December 31, 2021. Mr. Nakahara first acquired an interest in TCC in April 2006. TCC’s general partner was acquired by CBRE Group, Inc. in December 2006. CBRE Group, Inc. owns a majority interest in the Advisor.

Investment Advisory and Other Services

CBRE Investment Management Listed Real Assets LLC (the “Advisor”) is the Trust’s investment advisor. The Advisor is responsible for the day-to-day management of the Trust’s assets. The Advisor is located at 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087. The Advisor is responsible for the selection and ongoing monitoring of the investments in the Trust’s investment portfolio. The Advisor also administers the Trust’s business affairs and provides office facilities, equipment and certain administrative services to the Trust.

As of December 31, 2022, the Advisor had approximately $9.9 billion in assets under management. The Advisor is an indirect majority-owned subsidiary of CBRE Group, Inc. (“CBRE Group”), a Fortune 500 and S&P 500 company headquartered in Dallas, Texas. CBRE Group is a global provider of integrated services to commercial real estate investors. The principal business address of CBRE Group is 2100 McKinney Ave, Suite 1250, Dallas, TX 75201. CBRE Investment Management, the investment management division within CBRE Group, had assets under management totaling approximately $143.9 billion as of September 30, 2022.

For the fiscal years ended December 31, 2020, 2021, and 2022, the Trust paid the Advisor $9,318,710, $11,550,079, and $10,785,803, respectively, in advisory fees.

Investment Management Agreement

The investment management agreement provides for the Trust to pay a management fee at an annual rate equal to 0.85% of the average daily value of the Trust’s Managed Assets, which adds back the line of credit payable to net assets, plus certain direct and allocated expenses of the Advisor incurred on the Trust’s behalf. The investment management agreement will continue in effect for a period of 12 months from its most recent effective date, and, if not sooner terminated, will continue in effect for successive periods of 12 months thereafter, provided that each continuance is specifically approved at least annually by both (1) the vote of a majority of the Board of Trustees or the vote of a majority of the outstanding voting securities of the Trust at the time outstanding and entitled to vote (as such term is defined in the Investment Company Act) and (2) by the vote of a majority of the trustees who are not parties to the investment management agreement or interested persons (as such term is defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The investment management agreement may be terminated as a whole at any time by the Trust, without the payment of any penalty, upon the vote of a majority of the Board of Trustees or a majority of the outstanding voting securities of the Trust or by the Advisor, on 60 days’ written notice by either party to the other which can be waived by the non-terminating party. The investment management agreement will terminate automatically in the event of its assignment (as such term is defined in the Investment Company Act and the rules thereunder).

The investment management agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations thereunder, the Advisor is not liable to the Trust or any of the Trust’s shareholders for any act or omission by the Advisor in the supervision or management of its respective investment activities or for any loss sustained by the Trust or the Trust’s shareholders and provides for indemnification by the Trust of the Advisor, and each of its directors, officers and employees for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations and conditions.

Portfolio Managers

The Trust’s portfolio is managed by a team including Joseph P. Smith, Kenneth S. Weinberg and Jonathan D. Miniman. Mr. Smith has been a portfolio manager of the Trust since the Trust began operations. Mr. Weinberg has been a portfolio manager of the Trust since August 2019. Mr. Miniman has been a portfolio manager of the Trust since January 2022. Each portfolio manager participates in daily Investment Committee meetings.

Other Accounts Managed (as of December 31, 2022).    The portfolio managers are also collectively responsible for the day-to-day management of the Advisor’s other accounts, as indicated by the following table.

Name of Portfolio Managers	Type of Accounts	Number of Accounts Managed	Total Assets in the Accounts	Number of Accounts Managed with Advisory Fee Based on Performance	Total Assets in Accounts Managed with Advisory Fee Based on Performance
Joseph P. Smith	Registered Investment Companies	10	$1,008,451,840	1	$25,434,037
	Other Pooled Investment Vehicles	22	$1,550,007,529	6	$174,227,522
	Other Accounts	5	$2,715,767,365	0	$0
Kenneth S. Weinberg	Registered Investment Companies	2	$225,960,898	0	$0
	Other Pooled Investment Vehicles	21	$1,547,284,888	5	$171,504,881
	Other Accounts	3	$1,595,764,372	0	$0
Jonathan D. Miniman	Registered Investment Companies	7	$577,100,701	0	$0
	Other Pooled Investment Vehicles	7	$343,011,116	0	$0
	Other Accounts	10	$1,008,451,840	1	$25,434,037

Potential Conflicts of Interest.    A portfolio manager may be subject to potential conflicts of interest because the portfolio manager is responsible for other accounts in addition to the Trust. These other accounts may include, among others, other closed-end funds, mutual funds, separately managed advisory accounts, commingled trust accounts, insurance separate accounts, and wrap fee programs. Potential conflicts may arise out of the implementation of differing investment strategies for a portfolio manager’s various accounts, the allocation of investment opportunities among those accounts or differences in the advisory fees paid by the portfolio manager’s accounts.

A potential conflict of interest may arise as a result of a portfolio manager’s responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager’s accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment.

A portfolio manager may also manage accounts whose objectives and policies differ from those of the Trust. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, if an account were to sell a significant position in a security, which could cause the market price of that security to decrease while the Trust maintained its position in that security.

A potential conflict may arise when a portfolio manager is responsible for accounts that have different advisory fees — the difference in the fees may create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to particularly appealing investment opportunities. This conflict may be heightened where an account is subject to a performance-based fee.

The Advisor recognizes the duty of loyalty it owes to its clients and has established and implemented certain policies and procedures designed to control and mitigate conflicts of interest arising from the execution of a variety of portfolio management and trading strategies across the firm’s diverse client base. Such policies and procedures include, but are not limited to: investment process, portfolio management, trade allocation procedures; and procedures regarding personal trading by the firm’s employees (contained in the Advisor’s code of ethics).

Compensation.    In principle, portfolio manager compensation is not based on the performance of any particular account, including the Trust, nor is compensation based on the level of Fund assets.

Compensation for each portfolio manager is structured as follows:

Base Salary — Each portfolio manager receives a base salary. Base salaries have been established at competitive market levels and are set forth in the portfolio manager’s employment agreement. An annual adjustment is made based on changes in the consumer price index. Base salaries are reviewed periodically by the Advisor’s Compensation Committee and its Board of Directors, but adjustments are expected to be relatively infrequent.

Bonus — Portfolio manager bonuses are drawn from an incentive compensation pool into which a significant percentage of the firm’s pre-tax profits is set aside. Incentive compensation allocations are determined by the Advisor’s Compensation Committee based on a variety of factors, including the performance of particular investment strategies. To avoid the pitfalls of relying solely on a rigid performance format, however, incentive compensation decisions also take into account other important factors, such as the portfolio manager’s contributions to the team, firm, and overall investment process. Incentive compensation allocations are reported to the Advisor’s Board of Directors, but the Trust Board’s approval is not required.

Deferred Compensation — The Advisor requires deferral of a percentage of incentive compensation exceeding a certain threshold in respect of a single fiscal year. The Advisor’s Compensation Committee may, in its discretion, require the deferral of additional amounts. Such deferred amounts are subject to the terms of a Deferred Bonus Plan adopted by the Advisor’s Board of Directors. The purpose of the Deferred Bonus Plan is to foster the retention of key employees, focus plan participants on value creation and growth and encourage continued cooperation among key employees in providing services to the Advisor’s clients. The value of deferred bonus amounts is tied to the performance of Advisor investment funds chosen by the Advisor’s Compensation Committee; provided, that the Committee may elect to leave a portion of the assets uninvested. Deferred compensation vests incrementally, one-third after 2 years, 3 years and 4 years. The Deferred Bonus Plan provides for forfeiture upon voluntary termination of employment, termination for cause or conduct detrimental to the firm.

Profit Participation — Each of the portfolio managers owns shares of the firm. The firm distributes its income to its owners each year, so each portfolio manager receives income distributions corresponding to his ownership share. Ownership is structured so that the firm’s owners receive an increasing share of the firm’s profit over time. In addition, an owner may forfeit a portion of his ownership if he resigns voluntarily.

Other Compensation — Portfolio managers may also participate in benefit plans and programs available generally to all employees of the Advisor, such as CBRE Group’s 401(k) plan.

Ownership of Trust Shares.    The following table indicates the dollar range of securities of the Trust beneficially owned by the portfolio managers as of December 31, 2022.

Name of Portfolio Managers	Dollar Value of Trust Shares Beneficially Owned
Joseph P. Smith	$100,001 – $500,000
Kenneth S. Weinberg	$50,001 – $100,000
Jonathan D. Miniman	$50,001 – $100,000

Codes of Ethics

The Trust and the Advisor have adopted respective codes of ethics under Rule 17j-1 of the Investment Company Act. These codes permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Trust. The codes of ethics are available on the EDGAR Database on the SEC’s web site (http://www.sec.gov), and copies of these codes may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

Proxy Voting Procedures

The Board of Trustees has adopted the proxy voting procedures of the Advisor and delegated the voting of Trust securities to the Advisor pursuant to these procedures. Under these procedures, the Advisor will vote the Trust’s securities in the best interests of the Trust’s shareholders. A copy of the proxy voting procedures of the Advisor are attached as Appendix B to this Statement of Additional Information. Information on how the Trust voted proxies related to its portfolio securities for the most recent 12-month period ended June 30th will be available (i) free of charge by calling 1-877-711-4272 and requesting a copy of the voting record, and (ii) on the Commission’s website at www.sec.gov.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Subject to the supervision of the Board of Trustees, decisions to buy and sell securities for the Trust and brokerage commission rates are made by the Advisor. Transactions on stock exchanges involve the payment by the Trust of brokerage commissions. There is generally no stated commission in the case of securities traded in the over-the-counter market, but the price paid by the Trust usually includes an undisclosed dealer commission or mark-up. In certain instances, the Trust may make purchases of underwritten issues at prices which include underwriting fees.

In selecting a broker to execute each particular transaction, the Advisor seeks best execution by evaluating whether the transaction represents the best qualitative execution for the Trust, which may be different than the lowest possible commission. The Advisor will consider various factors to determine best execution, including but not limited to: explicit trading costs, the utility of algorithmic trading systems accessible through a broker, timely and efficient execution, price improvements across markets, minimizing market impact and implicit transaction costs, maintaining the confidentiality of orders, the broker’s familiarity with companies within the investable universe, and a broker’s level of participation in primary and secondary issuances of such companies’ equity securities. Accordingly, the cost of the brokerage commissions to the Trust in any transaction may be greater than that available from other brokers if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies and procedures as the Board of Trustees may determine, the Advisor shall not be deemed to have acted unlawfully or to have breached any duty solely by reason of it having caused the Trust to pay a broker that provides research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged from effecting that transaction if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the research service provided by such broker viewed in terms of either that particular transaction or the Advisor’s ongoing responsibilities with respect to the Trust. Research and investment information may be provided by these and other brokers at no cost to the Advisor and is available for the benefit of other accounts advised by the Advisor and its affiliates, and not all of the information will be used in connection with the Trust. While this information may be useful to varying degrees and may tend to reduce the Advisor’s expenses, it is not possible to estimate its value and in the opinion of the Advisor it does not reduce the Advisor’s expenses in a determinable amount. The extent to which the Advisor makes use of statistical, research and other services furnished by brokers is considered by the Advisor in the allocation of brokerage business but there is not a formula by which such business is allocated. The Advisor does so in accordance with its judgment of the best interests of the Trust and its shareholders. One or more of the other investment companies or accounts which the Advisor manages may own from time to time some of the same investments as the Trust. Investment decisions for the Trust are made independently from those of such other investment companies or accounts; however, from time to time, the same investment decision may be made for more than one company or account. When two or more companies or accounts seek to purchase or sell the same securities, the securities actually purchased or sold and any transaction costs will be allocated among the companies and accounts on a good faith equitable basis by the Advisor in its discretion in accordance with the accounts’ various investment objectives. In some cases, this system may adversely affect the price or size of the position obtainable for the Trust. In other cases, however, the ability of the Trust to participate in volume transactions may produce better execution for the Trust. It is the opinion of the Board of Trustees that this advantage, when combined with the other benefits available due to the Advisor’s organization, outweighs any disadvantages that may be said to exist from exposure to simultaneous transactions.

During the fiscal years ended December 31, 2022, 2021 and 2020, the Trust paid aggregate brokerage commissions of $886,057, $1,368,736 and $1,356,577, respectively. The Trust did not pay any brokerage commissions to affiliates during the last three fiscal years.

During the fiscal year ended December 31, 2022, the Trust paid $275,111 in soft dollar commissions to direct the Trust’s brokerage to a broker for research services, and the total principal value of the transactions associated with those soft dollar commissions was $443,152,777.

REPURCHASE OF COMMON SHARES

The Trust is a closed-end management investment company and as such its shareholders will not have the right to cause the Trust to redeem their shares. Instead, the Common Shares will trade in the open market at a price that will be a function of several factors, including dividend levels (which are in turn affected by expenses), net asset value, call protection, dividend stability, relative demand for and supply of such shares in the market, general market and economic conditions and other factors. Because shares of a closed-end investment company may frequently trade at prices lower than net asset value, the Board of Trustees may consider action that might be taken to reduce or eliminate any material discount from net asset value in respect of Common Shares, which may include the repurchase of such shares in the open market or in private transactions, the making of a tender offer for such shares, or the conversion of the Trust to an open-end investment company. The Board of Trustees may decide not to take any of these actions. In addition, there can be no assurance that share repurchases or tender offers, if undertaken, will reduce market discount.

Subject to its investment restrictions, the Trust may borrow to finance the repurchase of Common Shares or to make a tender offer. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Trust in anticipation of share repurchases or tenders will reduce the Trust’s net income. Any share repurchase, tender offer or borrowing that might be approved by the Board of Trustees would have to comply with the Exchange Act, the Investment Company Act and the rules and regulations thereunder.

The repurchase by the Trust of its shares at prices below net asset value will result in an increase in the net asset value of those shares that remain outstanding. However, there can be no assurance that share repurchases or tender offers at or below net asset value will result in the Common Shares trading at a price equal to their net asset value. Nevertheless, the fact that the Common Shares may be the subject of repurchase or tender offers from time to time, or that the Trust may be converted to an open-end investment company, may reduce any spread between market price and net asset value that might otherwise exist.

In addition, a purchase by the Trust of its Common Shares will decrease the Trust’s Managed Assets which would likely have the effect of increasing the Trust’s expense ratio. Any purchase by the Trust of its Common Shares at a time when preferred shares are outstanding will increase the leverage applicable to the outstanding Common Shares then remaining.

The decision to take action in response to a discount from net asset value will be made by the Board of Trustees at the time it considers such issue. Before deciding whether to take any action if the Common Shares trade below net asset value, the Board of Trustees would likely consider the factors the Trustees consider relevant, which would likely include the extent and duration of the discount, the liquidity of the Trust’s portfolio, the impact of any action that might be taken on the Trust or its shareholders and market considerations. Based on its considerations, even if the Trust’s shares should trade at a discount, the Board of Trustees may determine that, in the interest of the Trust and its shareholders, no action should be taken.

U.S. FEDERAL INCOME TAX MATTERS

The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Trust and its shareholders. The discussion reflects applicable tax laws of the United States as of the date of this Statement of Additional Information, which tax laws may be changed or subject to new interpretations by the courts or the IRS retroactively or prospectively. No attempt is made to present a detailed explanation of all U.S. federal, state, local and foreign tax concerns affecting the Trust and its shareholders, (including shareholders owning large positions in the Trust) and the discussion set forth herein does not constitute tax advice. Rules of state and local taxation of dividend and capital gains distributions from RICs often differ from the rules for federal income taxation described below. In addition, it does not address investors subject to special rules, such as investors who hold shares through an individual retirement account (“IRA”), 401(k) or other tax-advantaged accounts. Investors are urged to consult their tax advisers to determine the tax consequences to them of investing in the Trust.

Taxation of the Trust

The Trust has elected and intends to qualify each year for special tax treatment afforded to a RIC under subchapter M of the Code. Provided it so qualifies, in any taxable year in which it meets the distribution requirements described below, the Trust (but not its shareholders) will not be subject to U.S. federal income tax to the extent that it distributes its investment company taxable income and net capital gains for the taxable year. The Trust intends to distribute substantially all of such income.

In order to qualify to be taxed as a RIC, the Trust must, among other things: (a) derive at least 90% of its annual gross income (including tax-exempt interest) from (i) dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies, (ii) net income derived from interests in certain publicly traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (i) above (each a “Qualified Publicly Traded Partnership), and (b) diversify its holdings so that, at the end of each fiscal quarter of the Trust, subject to certain exceptions and cure periods, (i) at least 50% of the value of the Trust’s assets is represented by cash, cash items, U.S. government securities and securities of other RICs, and other securities, with these other securities limited, with respect to any one issuer, to an amount not greater in value than 5% of the value of the Trust’s assets, and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the market value of the Trust’s assets is invested, including through corporations in which the Trust owns a 20% or more voting stock interest, in the securities of any one issuer (other than U.S. government securities or securities of other RICs), any two or more issuers controlled by the Trust and engaged in the same, similar or related trades or businesses or any one or more Qualified Publicly Traded Partnerships.

As mentioned above, as a RIC, the Trust generally is not subject to U.S. federal income tax on income and gains that it timely distributes each taxable year to its shareholders, provided that in such taxable year it distributes at least 90% of the sum of its (i) investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gains over net long-term capital losses and other taxable income other than net capital gain (as defined below) reduced by deductible expenses) determined without regard to the deduction for dividends paid and (ii) its net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions). The Trust may retain for investment its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). However, if the Trust retains any net capital gain or any investment company taxable income, it will be subject to tax at the regular corporate rate of 21% on the amount retained. If the Trust retains any net capital gain, it may designate the retained amount as undistributed capital gains in a notice to its shareholders who, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income their share of such undistributed long-term capital gain and (ii) will be entitled to credit their proportionate share of the tax paid by the Trust against their U.S. federal tax liability, if any, and to claim refunds to the extent the credit exceeds such liability. For U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of the Trust will be increased by the amount of undistributed capital gain included in the gross income of such shareholder less the tax deemed paid by such shareholder under clause (ii) of the preceding sentence.

If the Trust fails to satisfy the qualifying income test or assets diversification test described above in any taxable year, the Trust may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the diversification requirements where the Trust corrects the failure within a specified period. If in any year the Trust should fail to qualify under Subchapter M for tax treatment as a RIC, and the relief provisions are not available, the Trust would incur a regular corporate federal income tax on its income for the year and all distributions to its shareholders would be taxable to shareholders as ordinary dividend income to the extent of the Trust’s earnings and profits. Such distributions generally could be eligible (i) to be treated as qualified dividend income in the case of individual and other noncorporate shareholders and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, the Trust could be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions before requalifying as a RIC. The Trust may elect to treat part or all of any “qualified late year loss” as if it had been incurred in the succeeding taxable year in determining the Trust’s taxable income, net capital gain, net short-term capital gain, and earnings and profits. The effect of this election is to treat any such “qualified late year loss” as if it had been incurred in the succeeding taxable year in characterizing Trust distributions for any calendar year. A “qualified late year loss” generally includes net capital loss, net long-term capital loss, or net short-term capital loss incurred after October 31 of the current taxable year (commonly referred to as “post-October losses”) and certain other late-year losses.

The treatment of capital loss carryovers for the Trust is similar to the rules that apply to capital loss carryovers of individuals, which provide that such losses are carried over indefinitely. If the Trust has a “net capital loss” (that is, capital losses in excess of capital gains), the excess of the Trust’s net short-term capital losses over its net long-term capital gains is treated as a short-term capital loss arising on the first day of the Trust’s next taxable year, and the excess (if any) of the Trust’s net long-term capital losses over its net short-term capital gains is treated as a long-term capital loss arising on the first day of the Trust’s next taxable year. The carryover of capital losses may be limited under the general loss limitation rules if the Trust experiences an ownership change as defined in the Code.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98.2% of its capital gains over capital losses (adjusted for certain ordinary losses), determined, in general, on an October 31 year end, plus certain undistributed amounts from previous years, on which the Trust paid no U.S. federal income tax. While the Trust intends to distribute its ordinary income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Trust’s ordinary income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Trust will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements. The Trust may in certain circumstances be required to liquidate Trust investments in order to make sufficient distributions to avoid federal excise tax liability at a time when the Advisor might not otherwise have chosen to do so, and liquidation of investments in such circumstances may affect the ability of the Trust to satisfy the requirement for qualification as a RIC.

Taxation of Shareholders

Dividends paid by the Trust from its investment company taxable income (referred to hereinafter as “ordinary income dividends”) are taxable to shareholders as ordinary income to the extent of the Trust’s current and accumulated earnings and profits. Such dividends (if reported by the Trust) may qualify (provided holding period and other requirements are met by both the Trust and the shareholders) (i) for the dividends received deduction in the case of corporate stockholders, to the extent the Trust’s income consists of dividend income received from U.S. corporations, and (ii) qualified dividend income eligible for the reduced maximum rate to individuals of generally 20% to the extent that the Trust receives qualified dividend income. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain foreign corporations (e.g., generally, foreign corporations incorporated in a possession of the United States or in certain countries with a qualifying comprehensive tax treaty with the United States, or, the stock of which is readily tradable on an established securities market in the United States). Dividends paid by a REIT are not generally eligible for the reduced dividend rate. Due to the Trust’s expected investments, in general, distributions to shareholders are not expected to be eligible for the dividends received deduction for corporate shareholders, and not expected to qualify for the reduced rate on qualified dividend income. Distributions attributed to net capital gains (“capital gain dividends”), including capital gain dividends credited to a shareholder but retained by the Trust, are taxable to shareholders as long-term capital gains, regardless of the length of time the shareholder has owned Trust shares. Under current law, the maximum tax rate on net long-term capital gain of individuals is generally 20%. Distributions attributable to unrecaptured

Section 1250 gain, if any, will be subject to a 25% tax. Distributions in excess of the Trust’s current and accumulated earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming Trust shares are held as a capital asset). Distributions from capital gains are generally made after applying any available capital loss carryforwards. Generally, not later than 60 days after the close of its taxable year, the Trust will provide its shareholders with a written notice reporting the amount of any capital gain dividends, ordinary income dividends and other distributions.

If the Trust pays a dividend in January which was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Trust and received by its shareholders on December 31 of the year in which the dividend was declared.

To the extent that the Trust makes a distribution of income received by the Trust in lieu of dividends (a “substitute payment”) with respect to securities on loan pursuant to a securities lending transaction, such income will not constitute qualified dividend income to individual shareholders and will not be eligible for the dividends received deduction for corporate shareholders.

If the Trust’s distributions exceed its current and accumulated earnings and profits for the taxable year (as calculated for federal income tax purposes), all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to shareholders. A return of capital distribution will generally not be taxable, but will reduce each shareholder’s cost basis in the Trust and result in a higher reported capital gain or lower reported capital loss when those shares on which the distribution was received are sold.

A dividend or distribution received shortly after the purchase of shares reduces the net asset value of the shares by the amount of the dividend or distribution and, although in effect a return of capital, will be taxable to the shareholder. If the net asset value of shares were reduced below the shareholder’s cost by dividends or distributions representing gains realized on sales of securities, such dividends or distributions would be a return of investment though taxable to the shareholder in the same manner as other dividends or distributions.

The sale or other disposition of the shares will generally result in capital gain or loss to shareholders (assuming Trust shares are held as a capital asset). In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than one year. Otherwise, the gain or loss on the taxable disposition of the shares will be treated as short-term capital gain or loss. However, any loss upon the sale or exchange of shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by the shareholder. A loss realized on a sale or exchange of shares of the Trust will be disallowed if other substantially identical shares are acquired within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. For non-corporate taxpayers, the maximum rate of income tax on short-term capital gains is currently 37% applicable to ordinary income while the maximum rate of income tax on long-term capital gains is currently 20%.

The Trust (or its administrative agent) must report to the Internal Revenue Service (“IRS”) and furnish to Trust shareholders the cost basis information for purchases of Trust shares. In addition to the requirement to report the gross proceeds from the sale of Trust shares, the Trust is also required to report the cost basis information for such shares and indicate whether these shares had a short-term or long-term holding period. For each sale of Trust shares, the Trust (or its administrative agent) will permit shareholders to elect from among several IRS-accepted cost basis methods, including the average cost basis method. In the absence of an election, the Trust will use the cost basis method communicated to you. The cost basis method elected by the Trust shareholder (or the cost basis method applied by default) for each sale of Trust shares may not be changed after the settlement date of each such sale of Trust shares. If your shares are held in a brokerage account, your broker may use a different method and you should contact your broker to determine which method it will use. Trust shareholders should consult their tax advisors to determine the best IRS-accepted cost basis method for their tax situation and to obtain more information about cost basis reporting. Shareholders also should carefully review the cost basis information provided to them and make any additional basis, holding period or other adjustments that are required when reporting these amounts on their federal income tax returns.

U.S. individuals with income exceeding $200,000 ($250,000 if married and filing jointly), are subject to a 3.8% tax on their “net investment income,” including interest, dividends, and capital gains (including any capital gains realized on the sale or exchange of shares of the Trust).

Any non-U.S. investors in the Trust may be subject to U.S. withholding and estate tax and are encouraged to consult their tax advisors prior to investing in the Trust. Foreign shareholders (i.e., nonresident alien individuals and foreign corporations, partnerships, trusts and estates) are generally subject to U.S. withholding tax at the rate of 30% (or a lower tax treaty rate) on distributions derived from taxable ordinary income. The Trust may, under certain circumstances, report all or a portion of a dividend as an “interest-related dividend” or a “short-term capital gain dividend,” which would generally be exempt from this 30% U.S. withholding tax, provided certain other requirements are met. Short-term capital gain dividends received by a nonresident alien individual who is present in the U.S. for a period or periods aggregating 183 days or more during the taxable year are not exempt from this 30% withholding tax. A foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Trust unless (i) such gain is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States, (ii) in the case of a foreign shareholder that is an individual, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met, or (iii) the special rules relating to gain attributable to the sale or exchange of U.S. real property interests (“USRPIs”) apply to the foreign shareholder’s sale of shares of the Trust (as described below).

Foreign shareholders who fail to provide an applicable IRS form may be subject to backup withholding on certain payments from the Trust. Backup withholding will not be applied to payments that are subject to the 30% (or lower applicable treaty rate) withholding tax described in this paragraph. Different tax consequences may result if the foreign shareholder is engaged in a trade or business within the United States. In addition, the tax consequences to a foreign shareholder entitled to claim the benefits of a tax treaty may be different than those described above.

Subject to certain exceptions (for example, for a fund that is a “United States real property holding corporation” as described below), the Trust is generally not required to withhold on the amount of a non-dividend distribution (i.e., a distribution that is not paid out of the Trust’s current or accumulated earnings and profits for the applicable taxable year) when paid to its foreign shareholders.

Foreign shareholders with respect to whom income from the Trust is effectively connected with a trade or business conducted by the foreign shareholder within the United States will in general be subject to U.S. federal income tax on the income derived from the Trust at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares of the Trust and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. More generally, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein, and are urged to consult their tax advisers.

Special rules would apply if the Trust is a qualified investment entity (“QIE”) because it is either a U.S. real property holding corporation (“USRPHC”) or would be a USRPHC but for the operation of certain exceptions to the definition of USRPIs described below. Very generally, a USRPHC is a domestic corporation that holds USRPIs the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States, and other trade or business assets. USRPIs are generally defined as any interest in U.S. real property and any interest (other than solely as a creditor) in a USRPHC or, very generally, an entity that has been a USRPHC in the last five years (a “former USRPHC”). The Trust may hold, directly or indirectly, significant interests in REITs that may be a USRPHC. Interests in domestically controlled QIEs, including REITs and RICs that are QIEs, not-greater-than-10% interests in publicly traded classes of stock in REITs and not-greater-than-5% interests in publicly traded classes of stock in RICs generally are not USRPIs.

If an interest in the Trust were a USRPI, the Trust would be required to withhold U.S. tax on the proceeds of a share redemption by a greater-than-5% foreign shareholder, in which case such foreign shareholder generally would also be required to file U.S. tax returns and pay any additional taxes due in connection with the redemption.

Moreover, if the Trust were a USRPHC or, very generally, had been one in the last five years, it would be required to withhold on amounts distributed to a greater-than-5% foreign shareholder to the extent such amounts would not be treated as a dividend, i.e., are in excess of the Trust’s current and accumulated earnings and profits for the applicable taxable year. Such withholding generally is not required if the Trust is a domestically controlled QIE.

If the Trust is a QIE, under a special “look-through” rule, any distributions by the Trust to a foreign shareholder (including, in certain cases, distributions made by the Trust in redemption of its shares) attributable directly or indirectly to (i) distributions received by the Trust from a lower-tier RIC or REIT that the Trust is required to treat as USRPI gain in its hands and (ii) gains realized on the disposition of USRPIs by the Trust would retain their character as gains realized from USRPIs in the hands of the Trust’s foreign shareholder and would be subject to U.S. tax withholding. In addition, such distributions could result in the foreign shareholder being required to file a U.S. tax return and pay tax on the distributions at regular U.S. federal income tax rates. The consequences to a foreign shareholder, including the rate of such withholding and character of such distributions (for example, as ordinary income or USRPI gain), would vary depending upon the extent of the foreign shareholder’s current and past ownership of the Trust.

Under legislation generally known as “FATCA” (the Foreign Account Tax Compliance Act), the Trust is required to withhold 30% of certain ordinary dividends it pays to shareholders that fail to meet prescribed information reporting or certification requirements. In general, no such withholding will be required with respect to a U.S. person or non-U.S. person that timely provides the certifications required by the Trust or its agent on a valid IRS Form W-9 or applicable series of IRS Form W-8, respectively. Shareholders potentially subject to withholding include foreign financial institutions (“FFIs”), such as non-U.S. investment funds, and non-financial foreign entities (“NFFEs”). To avoid withholding under FATCA, an FFI generally must enter into an information sharing agreement with the IRS in which it agrees to report certain identifying information (including name, address, and taxpayer identification number) with respect to its U.S. account holders (which, in the case of an entity shareholder, may include its direct and indirect U.S. owners), and an NFFE generally must identify and provide other required information to the Trust or other withholding agent regarding its U.S. owners, if any. Such non-U.S. shareholders also may fall into certain exempt, excepted or deemed compliant categories as established by regulations and other guidance. A non-U.S. shareholder resident or doing business in a country that has entered into an intergovernmental agreement with the U.S. to implement FATCA will be exempt from FATCA withholding provided that the shareholder and the applicable foreign government comply with the terms of the agreement.

A non-U.S. entity that invests in the Trust will need to provide the Trust with documentation properly certifying the entity’s status under FATCA in order to avoid FATCA withholding. Non-U.S. investors in the Trust should consult their tax advisors in this regard. Foreign investors are urged to consult their own tax advisers concerning the applicability of the United States withholding tax. The Trust is required in certain circumstances to backup withhold currently at a rate of 28% on taxable dividends and certain other payments paid to non-corporate holders of the Trust’s shares who do not furnish the Trust with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Under U.S. Treasury regulations, generally, if a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC such as the Trust are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Investments of the Trust

Certain of the Trust’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains into higher taxed short-term capital gain or ordinary income,

(iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Trust to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not qualify as good income for purposes of the 90% annual gross income requirement described above. The Trust intends to monitor its transactions and may make certain tax elections to mitigate the effect of these rules and prevent disqualification of the Trust as a RIC.

Any investment by the Trust in equity securities of U.S. REITs qualifying as such under Subchapter M of the Code may result in the Trust’s receipt of cash in excess of the REIT’s earnings; if the Trust distributes these amounts, these distributions could constitute a return of capital to Trust shareholders for U.S. federal income tax purposes. Dividends received by the Trust from a REIT will not qualify for the corporate dividends received deduction and generally will not constitute qualified dividend income.

“Qualified REIT dividends” (i.e., ordinary REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates) are eligible for a 20% deduction by non-corporate taxpayers. This deduction, if allowed in full, equates to a maximum effective tax rate of 29.6% (37% top rate applied to income after 20% deduction). Distributions by the Trust to its shareholders that the Trust properly reports as “section 199A dividends,” as defined and subject to certain conditions described below, are treated as “qualified REIT dividends” in the hands of non-corporate shareholders. A section 199A dividend is treated as a qualified REIT dividend only if the shareholder receiving such dividend holds the dividend-paying RIC shares for at least 46 days of the 91-day period beginning 45 days before the shares become ex-dividend, and is not under an obligation to make related payments with respect to a position in substantially similar or related property. The Trust is permitted to report such part of its dividends as section 199A dividends as are eligible, but is not required to do so. Distributions of income or gain attributable to derivatives with respect to REIT securities, including swaps, will not constitute qualified REIT dividends.

REITs in which the Trust invests often do not provide complete and final tax information to the Trust until after the time that the Trust issues a tax reporting statement. As a result, the Trust may at times find it necessary to reclassify the amount and character of its distributions to you after it issues your tax reporting statement. When such reclassification is necessary, the Trust (or financial intermediaries, such as brokers, through which a shareholder holds Trust shares) will send you a corrected, final Form 1099-DIV to reflect the reclassified information. If you receive a corrected Form 1099-DIV, use the information on this corrected form, and not the information on the previously issued tax reporting statement, in completing your tax returns.

The Trusts may invest, including through investments in REITs or other pass-through entities, in residual interests in real estate mortgage investment conduits (“REMICs”) (including by investing in residual interests in collateralized mortgage obligations with respect to which an election to be treated as a REMIC is in effect) or equity interests in taxable mortgage pools (“TMPs”). Under a notice issued by the IRS in October 2006 and U.S. Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Trust’s income (including income allocated to the Trust from a REIT or other pass-through entity) that is attributable to a residual interest in a REMIC or an equity interest in a TMP (referred to in the Code as an “excess inclusion”) will be subject to U.S. federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a RIC will be allocated to shareholders of the RIC in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, the Trust investing in such interests may not be a suitable investment for certain tax-exempt investors, as noted below.

In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax. A shareholder will be subject to U.S. federal income tax on such inclusions notwithstanding any exemption from such income tax otherwise available under the Code.

The Trust will invest in securities rated in the lower rating categories of nationally recognized rating organizations (“junk bonds” or “high yield bonds”). Some of these junk bonds or high-yield bonds may be purchased at a discount and may therefore cause the Trust to accrue and distribute income before amounts due under the obligations are paid. Because such income may not be matched by a corresponding cash distribution to the Trust, the Trust may be required to borrow money or dispose of other securities to be able to make distributions to its shareholders. In addition, a portion of the interest on such junk bonds and high-yield bonds may be treated as dividends for certain U.S. federal income tax purposes. In such cases, if the issuer of the junk bonds or high-yield bonds is a qualifying corporation, dividend payments by the Trust may be eligible for the dividends received deduction to the extent of the deemed dividend portion of such interest. See Appendix A — Ratings of Investments.

Investment income that may be received by the Trust from sources within foreign countries may be subject to foreign taxes withheld at the source. The United States has entered into tax treaties with many foreign countries which entitle the Trust to a reduced rate of, or exemption from, taxes on such income. If more than 50% of the value of the Trust’s total assets at the close of the taxable year consists of stock or securities of foreign corporations, the Trust may elect to “pass through” to the Trust’s shareholders the amount of foreign taxes paid by the Trust. If the Trust so elects, each shareholder would be required to include in gross income, even though not actually received, his pro rata share of the foreign taxes paid by the Trust, but would be treated as having paid his pro rata share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various Code limitations) as a foreign tax credit against federal income tax (but not both). For purposes of the foreign tax credit limitation rules of the Code, each shareholder would treat as foreign source income his pro rata share of such foreign taxes plus the portion of dividends received from the Trust representing income derived from foreign sources. No deduction for foreign taxes could be claimed by an individual shareholder who does not itemize deductions. In certain circumstances, a shareholder that (i) has held shares of the Trust for less than a specified minimum period during which it is not protected from risk of loss or (ii) is obligated to make payments related to the dividends will not be allowed a foreign tax credit for foreign taxes deemed imposed on dividends paid on such shares. Additionally, the Trust must also meet this holding period requirement with respect to its foreign stocks and securities in order for “creditable” taxes to flow-through. If the Trust does not hold sufficient foreign securities to meet the above threshold, then shareholders will not be entitled to claim a credit or further deduction with respect to foreign taxes paid by the Trust.

A shareholder’s ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by the Trust may be subject to certain limitations imposed by the Code, which may result in a shareholder not receiving a full credit or deduction (if any) for the amount of such taxes. In particular, shareholders must hold their Trust shares (without protection from risk of loss) on the ex-dividend date and for at least 15 additional days during the 30-day period surrounding the ex-dividend date to be eligible to claim a foreign tax credit with respect to a given dividend. Shareholders who do not itemize on their federal income tax returns may claim a credit (but no deduction) for such foreign taxes. Even if the Trust were eligible to make such an election for a given year, it may determine not to do so. Shareholders that are not subject to U.S. federal income tax, and those who invest in the Trust through tax-advantaged accounts (including those who invest through IRAs or other tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Trust. Each shareholder should consult his own tax adviser regarding the potential application of foreign tax credits.

The Trust’s investments that are treated as equity investments for federal income tax purposes in certain “passive foreign investment companies” (“PFICs”) could potentially subject the Trust to a U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company. This tax cannot be eliminated by making distributions to Trust shareholders. However, the Trust may elect to avoid the imposition of this tax. For example, the Trust may elect to treat a PFIC as a qualified electing Trust (i.e., make a “QEF election”), in which case the Trust will be required to include its share of the PFIC’s income and net capital gains annually, regardless of whether it receives any distribution from the PFIC. The Trust also may make an election to mark the gains (and to a limited extent losses) in such holdings to the market as though it had sold (and, solely for purposes of this mark-to-market election, repurchased) its holdings in those PFICs on the last day of the Trust’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Trust to avoid taxation. Making either of these elections therefore may require the Trust to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Trust’s total return. Dividends paid by PFICs will not be eligible to be treated as qualified dividend income. If the Trust indirectly invests in PFICs by virtue of the Trust’s investment in other funds, it may not make such PFIC elections; rather, the underlying funds directly investing in the PFICs would decide whether to make such elections. Because it is not always possible to identify a foreign corporation as a PFIC, the Trust may incur the tax and interest charges described above in some instances.

The Trust’s transactions in foreign currencies and forward foreign currency contracts will generally be subject to special provisions of the Code that, among other things, may affect the character of gains and losses realized by the Trust (i.e., may affect whether gains or losses are ordinary or capital), accelerate recognition of income to the Trust and defer losses. These rules could therefore affect the character, amount and timing of distributions to shareholders. These provisions also may require the Trust to mark-to-market certain types of positions in its portfolio (i.e., treat them as if they were closed out) which may cause the Trust to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the distribution requirements and for avoiding the excise tax described above. The Trust intends to monitor its transactions, intends to make the appropriate tax elections, and intends to make the appropriate entries in its books and records when it acquires any foreign currency or forward foreign currency contract in order to mitigate the effect of these rules so as to prevent disqualification of the Trust as a RIC and minimize the imposition of income and excise taxes.

The foregoing is a general summary of the provisions of the Code and the Treasury Regulations in effect as they directly govern the taxation of the Trust and its shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. Ordinary income and capital gain dividends may also be subject to state and local taxes. Shareholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, foreign, state, local income or other taxes.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

A control person is a person who beneficially owns more than 25% of the voting securities of a company. The Trust currently has no control person. Further, to the Trust’s knowledge, based on public filings, as of December 31, 2022, the Trust does not have any beneficial owners of more than 5% of the Trust’s outstanding Common Shares.

FINANCIAL STATEMENTS

The audited financial statements included in the annual report to the Trust’s shareholders for the fiscal year ended December 31, 2022 and together with the report of KPMG LLP (“KPMG”) for the Trust’s annual report, are incorporated herein by reference to the Trust’s annual report to shareholders. All other portions of the annual report to shareholders are not incorporated herein by reference and are not part of the registration statement, the SAI, the Prospectus or any Prospectus Supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG serves as the Independent Registered Public Accounting Firm of the Trust and audits the financial statements of the Trust. KPMG is located at 1601 Market Street, Philadelphia, PA 19103.

CUSTODIAN, ADMINISTRATOR, ACCOUNTING AGENT, AND TRANSFER AGENT

The Custodian, Administrator, and Accounting Agent of the Trust is The Bank of New York Mellon (“BNY”), located at 240 Greenwich Street, New York, New York 10286. As custodian BNY performs custodial services. As fund accountant, BNY calculates the Trust’s net asset value and performs fund accounting and portfolio accounting services. As administrator, BNY generally assists in the administration and operation of the Trust.

The Transfer Agent of the Trust is Computershare, Inc., located at 150 Royall Street, Canton, Massachusetts 02021. Computershare is responsible for performing transfer agency services for the Trust.

INCORPORATION BY REFERENCE

This SAI is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this SAI the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this SAI from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this SAI, the Prospectus and any accompanying prospectus supplement relate, or the offering is otherwise terminated. The information incorporated by reference is an important part of this SAI. Any statement in a document incorporated by reference into this SAI will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this SAI or (2) any other subsequently filed document that is incorporated by reference into this SAI modifies or supersedes such statement. The documents incorporated by reference herein include:

•        the Trust’s Prospectus, dated February 21, 2023, filed with this SAI;

•        the Trust’s annual report on Form N-CSR for the fiscal period ended December 31, 2022 filed with the SEC on February 21, 2023;

•        the Trust’s definitive proxy statement on Schedule 14A, filed with the SEC on September 2, 2022; and

•        the description of the Trust’s Common Shares contained in our Registration Statement on Form 8-A filed with the SEC on February 24, 2004, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

You may obtain copies of any information incorporated by reference into this SAI, at no charge, by calling toll-free 1-877-711-4272 or by writing to the Trust at 201 King of Prussia Road, Suite 600, Radnor, PA 19087. The Trust’s Prospectus, SAI, and annual and semi-annual reports are available on the Trust’s website (www.cbreim.com/igr). In addition, the SEC maintains a website at www.sec.gov, free of charge, that contains these reports, the Trust’s proxy and information statements, and other information relating to the Trust.

ADDITIONAL INFORMATION

A Registration Statement on Form N-2, including amendments thereto, relating to the shares offered hereby, has been filed by the Trust with the SEC. The Prospectus and this Statement of Additional Information do not contain all of the information set forth in the Registration Statement, including any exhibits and schedules thereto. For further information with respect to the Trust and the shares offered hereby, reference is made to the Registration Statement. Statements contained in the Prospectus and this Statement of Additional Information as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge on the EDGAR Database of the SEC’s website at http://www.sec.gov and copies of all or any part thereof may be obtained from the SEC upon the payment of certain fees prescribed by the SEC.

APPENDIX A
RATINGS OF INVESTMENTS

DESCRIPTION OF S&P GLOBAL RATINGS (“S&P”) AND MOODY’S INVESTORS SERVICE, INC. (“MOODY’S”) RATINGS

S&P

AAA – An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA – An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A – An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB – An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB, B, CCC, CC, and C – Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB – An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B – An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC – An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC – An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C – An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D – An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

* Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

Appendix A-1

Moody’s

Aaa – Obligations rated Aaa are judged to be of the highest quality, with minimal risk.

Aa – Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A – Obligations rated A are considered upper-medium-grade and are subject to low credit risk.

Baa – Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess speculative characteristics.

Ba – Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B – Obligations rated B are considered speculative and are subject to high credit risk.

Caa – Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca – Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C – Obligations rated C are the lowest-rated class of bonds and are typically in default, with little prospect for recovery of principal and interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Appendix A-2

APPENDIX B
PROXY VOTING POLICIES AND PROCEDURES

Global Proxy

Voting Policy

March 2022

CBRE Investment Management Listed Real Assets | Global Proxy Voting Policy	Appendix B-1

Global Proxy Voting Policy

OUR PRINCIPLES AND PHILOSOPHY

CBRE Investment Management Listed Real Assets LLC (“CBREIM Listed Real Assets” or “we”) treats proxy voting as a fundamental responsibility of shareholders – one which can work to affect positive management behavior over time and therefore ultimately contribute to generating economic value to shareholders.

Proxy voting is an important right of shareholders, and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised. When CBREIM Listed Real Assets has discretion to vote the proxies of its clients, it will vote those proxies in accordance with this policy and procedures. The guidelines presented in this policy reflect a corporate governance structure that is responsive to company stakeholders and supportive of responsible investment goals.

For the accounts over which CBREIM Listed Real Assets maintains proxy voting authority, CBREIM Listed Real Assets will vote proxies in accordance with its proxy voting guidelines. CBREIM Listed Real Assets may, in certain circumstances, voluntarily adhere to guidelines established by its clients if doing so can be accomplished within the proxy voting process established with the proxy voting administrator. Otherwise, CBREIM Listed Real Assets will not accept proxy voting authority to the extent clients wish to impose voting guidelines different from those of CBREIM Listed Real Assets. As the responsibility for proxy voting is defined at the outset of the client relationship (and documented in the Investment Management Agreement), CBREIM Listed Real Assets does not anticipate any confusion on the part of its clients in this respect.

OUR PROCEDURES AND CONTROLS

PROXY VOTING ADMINISTRATION

CBREIM Listed Real Assets controls proxy voting for the majority of separate accounts under management, subject to limited exceptions; sub-advised funds may choose to handle their own voting.

CBREIM Listed Real Assets has engaged a third-party vendor, Institutional Shareholder Services (ISS), to provide proxy voting administration services, including the tracking of proxies received for clients, providing notice to CBREIM Listed Real Assets concerning dates votes are due, the actual casting of ballots, and recordkeeping. It is important to recognize that the ability of ISS and CBREIM Listed Real Assets to process proxy voting decisions in a timely manner is contingent in large part on the custodian banks holding securities for CBREIM Listed Real Assets clients. On a daily basis, CBREIM Listed Real Assets provides ISS with a list of securities held in each account over which CBREIM Listed Real Assets has voting authority.

While not the norm, in certain countries where share blocking is required, there may be times where CBREIM Listed Real Assets chooses not to vote. Share blocking entails selling the stock short for a period of time around the date of the vote. We may decide not to vote if in the in the best interest of our client to avoid failed trades or overdrafts, or to have shares be freely tradeable.

CBRE Investment Management Listed Real Assets | Global Proxy Voting Policy	Appendix B-2

DETERMINATION OF VOTE

CBREIM Listed Real Assets established its own proxy voting guidelines and provides those guidelines to ISS. Proxy voting guidelines are reviewed and approved by our Head of ESG and Senior Global Portfolio Managers. The approved proxy voting guidelines are provided to ISS to facilitate the administrative processing proxy voting.

Voting decisions remain within the discretion of CBREIM Listed Real Assets. On a daily basis, CBREIM Listed Real Assets Securities Operations group reviews an online system maintained by ISS in order to monitor for upcoming votes. When a pending vote is identified, the Securities Operations team forwards the ballot to the appropriate Portfolio Manager or Investment Analyst for review, along with any supplemental information about the ballots provided by ISS and – if available – other research vendors to which CBREIM Listed Real Assets subscribes.

CBREIM Listed Real Assets Senior Investment Analysts review the proxy statement and determine the votes within the firm’s specified guidelines. If the Analyst’s indicated vote conflicts with CBREIM Listed Real Assets’ guidelines, the vote must be verified (with documented rationale) and approved by a designated Senior Portfolio Manager or our Head of ESG; the vote and corresponding rationale is also reviewed by our Chief Compliance Officer.

This proxy voting process is tested annually by external auditors to confirm that we have adequate procedures which are consistently applied.

CONFLICTS OF INTEREST

CBREIM Listed Real Assets will identify any conflicts that exist between the interests of CBREIM Listed Real Assets (including its employees and affiliates) and its clients as it relates to proxy voting. CBREIM Listed Real Assets obtains information from all employees regarding outside business activities and personal relationships with companies within the investable universe (such as serving as board members or executive officers of an issuer), to confirm that employees do not have personal interests in transactions, holdings, or proxy matters. Additionally, CBREIM Listed Real Assets will consider the conflicts associated with any ballot which identifies a relationship to CBRE Investment Management or another affiliate within CBRE Group. Lastly, CBREIM Listed Real Assets will consider any ballot which relates to a client of CBREIM Listed Real Assets as a potential conflict of interest.

If a material conflict is identified for a particular ballot, CBREIM Listed Real Assets will refer the ballot and conflict to the CBREIM Listed Real Assets Risk & Control Committee for review. In such situations, CBREIM Listed Real Assets will generally defer the vote either to the recommendation provided by ISS (not based on the CBREIM Listed Real Assets guidelines) or to the affected client(s) so that the client may determine its voting decision.

PROXY VOTING RECORDS

The proxy voting process is coordinated by the Securities Operations group and the Compliance team is responsible for oversight of and testing of the process. As noted above, ISS provides recordkeeping services, including retaining a copy of each proxy statement received and each vote cast. This information is available to CBREIM Listed Real Assets upon request.

CBREIM Listed Real Assets maintains files relating to its proxy voting procedures in an easily accessible place. Records are maintained and preserved for five years from the end of the fiscal year during which the last entry was made on a record, with records for the first two years kept on site. These files include:

–    copies of the proxy voting policies and procedures and any amendments thereto,

–    a copy of any document CBREIM Listed Real Assets created that was material to making a decision how to vote proxies or that memorializes that decision, and

–    a copy of each written client request for information on how CBREIM Listed Real Assets voted such client’s proxies and a copy of any written response to any (written or oral) client request for information on how CBREIM Listed Real Assets voted its proxies.

CBRE Investment Management Listed Real Assets | Global Proxy Voting Policy	Appendix B-3

Clients may contact the Compliance team at (610) 995-2500 to obtain a copy of these policies and procedures (and, if desired, the firm’s proxy voting guidelines) or to request information on the voting of such client’s proxies. A written response will list, with respect to each voted proxy that the client has inquired about:

–    the name of the issuer,

–    the proposal voted upon, and

–    how CBREIM Listed Real Assets voted the client’s proxy.

GLOBAL GUIDELINES

CBREIM Listed Real Assets global guidelines, developed by senior leadership and reviewed and updated annually, reflect our preference for a corporate governance structure which is responsive to company stakeholders and supportive of responsible investment goals.

Some items up for vote are undertaken on a case-by-case basis. In those instances, we believe our framework – comprised of senior sector Analysts, senior level Portfolio Managers, our Head of ESG, and our Chief Compliance Officer – allows us to the determine the appropriate vote based on the firm’s combined knowledge, engagement, and our overall philosophy around governance.

The current versions of our key guidelines are summarized below:

ITEM	Vote
Board Structure
Classification of Board	Against
We believe the entire board should up for election each year.
– Vote against a proposal to classify the board of directors
Board Independence	For
We are in favor of boards where the majority is independent.
Overboarding	Against
We believe that while experience on other boards can be an asset, the board member’s time and dedication to the board in question must take priority.
– Vote against/withhold if the Board member is a CEO and sits on more than 3 public company boards total
– Vote against/withhold if the Board member is not a CEO and sits on more than 4 public company boards total
Board Diversity	Case-by- case
We favor representation by minorities on the board to promote diversity of thought. While the percentages vary globally, we like to see at least one diverse member on the board at a minimum.
Approve Board Size	Case-by- case
We favor board size between 6 members and 15 members.
Separation of Chairperson and CEO	Case-by- case
We favor the separation of Chairperson and CEO, although there may be situations where we would approve the dual role if we believe it to be in the best interest of the company/shareholders.
Board attendance	Case-by- case
Generally require attendance at 75% of meetings
Require a Majority Vote for the Election of Directors	For
Mandatory Retirement Age	Case-by- case
We favor experience and contribution over an age limit, if the director is contributing fully to the board.
CBRE Investment Management Listed Real Assets | Global Proxy Voting Policy	Appendix B-4

ITEM	Vote
Compensation
Omnibus Stock Plans	Against
– Vote against proposed plan if the dilution from all plans (including proposed) exceeds 5% of shares and units outstanding.
Option Repricing	Against
– Vote against the repricing of underwater options
Executive Compensation Plans	Case-By- Case
We abide by the following criteria:
– Short-term and long-term compensation plans must contain both absolute and relative metrics
– Metrics must be measurable and realistic
– Long term compensation should be paid in stock, with a vesting period of at least three years
– Long term compensation must include a TSR metric
Approve Remuneration of Directors and Auditors	Case-by- case
Company Loans to Executives and Directors	Against
– Generally vote against company loans to executives and directors
Approve or Amend Severance Agreements/Change-in-Control Agreements	Case-by- case
Advisory Vote on Executive Compensation (“Say on Pay”) Frequency	For
– Vote FOR annual frequency
Capital Structure
Approve an Increase in Authorized Common Shares or Preferred Shares	Case-by- case
Authorize New Class of Preferred Stock (USA)	Case-by- case
– Vote against if the board has unlimited rights to set the terms and conditions of the shares (known as “blank check” preferred stock).
Approve Issuance of Warrants/Convertible Debentures (USA)	Case-by- case
– Vote against if the warrants/debentures, when exercised, would exceed ‘10’ percent of current outstanding voting rights.
Authorize Issuance of Equity or Equity-Linked Securities with Preemptive Rights	Case-by- case
Share Repurchase Programs	Case-by- case
We generally support share repurchase programs if the stock is trading below the company’s net asset value and there is no better use for the capital
Approve Special Dividends	For
Approve Stock Split	For
Approve Reverse Stock Split	Case-by- case
Generally approve, but vote against if the company does not intend to proportionally reduce the number of authorized shares.
Authorize Issuance of Bonds/Debentures (Global)	Case-by- case
Approve Issuance of Shares for a Private Placement	Case-by- case
– Vote against if (1) The shares have superior voting rights OR (2) The stock would be issued at a discount to the fair market value.
Clawback of Incentive Payments	Case-by- case
We are in favor of clawback of incentive payments in the event of fraud or accounting misstatements.
CBRE Investment Management Listed Real Assets | Global Proxy Voting Policy	Appendix B-5

ITEM	Vote
Shareholder Proposals
Proxy Access	For
In favor of proxy access, with some brackets around ownership. In order to nominate a person to a board via the company’s proxy card, the shareholder or group must possess the following criteria
– Own no less than 3% of the shares for 3 consecutive years, if the group consists of 5 or fewer shareholders
– Own no less than 5% of the shares for 3 consecutive years, if the group is over 5 but less than 10 shareholders
Shareholder Proposal to Amend Bylaws	For
In favor of a shareholder proposal to amend bylaws, with some brackets around ownership. In order to submit a proposal to amend bylaws, the shareholder or group must possess the following criteria:
– Own no less than 1% of the shares for at least 1 year
Adopt, Renew or Amend Shareholder Rights Plan (Poison Pill)	Against
– Vote against if (1) The proposal is binding rather than precatory (advisory) OR (2) The proposal seeks to redeem the current rights plan (and does not ask for a shareholder vote).
Submit or Amend Severance Agreement (Change-in-Control) to Shareholder Vote	Against
– Vote against if the company has already adopted a policy limiting golden parachutes.
Establish Cumulative Voting of Directors	Case-by- case
We are generally against cumulative voting, since we are in favor of proxy access to nominate alternate board members
Political contributions	Case-by- case
We are in favor of the disclosure of political contributions. We treat shareholder proposals on political contributions on a case-by-case basis.
Reimburse proxy contest expenses	Case-by- case
We are generally against the reimbursement of shareholder proxy contest expenses
Environmental Matters	Case-by- case

We strongly support disclosure of information surrounding a company’s ESG efforts, and disclosure of items such as energy and water usage, GHG emissions, renewable energy initiatives, and energy targets, but we review shareholder proposals case-by-case

Auditors
Ratify Auditors	For

Generally in favor of reappointing auditors unless we question the auditor’s opinion due to items such as a serious material weakness, an opinion which we deem to be inaccurate or excessive non-audit fees

Authorize Board to Fix Remuneration of External Auditor(s)	For
Approve Special Auditors Report Regarding Related Party Transactions	For
Approve Remuneration of Directors and Auditors	Case-by- case
Miscellaneous
Approve Listing of Shares on a Secondary Exchange	Case-by- case
– Vote against if (1) The change would result in the company being listed only on an unregulated exchange OR if (2) This proposal would completely de-list the company.
Approve Merger Agreement	Case-by- case
– Vote against if the company failed to directly or indirectly through a financial advisor contact other potential buyers as a “market check” before agreeing to the proposed deal being voted on.
Call Special Meeting of Shareholders	For
END OF POLICY
CBRE Investment Management Listed Real Assets | Global Proxy Voting Policy	Appendix B-6